FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 6, 2015 and is executed and delivered by and among THE WHITEWAVE FOODS COMPANY, a Delaware corporation (the “Company”), WHITEWAVE INTERNATIONAL HOLDINGS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg with its registered office at 6, rue Jean Monnet, L-2180 Luxembourg and registered with the Lux Register under number B149.335 and having a share capital of €512,500 (the “Lux Borrower”, and together with the Company, the “Borrowers”), the Guarantors party hereto, the Lenders and Voting Participants party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”). Except as otherwise set forth herein, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).

RECITALS

A.    Reference is made to that certain Credit Agreement, dated as of October 12, 2012, by and among the Company, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent, as amended by the First Amendment to Credit Agreement, dated as of November 28, 2012, the Second Amendment to Credit Agreement, dated as of January 2, 2014 and the Third Amendment to Credit Agreement, dated as of August 29, 2014 (as further amended, modified, supplemented or extended from time to time prior to the date hereof, the “Existing Credit Agreement”).

B.    The Loan Parties have requested certain amendments to the Existing Credit Agreement as provided herein, including to (i) extend the maturity dates applicable to the Loans under the Existing Credit Agreement and (ii) increase the aggregate outstanding principal amount of the Term A-1 Loan and the Term A-2 Loan, with such amendments not constituting a novation of the Existing Credit Agreement (the Existing Credit Agreement, as amended hereby, the “Credit Agreement”).

C.    The Lenders, the Voting Participants and the Administrative Agent have agreed to these requests, but only upon and subject to the terms and conditions set forth herein.

AGREEMENT

1.    Amendment.
(a)    Effective upon satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Annex I attached hereto. The Schedules to the Credit Agreement are hereby amended and restated in their entirety in the form of the Schedules attached at Annex II attached hereto. The Exhibits to the Credit Agreement are hereby amended and restated in their entirety in the form of the Exhibits attached at Annex III attached hereto. As so amended, the Credit Agreement shall continue in full force and effect.
(b)    The parties hereto each hereby agree that, at such time as this Amendment shall have become effective pursuant to the terms of Section 2, (a) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by the Credit Agreement, and (b) the Commitments and Loans under the Existing Credit Agreement and as defined therein automatically shall be continued as Commitments and Loans under the Credit Agreement, as set forth therein. The Credit Agreement is not a novation of the Existing Credit Agreement.
2.    Effectiveness; Conditions Precedent. This Amendment shall be effective on the date hereof (the “Fourth Amendment Effective Date”) upon the satisfaction of all of the conditions set forth in this Section 2:
(a)    Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Guarantors, the Administrative Agent, each Lender (after giving effect to assignments by Exiting Lenders under Section 10 hereof) and each Voting Participant.

(b)    Opinions of Counsel. The Administrative Agent shall have received favorable opinions of legal counsel to the Company, the Lux Borrower and the other Loan Parties, addressed to the Administrative Agent, each Lender and each Voting Participant, dated as of the date hereof, and in form and substance reasonably satisfactory to the Administrative Agent.

(c)    Organization Documents, Resolutions, Etc. The Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)    copies of the Organization Documents of each Loan Party, certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the date hereof;

(ii)    resolutions of the board of directors or similar governing body of each of the Loan Parties approving and authorizing the execution, delivery and performance of this Amendment and any other Loan Documents executed as of the Fourth Amendment Effective Date to which it is a party, in each case certified as of the Fourth Amendment Effective Date by its secretary or assistant secretary as being in full force and effect without revocation, modification or amendment;

(iii)     incumbency certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party and any certificate or other document to be delivered by such Loan Party pursuant to the Loan Documents to which it is a party; and

(iv)    such good standing certificates (to the extent applicable) as the Administrative Agent may reasonably require of each Loan Party as of a recent date prior to the Fourth Amendment Effective Date from the applicable Governmental Authority of such Loan Party’s jurisdiction of organization or formation;

provided that, in the case of the Lux Borrower, the Administrative Agent shall have received a copy of a formalities certificate signed by an authorised signatory of Lux Borrower attaching:

(i)     a copy of the up-to-date articles of association of the Lux Borrower;

(ii)     an excerpt of the Lux Register dated no earlier than the Fourth Amendment Effective Date;

(iii)     a negative certificate from the Lux Register dated no earlier than the Fourth Amendment Effective Date;

(iv)     a copy of a resolution of its managers (A) approving the terms of, and the transactions contemplated by, this Amendment and the Loan Documents to which it is a party and resolving that it execute this Amendment and the Loan Documents to which it is a party; (B) authorizing a specified person or persons to execute this Amendment and the Loan Documents to which it is a party on its behalf; and (C) authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Amendment and the Loan Documents to which it is a party;

(v) attaching a specimen of the signature of person(s) authorized by the resolution referred to in paragraph (iv) above who will execute this Amendment and a Loan Document or other document delivered under or in connection with this Amendment or any Loan Document;

(vi) containing a confirmation that borrowing, the Aggregate Revolving A Commitments would not cause any borrowing or similar limit binding on the Lux Borrower to be exceeded; and

(vii) certifying that each copy document relating to it specified in this Section 2 (Effectiveness; Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the Fourth Amendment Effective Date;

provided further that, with respect to any Guarantor party to the Existing Credit Agreement, (x) the matters referred to in clause (i) above may be evidenced by certifications that the items referenced in such clause have not been amended, repealed, modified or restated since the Third Amendment Effective Date (or such later date such Guarantor was joined as a Guarantor) and are accurately reflected in the certificates delivered on the Third Amendment Effective Date (or such later date), and (y) the matters referred to in clause (iii) above may be evidenced by certifications by a Responsible Officer that the Responsible Officers identified in the certificates delivered on the Third Amendment Effective Date (or such later date such Guarantor was joined as a Guarantor) are duly authorized to execute and deliver the Fourth Amendment and the other Loan Documents to which such Guarantor is a party and any certificate or other document to be delivered by such Guarantor pursuant to the Loan Documents to which it is a party.

(d)    Personal Property Collateral. The Administrative Agent shall have received:

(i)    UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s discretion, to perfect the Administrative Agent’s security interest in the Collateral (or evidence that such financing statements have been filed);

(ii)    all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity

Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of organization of such Person); and

(iii)    duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the United States registered intellectual property of the Company and the Guarantors (or the Administrative Agent shall be satisfied that such notices have been previously filed).

(e)    Flood Certifications. The Administrative Agent shall have received evidence as to (i) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if any such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Company and its Subsidiaries evidencing flood insurance in compliance with applicable law and otherwise satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Lenders.

(f)    Lender/Arranger Fees. The Company shall have paid (i) to the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) or CoBank, as applicable, for the account of each Lender, all agreed upfront fees due and payable to such Persons on the date hereof, and (ii) to the Administrative Agent and each of MLPFS, CoBank and JPM, as Lead Arrangers, all agreed fees due and payable to such Persons on the date hereof (including amounts payable pursuant to the Fee Letters).

(g)    Expenses. The Company shall have reimbursed the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (limited, in the case of fees and expenses of counsel, to the reasonable documented fees and expenses of Moore & Van Allen PLLC).

 (h)     No Material Adverse Effect.  There shall not have occurred since December 31, 2014 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

 (i)    No Material Litigation.  There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

 (j)     Financial Statements.  The Administrative Agent, on behalf of the Lenders, shall have received the unaudited financial statements for the Company and its Subsidiaries for the fiscal quarter ending June 30, 2015.

 (k)    Representations and Warranties; No Default.  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying that the representations and warranties set forth in Section 3 hereof shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects), except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects as of such earlier date) and, as of the date hereof, no Default shall exist, including after giving effect to this Amendment.

(l)    Farm Credit Equities.  With respect to the Term A-2 Loan, the Company shall have purchased Farm Credit Equities in CoBank, American AgCredit, PCA and any other relevant Farm Credit Lender in accordance with Section 7.12(a) of the Credit Agreement.

(m)    Patriot Act; Anti-Money Laundering Laws. The Company shall have provided the documentation and other information to the Lenders that are required by regulatory authorities under applicable “know your customer” rules and regulations, including the Patriot Act, to the extent the request was received by the Company at least three business days prior to the Fourth Amendment Effective Date.

Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender and Voting Participant that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or a Voting Participant unless the Administrative Agent shall have received notice from such Lender or Voting Participant prior to the date hereof specifying its objection thereto.

3.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders with respect to such Loan Party as follows:

(a)     as of the date hereof, after giving effect to this Amendment, no Default exists;

(b)     the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects as of such earlier date);

(c)    this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law; and

(d)    the execution, delivery and performance by such Loan Party of this Amendment has been duly authorized by all necessary corporate, limited liability company and, if required, stockholder action, and: (i) except as could not reasonably be expected to have a Material Adverse Effect, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) except as could not reasonably be expected to have a Material Adverse Effect, will not violate any Law applicable to the Company or any of its Restricted Subsidiaries, (iii) except as could not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Restricted Subsidiaries or its assets (except those as to which waivers or consents have been obtained), and (iv) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents.

4.    Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

5.    Binding on Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.    Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Amendment.

7.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The terms of Sections 11.14(b), (c) and (d) and Section 11.15 of the Credit Agreement with respect to submission of jurisdiction, venue, service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties agree to such terms.

8.    Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to only the specific subject matter hereof, and supersedes all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereof.

9.    Counterparts. This Amendment may be executed in one or more counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which counterparts taken together shall constitute but one and the same Amendment. Signatures by facsimile or electronic copy shall bind the parties hereto.

10.    Exiting Lenders; New Lenders.

(a)    Each entity executing this Amendment under the heading “Exiting Lender”, in their capacities as Lenders or Voting Participants under the Existing Credit Agreement and as defined therein (each an “Exiting Lender”), is signing this Amendment for the sole purpose of amending and restating the

Existing Credit Agreement and assigning its Commitments and outstanding Loans to the Lenders (other than the Exiting Lenders). Upon giving effect to this Amendment, the outstanding Loans of each Exiting Lender under the Existing Credit Agreement shall be fully assigned at par to Lenders under the Credit Agreement, the outstanding commitments of each Exiting Lender under the Existing Credit Agreement shall be fully assigned to Lenders under the Credit Agreement and such Exiting Lender shall not be a Lender under the Credit Agreement.

(b)    (i) Each entity executing this Amendment under the heading “New Lender” (collectively, the “New Lenders” and each, a “New Lender”) hereby agrees to provide a Commitment in the amount set forth on Schedule 2.01 attached hereto and the initial Applicable Percentage of each such New Lender shall be as set forth therein.

(ii)    Each New Lender (A) represents and warrants that (1) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (2) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Existing Credit Agreement, (3) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, and (4) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment; and (B) agrees that (1) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (2) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(iii)    The Company agrees that, as of the date hereof, each New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(iv)    The applicable address, facsimile number and electronic mail address of each New Lender for purposes of Section 11.02 of the Credit Agreement are as set forth in such New Lender’s Administrative Questionnaire delivered by such New Lender to the Administrative Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by such New Lender in a notice to the Administrative Agent.

(c)    All assignments effected pursuant to this Section 10 shall be deemed to comply with Section 11.06 of the Existing Credit Agreement.

11.    Post-Closing Obligations. The Loan Parties shall deliver to the Administrative Agent the items described in Annex IV hereto within the time frames specified therein.
12.     Expenses.  The Company agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment that are required to be paid pursuant to Section 11.04(a) of the Credit Agreement, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, counsel to the Administrative Agent.

13.     Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents.
14.     Affirmation of Liens. The Company and each Guarantor affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Security Agreement and the Mortgages) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.
15.    Guarantor Joinder. Wallaby Yogurt Company, Inc., a California corporation (the “New Guarantor”), hereby agrees to become a Guarantor pursuant to Section 7.10 of the Credit Agreement. Accordingly:
(a)    the New Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph (a), the New Guarantor hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof; and
(b)    the New Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph (b), the New Guarantor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), a continuing security interest in, and a right of set off against any and all right, title and interest of the New Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the New Guarantor in order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).
(c)    The New Guarantor hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Guarantor under Article IV of the Credit Agreement upon the execution of this Amendment by the New Guarantor.
(e)    The New Guarantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements)or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably deem necessary in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as "all personal property of the debtor, whether now owned or existing or owned, acquired or arising hereafter", "all assets of the debtor, whether now owned or existing or owned, acquired or arising hereafter" or words of similar meaning).

(f)    This Amendment shall constitute a Joinder Agreement under the Credit Agreement with respect to the New Guarantor.
16.    Designated Borrower Joinder. The Lux Borrower hereby agrees to become a Designated Borrower pursuant to Section 2.16 of the Credit Agreement. Accordingly:
(a)    The Lux Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and hereby ratifies, and agrees to be bound by, all representations and warranties, covenants, and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents, in each case, that are applicable to it.
(b)    Upon the effectiveness of this Amendment, the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Lux Borrower under the Credit Agreement and under each other applicable Loan Document.
(c)    Each of the Company and the Lux Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this joinder.
(d)    This Amendment shall constitute a Designated Borrower Joinder Agreement under the Credit Agreement with respect to the Lux Borrower.
17.    Release of Certain Mortgaged Property. The Administrative Agent, the Lenders and the Voting Participants hereby agree that (i) the Lien granted in favor of the Administrative Agent under the Loan Documents in the Mortgaged Properties identified on Annex V hereto (collectively, the “Released Properties”) shall automatically be released, and (ii) the Administrative Agent is authorized to execute and record (and following the Fourth Amendment Effective Date, shall execute and record) a release of mortgage, in form and substance reasonably acceptable to the Administrative Agent, to evidence such release. The Administrative Agent further agrees to execute and/or deliver to the Borrower, at the sole expense of the Borrower, any other releases of other liens, discharges, terminations and other release documentation reasonably requested by the Borrower in order to give evidence of the release contemplated by this Section 17.
18.    Disclaimer of Interest in Flood Zone Structures Located on Certain Mortgaged Property. The Administrative Agent, the Lenders and the Voting Participants hereby disclaim and release any security interest or Lien upon the following buildings and improvements located on that certain real property owned by Natural Selection Foods, LLC with the address of 1721 San Juan Highway, San Juan Bautista, California: (i) that certain approximately 800 square foot pumphouse, (ii) that certain approximately 18,386 square foot plastic extrusion building and (iii) that certain approximately 500 square foot guardhouse, in each case located on or near the southwest boundary of such real property and to the east of the San Juan Highway (collectively the buildings and improvements described in the foregoing clauses (i), (ii) and (iii) referred to as the “Disclaimed Improvements”), and (ii) the Administrative Agent is authorized to execute and record (and following the Fourth Amendment Effective Date, shall execute and record) a disclaimer or release of the Disclaimed Improvements in the real estate records for San Benito County, California, in form and substance reasonably acceptable to the Administrative Agent. If within ninety (90) days following the date hereof, the Administrative Agent in its sole discretion determines that the Disclaimed Improvements are material to the business of the Loan Parties or that flood hazard insurance with respect to the Disclaimed Improvements is required to comply with The National Flood Insurance Reform Act of 1994 and the rules and regulations promulgated thereunder (in each case as amended, supplemented or otherwise modified from time to time, the “Flood Act”), the Company hereby agrees to obtain flood hazard insurance with respect to the Disclaimed Improvements, on such terms and in such amounts as required by The Flood Act and, in connection therewith, the Loan Parties shall execute and deliver a Mortgage (or an amendment to the applicable existing Mortgage) granting a Lien and security interest on such buildings and improvements to the Administrative Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

BORROWERS:                THE WHITEWAVE FOODS COMPANY,
a Delaware corporation

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Vice President – Treasurer & Investor Relations

WHITEWAVE INTERNATIONAL HOLDINGS S.À.R.L.,
a private limited liability company (société à responsabilité
limitée) incorporated and existing under the laws of
Luxembourg with its registered office at 6, rue Jean
Monnet, L-2180 Luxembourg

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Authorized Person

GUARANTORS:            CREAMER NATION, LLC,
a Delaware limited liability company

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

HORIZON ORGANIC DAIRY, LLC,
a Delaware limited liability company

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

SILK OPERATING COMPANY, LLC,
a Delaware limited liability company

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

WHITEWAVE SERVICES, INC.,
a Delaware corporation

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

WWF OPERATING COMPANY,
a Delaware corporation

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

EB SAV INC., a Delaware corporation
a Delaware corporation

By: /s/ Roger E. Theodoredis
Name:    Roger E. Theodoredis
Title:    Treasurer and Secretary

EARTHBOUND HOLDINGS I, LLC,
a Delaware limited liability company

By: /s/ Roger E. Theodoredis
Name:    Roger E. Theodoredis
Title:    Sole Manager

EARTHBOUND HOLDINGS II, LLC,
a Delaware limited liability company

By: /s/ Roger E. Theodoredis
Name:    Roger E. Theodoredis
Title:    Sole Manager

EARTHBOUND HOLDINGS III, LLC,
a Delaware limited liability company

By: /s/ Roger E. Theodoredis
Name:    Roger E. Theodoredis
Title:    Sole Manager

NATURAL SELECTION FOODS
MANUFACTURING, LLC,
a California limited liability company

By: /s/ Roger E. Theodoredis
Name:    Roger E. Theodoredis
Title:    Sole Manager

EARTHBOUND FARM, LLC,
(formerly NATURAL SELECTION FOODS, LLC),
a Delaware limited liability company

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

EARTHBOUND PACKAGING PARTNERS LLC
(formerly SUSTAINABLE PACKAGING PARTNERS
LLC), a Delaware limited liability company

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

WHITEWAVE EQUIPMENT LEASING, LLC,
a Delaware limited liability company

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Chief Financial Officer and Treasurer

TURTLE MOUNTAIN, LLC,
a Delaware limited liability company

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

VEGA US, LLC, a Delaware limited liability company

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

WALLABY YOGURT COMPANY, INC.,
a California corporation

By: /s/ David C. Oldani
Name:    David C. Oldani
Title:    Treasurer

ADMINISTRATIVE
AGENT:                    BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Joan Mok
Name:    Joan Mok
Title:    Vice President

LENDERS:                    BANK OF AMERICA, N.A.,
as a Lender, an L/C Issuer and the
Swing Line Lender

By: /s/ Nicholas Cheng
Name:    Nicholas Cheng
Title:    Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender and an L/C Issuer

By: /s/ Dana J. Moran
Name:    Dana J. Moran
Title:    Vice President

COBANK, FCB,
as a Lender

By: /s/ Hal Nelson
Name:    Hal Nelson
Title:    Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By: /s/ Andrew M. Widmer
Name:    Andrew M. Widmer
Title:    Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK, B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH, as a
Lender

By: /s/ Lina A. Garcia
Name:    Lina A. Garcia
Title:    Executive Director

By: /s/ Pamela Beal
Name:    Pamela Beal
Title:    Executive Director

SUNTRUST BANK,
as a Lender

By: /s/ Tesha Winsolw
Name:    Tesha Winslow
Title:    Director

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By: /s/ Kaye Ea
Name:    Kaye Ea
Title:    Managing Director

By: /s/ Gordon Yip
Name:    Gordon Yip
Title:    Director

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Jean Frammolino
Name:    Jean Frammolino
Title:    Vice President

HSBC BANK plc,
as a Lender

By: /s/ Matthew Ashcroft
Name:    Matthew Ashcroft
Title:    Associate Director, CCO

TD BANK, N.A.,
as a Lender

By: /s/ Alan Garson
Name:    Alan Garson
Title:    Senior Vice President

THE BANK OF TOKYO –MITSUBISHI
UFJ, LTD.,
as a Lender

By: /s/ Harumi Kambara
Name:    Harumi Kambara
Title:    Authorized Signatory

BMO HARRIS FINANCING, INC.,
as a Lender

By: /s/ Andre Bonakdar
Name:    Andre Bonakdar
Title:    Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Philip K. Liebscher
Name:    Philip K. Liebscher
Title:    Senior Vice President

COMPASS BANK,
as a Lender

By: /s/ Daniel Feldman
Name:    Daniel Feldman
Title:    Vice President

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By: /s/ Bradford F. Scott
Name:    Bradford F. Scott
Title:    Senior Vice President

CAPITAL ONE, N.A.,
as a Lender

By: /s/ Kiel Johnson

Name:    Kiel Johnson
Title:    Vice President

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Michael King
Name:    Michael King
Title:    Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By: /s/ Robert Hetu
Name:    Robert Hetu
Title:    Authorized Signatory

By: /s/ Stefan Dickenmann
Name:    Stefan Dickenmann
Title:    Authorized Signatory

CITIZENS BANK, N.A.,
(F/K/A RBS CITIZENS, N.A.), as a Lender

By: /s/ David C. Kilpatrick
Name:    David C. Kilpatrick
Title:    Director

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By: /s/ James D. Weinstein
Name:    James D. Weinstein
Title:    Managing Director

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Molly Drennan
Name:    Molly Drennan
Title:    Senior Vice President

KEYBANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Thomas A. Crandell
Name:    Thomas A. Crandell
Title:    Senior Vice President

FIRST MIDWEST BANK,
as a Lender

By: /s/ Chris Sabino
Name:    Chris Sabino
Title:    Commercial Loan Officer

VOTING PARTICIPANTS:            1st FARM CREDIT SERVICES, FLCA,
as a Voting Participant

By: /s/ Lee Fuchs
Name:    Lee Fuchs
Title:    Vice President, Capital Markets Group

AGCOUNTRY FARM CREDIT SERVICES,
FLCA, as a Voting Participant

By: /s/ Nicole Schwartz
Name:    Nicole Schwartz
Title:    Vice President

AGSTAR FINANCIAL SERVICES, FLCA,
as a Voting Participant

By: /s/ Graham J. Dee
Name:    Graham J. Dee
Title:    AVP Capital Markets

BADGERLAND FINANCIAL, FLCA,
as a Voting Participant

By: /s/ Kenneth H. Rue
Name:    Kenneth H. Rue
Title:    VP - Capital Markets

FRESNO-MADERA PRODUCTION CREDIT
ASSOCIATION, as a Voting Participant

By: /s/ Daniel W. Kiggens
Name:    Daniel W. Kiggens
Title:    Senior Vice President

NORTHWEST FARM CREDIT SERVICES,
FLCA, as a Voting Participant

By: /s/ Casey Kinzer
Name:    Casey Kinzer
Title:    Vice President

YOSEMITE LAND BANK, FLCA,
as a Voting Participant

By: /s/ Les Crutcher
Name:    Les Crutcher
Title:    Executive VP and Chief Credit Officer

FARM CREDIT WEST, FLCA,
as a Voting Participant

By: /s/ Ben Madonna
Name:    Ben Madonna
Title:    Vice President

AGCHOICE FARM CREDIT, FLCA,
as a Voting Participant

By: /s/ Joshua L. Larock
Name:    Joshua L. Larock
Title:    Vice President

FARM CREDIT BANK OF TEXAS,
as a Voting Participant

By: /s/ Luis M. H. Requejo
Name:    Luis M. H. Requejo
Title:    Director Capital Markets

FARM CREDIT MID-AMERICA, FLCA
(f/k/a FARM CREDIT SERVICES OF MID-AMERICA, FLCA),
as a Voting Participant

By: /s/ Ralph M. Bowman
Name:    Ralph M. Bowman
Title:    Vice President Capital Markets

GREENSTONE FARM CREDIT SERVICES,
ACA, FLCA,
as a Voting Participant

By: /s/ Jeff Pavlik
Name:    Jeff Pavlik
Title:    Vice President

FARM CREDIT SERVICES OF
AMERICA, FLCA,
as a Voting Participant

By: /s/ Curt A. Brown
Name:    Curt A. Brown
Title:    Vice President

GOLDEN STATE FARM CREDIT, FLCA,
as a Voting Participant

By: /s/ Randy Tos
Name:    Randy Tos
Title:    Senior Vice President

UNITED FCS, FLCA (d/b/a FCS COMMERCIAL
FINANCE GROUP),
as a Voting Participant

By: /s/ Warren Shoen
Name:    Warren Shoen
Title:    Senior Vice President

FARM CREDIT OF NEW MEXICO, FLCA
(a wholly owned subsidiary of FARM CREDIT OF
NEW MEXICO, ACA), as a Voting Participant

By: /s/ Clarisse Shiver
Name:    Clarisse Shiver
Title:    Vice President – Credit Manager

AGFIRST FARM CREDIT BANK,
as a Voting Participant

By: /s/ Neda K. Beal
Name:    Neda K. Beal
Title:    Vice President

NEW LENDERS:                INDUSTRIAL AND COMMERCIAL BANK
OF CHINA LTD., NEW YORK BRANCH,
as a Lender

By: /s/ Pinyen Shih
Name:    Pinyen Shih
Title:    Executive Director

By: /s/ Hsiwei Chen
Name:    Hsiwei Chen
Title:    Vice President

BARCLAYS PLC,
as a Lender

By: /s/ Christopher Lee
Name:    Christopher Lee
Title:    Vice President

FIFTH THIRD BANK,
as a Lender

By: /s/ Nicholas D. Haas
Name:    Nicholas D. Haas
Title:    Assistant Vice President

THE BANK OF EAST ASIA, LIMITED,
NEW YORK BRANCH, as a Lender

By: /s/ James Hua
Name:    James Hua
Title:    Senior Vice President

By: /s/ Kitty Sin
Name:    Kitty Sin
Title:    Senior Vice President

BANCO DE SABADELL, S.A. –
MIAMI BRANCH, as a Lender

By: /s/ Julián Fernández
Name:    Julián Fernández
Title:    EVP – CAO & Head of Private Banking

AMERICAN AGCREDIT, PCA,
as a Lender

By: /s/ Bradley K. Leafgren
Name:    Bradley K. Leafgren

THE WHITEWAVE FOODS COMPANY
FOURTH AMENDMENT TO CREDIT AGREEMENT

Title:    Vice President

THE WHITEWAVE FOODS COMPANY
FOURTH AMENDMENT TO CREDIT AGREEMENT

EXITING LENDER:                AMERICAN AGCREDIT, FLCA,
as an Exiting Lender

By: /s/ Bradley K. Leafgren
Name:    Bradley K. Leafgren
Title:    Vice President

FARM CREDIT SERVICES SOUTHWEST, PCA,
as a Lender

By: /s/ Timothy R. Konor
Name:    Timothy R. Kensinger
Title:    Vice President

AGSTAR FINANCIAL SERVICES, PCA,
as an Existing Lender

By: /s/ Timothy F. McNamara
Name:    Timothy F. McNamara
Title:    Associate Vice President – Capital Markets

THE WHITEWAVE FOODS COMPANY
FOURTH AMENDMENT TO CREDIT AGREEMENT

ANNEX I

Credit Agreement

See attached.

ANNEX I

CREDIT AGREEMENT
Dated as of October 12, 2012
among
THE WHITEWAVE FOODS COMPANY,
as the Company,
CERTAIN SUBSIDIARIES OF THE COMPANY IDENTIFIED HEREIN,
as the Designated Borrowers,
THE SUBSIDIARIES OF THE COMPANY IDENTIFIED HEREIN,
as the Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,
COBANK, ACB,
COÖPERATIEVE CENTRALE
RAIFFEISEN – BOERENLEENBANK, B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH,
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,
HSBC BANK USA, NATIONAL ASSOCIATION,
SUNTRUST BANK,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
TD BANK, N.A., and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,
BMO HARRIS BANK N.A.,
PNC BANK, NATIONAL ASSOCIATION,
BRANCH BANKING AND TRUST COMPANY and
COMPASS BANK
as Co-Senior Managing Agents
and
THE OTHER LENDERS PARTY HERETO
Arranged by:
BANK OF AMERICA MERRILL LYNCH
J.P. MORGAN SECURITIES LLC,
COBANK, ACB,
COÖPERATIEVE CENTRALE

RAIFFEISEN – BOERENLEENBANK, B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH,
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,
HSBC BANK USA, NATIONAL ASSOCIATION,
SUNTRUST ROBINSON HUMPHREY, INC.,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
TD BANK, N.A., and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers for the Revolving Loans and the Term A-1 Loan
BANK OF AMERICA MERRILL LYNCH and
COBANK, ACB,
J.P. MORGAN SECURITIES LLC,
AMERICAN AGCREDIT, PCA,
as Joint Lead Arrangers for the Term A-2 Loan

BANK OF AMERICA MERRILL LYNCH and
COBANK, ACB,
J.P. MORGAN SECURITIES LLC,
AMERICAN AGCREDIT, PCA,
as Co-Bookrunners for the Revolving Loans, Term A-1 Loan and Term A-2 Loan

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms.	1
1.02	Other Interpretive Provisions.	38
1.03	Accounting Terms.	39
1.04	Rounding.	41
1.05	Times of Day.	41
1.06	Letter of Credit Amounts.	41
1.07	Exchange Rates; Currency Equivalents.	41
1.08	Additional Alternative Currencies.	42
1.09	Change of Currency.	43
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		43
2.01	Revolving Loans and Term Loans.	43
2.02	Borrowings, Conversions and Continuations of Loans.	48
2.03	Letters of Credit.	50
2.04	Swing Line Loans.	60
2.05	Prepayments.	63
2.06	Termination or Reduction of Revolving Commitments.	68
2.07	Repayment of Loans.	69
2.08	Interest.	69
2.09	Fees.	70
2.1	Computation of Interest and Fee.	71
2.11	Evidence of Debt.	71
2.12	Payments Generally; Administrative Agent’s Clawback.	72
2.13	Sharing of Payments by Lenders.	74
2.14	Cash Collateral.	75
2.15	Defaulting Lenders.	76
2.16	Designated Borrowers.	79
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		80
3.01	Taxes.	80
3.02	Illegality.	86
3.03	Inability to Determine Rates.	86
3.04	Increased Costs.	87
3.05	Compensation for Losses.	89
3.06	Mitigation Obligations; Replacement of Lenders.	90
3.07	Survival.	91
3.08	Withholding Taxes.	91
ARTICLE IV GUARANTY		91
4.01	The Guaranty.	91
4.02	Obligations Unconditional.	91
4.03	Reinstatement.	92

i

4.04	Certain Additional Waivers.	93
4.05	Remedies.	93
4.06	Rights of Contribution.	93
4.07	Guarantee of Payment; Continuing Guarantee.	94
4.08	Keepwell.	94
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		95
5.01	Conditions to Effectiveness.	95
5.02	Conditions to Initial Extension of Credit.	96
5.03	Conditions to all Credit Extensions.	99
ARTICLE VI REPRESENTATIONS AND WARRANTIES		100
6.01	Organization; Powers.	100
6.02	Authorization; Enforceability.	101
6.03	Governmental Approvals; No Conflicts.	101
6.04	Financial Condition; No Material Adverse Change.	101
6.05	Properties.	102
6.06	Litigation and Environmental Matters.	102
6.07	Compliance with Laws.	102
6.08	Investment Company Status.	102
6.09	Taxes.	103
6.1	ERISA.	103
6.11	Disclosure.	103
6.12	Solvency.	103
6.13	Security Interests in Collateral.	104
6.14	Labor Disputes.	104
6.15	No Default.	104
6.16	Federal Reserve Regulations.	104
6.17	Business Locations; Taxpayer Identification Number.	104
6.18	OFAC; Anti-Corruption Laws.	105
6.19	Insurance.	105
6.2	Representations as to Foreign Obligors.	105
ARTICLE VII AFFIRMATIVE COVENANTS		106
7.01	Financial Statements and Other Information.	106
7.02	Notices of Material Events.	109
7.03	Existence; Conduct of Business.	109
7.04	Payment of Obligations.	110
7.05	Maintenance of Properties.	110
7.06	Books and Records; Inspection Rights.	110
7.07	Compliance with Laws.	110
7.08	Use of Proceeds.	110
7.09	Insurance.	111
7.1	Subsidiary Guarantors; Pledges; Collateral; Further Assurances.	112
7.11	Anti-Corruption Laws.	114
7.12	Farm Credit Equities and Security.	114

ARTICLE VIII NEGATIVE COVENANTS		115
8.01	Indebtedness.	115
8.02	Liens.	117
8.03	Fundamental Changes.	119
8.04	Investments, Loans, Advances and Acquisitions.	120
8.05	Asset Sales.	122
8.06	Sale and Leaseback Transactions.	124
8.07	Restricted Payments.	124
8.08	Transactions with Affiliates.	125
8.09	Restrictive Agreements.	125
8.1	Subordinated Indebtedness and Amendments to Subordinated Indebtedness.	127
8.11	Financial Covenants.	127
8.12	Sanctions; Anti-Corruption Laws.	127
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		128
9.01	Events of Default.	128
9.02	Remedies Upon Event of Default.	130
9.03	Application of Funds.	131
ARTICLE X ADMINISTRATIVE AGENT		132
10.01	Appointment and Authority.	132
10.02	Rights as a Lender.	133
10.03	Exculpatory Provisions.	133
10.04	Reliance by Administrative Agent.	134
10.05	Delegation of Duties.	134
10.06	Resignation of Administrative Agent.	134
10.07	Non-Reliance on Administrative Agent and Other Lenders.	136
10.08	No Other Duties; Etc.	136
10.09	Administrative Agent May File Proofs of Claim.	136
10.1	Collateral and Guaranty Matters.	138
10.11	Secured Cash Management Agreements and Secured Hedge Agreements.	139
ARTICLE XI MISCELLANEOUS		139
11.01	Amendments, Etc.	139
11.02	Notices; Effectiveness; Electronic Communications.	143
11.03	No Waiver; Cumulative Remedies; Enforcement.	145
11.04	Expenses; Indemnity; Damage Waiver.	146
11.05	Payments Set Aside.	149
11.06	Successors and Assigns.	150
11.07	Treatment of Certain Information; Confidentiality.	156
11.08	Rights of Setoff.	157
11.09	Interest Rate Limitation.	158
11.1	Counterparts; Integration; Effectiveness.	158
11.11	Survival of Representations and Warranties.	158
11.12	Severability.	159
11.13	Replacement of Lenders.	159

11.14	Governing Law; Jurisdiction; Etc.	160
11.15	Waiver of Jury Trial.	161
11.16	No Advisory or Fiduciary Responsibility.	161
11.17	Electronic Execution of Assignments and Certain Other Documents.	162
11.18	USA PATRIOT Act Notice.	162
11.19	Judgment Currency.	162
11.2	Release of Collateral and Guaranty Obligations.	163
11.21	Designated Borrowers Not Liable for Obligations of other Loan Parties.	164
11.22	Entire Agreement.	164

SCHEDULES
2	Commitments and Applicable Percentages
6	Subsidiaries
6	Intellectual Property
6.17(a)	Locations of Real Property
6.17(b)	Location of Chief Executive Office, Taxpayer Identification Number, Etc.
6.17(c)	Changes in Legal Name, State of Formation and Structure
6	Insurance
8	Indebtedness Existing on the Fourth Amendment Effective Date
8	Liens Existing on the Fourth Amendment Effective Date
8	Investments Existing on the Fourth Amendment Effective Date
8	Restrictive Agreements Existing on the Fourth Amendment Effective Date
11	Certain Addresses for Notices
11.06(e)	Voting Participants

EXHIBITS

1.01(a)	Form of Secured Party Designation Notice
2	Form of Incremental Term Loan Agreement
2	Form of Loan Notice
2	Form of Swing Line Loan Notice
2.11(a)	Form of Note
2.16-1	Form of Designated Borrower Request
2.16-2	Form of Designated Borrower Joinder Agreement
3	Forms of U.S. Tax Compliance Certificates
7	Form of Compliance Certificate
7	Form of Joinder Agreement
11.06(b)	Form of Assignment and Assumption
11.06(b)(iv)	Form of Administrative Questionnaire

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of October 12, 2012 among THE WHITEWAVE FOODS COMPANY, a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.16 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
The Company has requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Accepting Lender” has the meaning specified in Section 11.01.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent Fee Letter” means the letter agreement, dated October 8, 2015 among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06(b)(iv) or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, and (b) none of the Restricted Subsidiaries of the Company shall be considered Affiliates. For purposes hereof, all Unrestricted Subsidiaries shall be considered Affiliates of the Company and its Restricted Subsidiaries.
“Agents” means the Administrative Agent and the Syndication Agent.
“Aggregate Revolving A Commitments” means the Revolving A Commitments of all the Revolving A Lenders. The initial amount of the Aggregate Revolving A Commitments in effect on the Fourth Amendment Effective Date is $980,000,000.
“Aggregate Revolving B Commitments” means the Revolving B Commitments of all the Revolving B Lenders. The initial amount of the Aggregate Revolving B Commitments in effect on the Fourth Amendment Effective Date is $20,000,000.
“Agreement” means this Credit Agreement.
“Alternative Currency” means each of Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.08.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving A Commitments and $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.
“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving A Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving A Commitments represented by such Lender’s Revolving A Commitment at such time; provided that if the commitment of each Lender to make Revolving A Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving A Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments, (b) with respect to such Lender’s Revolving B Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving B Commitments represented by such Lender’s Revolving B Commitment at such time; provided that if the commitment of each Lender to make Revolving B Loans has been terminated pursuant to Section 9.02 or if the Aggregate Revolving B Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments; and (c) with respect to such Lender’s portion of an outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Loan held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15.
“Applicable Pledge Percentage” means 100% in the case of a pledge of Equity Interests of a Restricted Subsidiary which is a Domestic Subsidiary and 66% in the case of a pledge of Equity Interests of a Restricted Subsidiary which is a Foreign Subsidiary.
“Applicable Rate” means (a) with respect to an Incremental Term Loan, the percentage(s) per annum set forth in the applicable Incremental Term Loan Agreement and (b) with respect to any other Loans, the commitment fee payable pursuant to Section 2.09(b) and the Letter of Credit Fee, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(c):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Letters of Credit	LIBOR Rate Loans		Base Rate Loans
				Revolving Loans and Term A-1 Loan	Term A-2 Loan	Revolving Loans and Term A-1 Loan	Term A-2 Loan
1	< 1.50:1	0.20%	1.00%	1.00%	1.50%	0.00%	0.50%
2	≥ 1.50:1 but < 2.50:1	0.25%	1.25%	1.25%	1.50%	0.25%	0.50%
3	≥ 2.50:1 but < 3.50:1	0.30%	1.50%	1.50%	1.75%	0.50%	0.75%
4	≥ 3.50:1 but < 4.00:1	0.35%	1.75%	1.75%	2.00%	0.75%	1.00%
5	≥ 4.00:1	0.40%	2.00%	2.00%	2.25%	1.00%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.01(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Fourth Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(c) for the fiscal quarter ending December 31, 2015 shall be determined based upon Pricing Tier 5.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicable Warrant Transaction Reduction Amount” means, at any date of determination, the aggregate amount of all cash payments made by the Company and its Restricted Subsidiaries during the twenty-four month period preceding such date in connection with the settlement of a Warrant Transaction solely to the extent the Company did not have the option of satisfying such payment obligation through the issuance of capital stock; provided, however, that any such payment made during any time that the Consolidated Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such payment) did not exceed 3.75 to 1.0 shall be excluded from the calculation of the “Applicable Warrant Transaction Reduction Amount”.
“Applicant Borrower” has the meaning specified in Section 2.16.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, CoBank ACB and each other financial institution listed as a Joint Lead Arranger and Co-Bookrunner on the cover page hereto, in each case, in their capacities as joint lead arrangers and co-bookrunners.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Asset Sale” means any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Restricted Subsidiary, other than (i) Excluded Dispositions and Specified Sales, (ii) sales, transfer or dispositions described in Section 8.05(b), 8.05 (c), 8.05(d), 8.05(f), 8.05(g) or 8.05(h) and (iii) any Equity Issuance.
“Attributed Principal Amount” means, on any day, with respect to any Permitted Receivables Financing entered into by the Company or any Guarantor, the aggregate amount (with respect to any such transaction, the “Invested Amount”) paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year, including the notes thereto.
“Availability Period” means (a) with respect to the Revolving A Commitments, the period from and including the Initial Funding Date to the earliest of (i) the Revolving A Credit Maturity Date, (ii) the date of termination of the Aggregate Revolving A Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving A Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02, and (b) with respect to the Revolving B Commitments, the period from and including the Initial Funding Date to the earliest of (i) the Revolving B Credit Maturity Date, (ii) the date of termination of the Aggregate Revolving B Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving B Loans pursuant to Section 9.02.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the LIBOR Base Rate plus 1.0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. Base Rate Loans are only available to the Company and shall only be denominated in Dollars.
“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 7.01.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market; (b) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a LIBOR Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
“Capital Lease Obligations” means the aggregate principal component of capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.
“Capped Call Transactions” means one or more call options referencing the Company’s Equity Interests purchased by the Company (or a Restricted Subsidiary) in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding) and limiting the amount deliverable to the Company (or a Restricted Subsidiary) upon exercise thereof based on a cap or upper strike price (howsoever defined).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in (1) commercial paper and variable or fixed rate notes issued by (A) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (B) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank described in this clause (b) being an “Approved Bank”) (or by the parent company thereof) or (2) any commercial paper or variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s, and in each case maturing within 270 days from the date of acquisition thereof;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Approved Bank;
(d)    repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above;
(e)    auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s with a maximum maturity of one year, for which the reset date will be used to determine the maturity date;
(f)    money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(g)    other investments made by Foreign Subsidiaries for cash management purposes in any jurisdiction outside the United States where the Company or its Subsidiaries conduct business that are classified as “cash equivalents” in accordance with GAAP.
“Cash Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Lender (or Affiliate of a Lender) that is a party to a Cash Management Agreement with a Loan Party or any Restricted Subsidiary.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines or directives thereunder or issued in connection therewith and (ii) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following: (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee or director benefit plan or stock plan of the Company or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of more than 35% of the voting power of the capital stock of the Company, entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis; (2) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; (3) a “change of control” or similar event under the documentation evidencing any Material Indebtedness; or (4) the Company fails to own, directly or indirectly, 100% of the Equity Interests of each Designated Borrower. Notwithstanding the foregoing, a Person shall not be deemed to have beneficial ownership of capital stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Class”, when used in reference to any Loan, Borrowing, Lender or Commitment, (a) refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving A Loans, Revolving B Loans, the Term A-1 Loan or the Term A-2 Loan, (b) refers to whether such Commitment is a Revolving A Commitment, Revolving B Commitment, Term A-1 Loan Commitment or Term Loan A-2 Commitment, and (c) refers to whether such Lender is a Revolving A Lender, Revolving B Lender, Term A-1 Lender or Term A-2 Lender, as applicable.
“Closing Date” means October 12, 2012.
“CoBank” means CoBank, ACB and its successors.
“CoBank Fee Letter” means the letter agreement, dated October 8, 2015 between the Company and CoBank.
“Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. In no event shall “Collateral” include any Excluded Property.

“Collateral Documents” means a collective reference to the Security Agreement, the Mortgages and other security documents as may be executed and delivered by the Company or any Guarantor pursuant to the terms of Section 7.10 or any of the Loan Documents.
“Commitment” means, as to each Lender, the Revolving A Commitment of such Lender, the Revolving B Commitment of such Lender, the Term A-1 Loan Commitment of such Lender, the Term A-2 Loan Commitment and/or the Incremental Term Loan Commitment of such Lender.
“Commitment Increase Amendment” has the meaning specified in Section 2.01(h).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Company” has the meaning specified in the introductory paragraph hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.01.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to:
(a)     Consolidated Net Income for such period plus
(b)     other than with respect to clause (iv) below, an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication: (i) Consolidated Interest Expense, (ii) provision for taxes based on income, profits or capital of the Company and its Restricted Subsidiaries, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations, (iii) depreciation and amortization expense and other non-cash charges, expenses or losses (except for any such expense that requires accrual of a reserve for anticipated future cash payments for any period), (iv) (1) pro forma costs savings resulting from non-recurring charges related to Permitted Acquisitions or dispositions as permitted to be reflected in pro forma financial statements prepared in accordance with Regulation S-X of the Securities Exchange Act of 1934 and (2) the amount of pro forma cost savings and operating expense reductions that are reasonably expected to result over the next succeeding four fiscal quarter period as a result of, or in connection with, Permitted Acquisitions or dispositions consummated during such period, provided that (A) such cost savings and operating expense reductions are identifiable, quantifiable and factually supportable, (B) the aggregate amount of such cost savings and operating expense reductions added pursuant to this clause (iv)(2) during such period shall not exceed an amount equal to 5% of Consolidated EBITDA for such period (calculated without giving effect to any amounts added back pursuant to this clause (iv)) and (C) such pro forma cost savings and operating expenses shall only be added back for the four fiscal quarters following the applicable Permitted Acquisition or disposition, and in each case described in this clause (iv), no cost savings or operating expense reductions shall be added pursuant to this clause (iv) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (v) non-recurring, cash charges, expenses or losses not exceeding $15,000,000 in any four fiscal quarter period, (vi) any contingent or deferred payments (including earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with any Permitted Acquisition, (vii) the amount of write-offs or amortization of deferred financing fees, commissions, fees and expenses (including any write-offs or amortization of fees and expenses related to Permitted Receivables Financings), (viii) any extraordinary or unusual charges or expenses (including amounts paid on early terminations of Swap Contracts), (ix) non-cash losses from foreign exchange translation adjustments or Swap Contracts during such period, and (x) the fees and expenses paid to third parties during such period that directly arise out of and are incurred in connection with any Permitted Acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Fourth Amendment Effective Date and any such transaction undertaken but not completed, and including transaction expenses incurred in connection therewith) or early extinguishment of Indebtedness to the extent such items were subject to capitalization prior to the effectiveness of Financial Accounting Standards Board Statement No. 141R “Business Combinations” but are required under such statement to be expensed currently, minus
(c)    the following to the extent included in the determination of Consolidated Net Income for such period, without duplication: (i) non-cash credits, income or gains, including non-cash gains from foreign exchange translation adjustments or Swap Contracts during such period (but excluding any non-cash credits, income or gains that represent an accrual in the ordinary course), (ii) any extraordinary or unusual income or gains (including amounts received on early terminations of Swap Contracts), and (iii) any federal, state, local and foreign income tax credits, plus
(d)    other adjustments to Consolidated EBITDA reasonably acceptable to the Administrative Agent.
“Consolidated EBITDA” shall not include income (or loss) attributable to non-controlling interests in Restricted Subsidiaries that are not Guarantors, but shall include income (or loss) attributable to non-controlling interests in Restricted Subsidiaries that are Guarantors. In addition, to the extent that for any period the portion of Consolidated EBITDA attributable to Material Restricted Subsidiaries that are Domestic Subsidiaries but that are not Guarantors exceeds 10% of Consolidated EBITDA (such amount in excess of 10% of Consolidated EBITDA, the “Excess EBITDA”), then such Excess EBITDA shall be excluded from the calculation of Consolidated EBITDA.
“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Company and its Restricted Subsidiaries on a consolidated basis, without duplication, the sum of: (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest payments are customarily made; (b) all obligations arising under letters of credit (including standby and commercial but excluding letters of credit to the extent such letters of credit have been cash collateralized) and bankers’ acceptances, but only to the extent consisting of unpaid reimbursement obligations in respect of drawn amounts under letters of credit or bankers’ acceptance facilities; (c) all attributable indebtedness under Capital Leases, synthetic leases, account receivables securitization programs, off-balance sheet loans or similar off-balance sheet financing products; (d) all obligations under conditional sale or other title retention agreements relating to assets purchased (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all obligations issued or assumed as the deferred purchase price of assets or services purchased (other than contingent earn-out payments and other contingent deferred payments to the extent not fixed and payable, and trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet; (f) all Disqualified Equity Interests of such Persons; (g) all Guarantees with respect to outstanding Indebtedness of the type specified in clauses (a) through (f) above of another Person; (h) all Indebtedness of the type specified in clauses (a) through (f) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by the Company or a Restricted Subsidiary, whether or not the obligations secured thereby have been assumed; and (i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity organized under the Laws of a jurisdiction other than the United States or a state thereof) in which the Company or any of its Restricted Subsidiaries is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person. For the avoidance of doubt, Consolidated Funded Indebtedness shall exclude Hybrid Equity Securities issued by the Company or any Subsidiary and Warrant Transactions and any Indebtedness that has been Discharged.
“Consolidated Interest Coverage Ratio” means, the ratio, determined as of the end of each of fiscal quarter of the Company for the most-recently ended four fiscal quarters, of (a) Consolidated EBITDA to (b) Consolidated Interest Expense paid or payable in cash (and, to the extent not otherwise included in Consolidated Interest Expense, the loss or discount on the sale of Transferred Assets to any Receivables Financier in connection with a Permitted Receivables Financing), all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis without duplication, the following (in each case as determined in accordance with GAAP): (a) all interest in respect of Indebtedness (including the interest component of synthetic leases, account receivables securitization programs, off-balance sheet loans or similar off-balance sheet financing products) accrued during such period (whether or not actually paid during such period) determined after giving effect to any net payments made or received under interest rate Swap Contracts minus (b) the sum of (i) all interest income during such period and (ii) to the extent included in clause (a) above, the amount of write-offs or amortization of deferred financing fees, commissions, fees and expenses (including write-offs or amortization of fees and expenses related to Permitted Receivables Financings), and amounts paid (or plus any amounts received) on early terminations of Swap Contracts plus (c) the loss or discount on the sale of Transferred Assets to any Receivables Financier in connection with a Permitted Receivables Financing.
“Consolidated Net Income” means, for any period, net income after taxes for such period of the Company and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP. Except as otherwise provided herein, the applicable period shall be for the four (4) consecutive quarters ending as of the date of computation.

“Consolidated Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Funded Indebtedness on such date, minus unrestricted cash and Cash Equivalents (which shall not include amounts on deposit in respect of Discharged Indebtedness), after giving effect to any adjustments for international tax effects at an assumed withholding rate of 35% (or such lesser statutory rate as may be in effect from time to time), as applicable, in an aggregate amount not to exceed $100,000,000 to the extent held by the Company and the Restricted Subsidiaries on a consolidated basis on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date). For purposes of this Agreement, proceeds from Equity Issuances described in Section 8.04(r) shall be deemed not to be “unrestricted cash and Cash Equivalents.”
“Consolidated Senior Secured Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Funded Indebtedness that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary outstanding as of such date, minus unrestricted cash and Cash Equivalents (which shall not include amounts on deposit in respect of Discharged Indebtedness), after giving effect to any adjustments for international tax effects at an assumed withholding rate of 35% (or such lesser statutory rate as may be in effect from time to time), as applicable, in an aggregate amount not to exceed $100,000,000 to the extent such unrestricted cash and Cash Equivalents are held by the Company and the Restricted Subsidiaries on a consolidated basis on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date for which financial statements are available). For purposes of this Agreement, proceeds from Equity Issuances described in Section 8.04(r) shall be deemed not to be “unrestricted cash and Cash Equivalents.”
“Consolidated Tangible Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis , excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other intangible assets.
“Consolidated Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis.
“Continuing Directors” means, as of any date of determination, any member of the board of directors or equivalent governing body of the Company who: (1) was a member of such board of directors or equivalent governing body on the Fourth Amendment Effective Date; or (2) was nominated for election or elected to such board of directors or equivalent governing body with the approval of a majority of the Continuing Directors who were members of such board of directors or equivalent governing body at the time of such nomination or election and represented a majority of such board of directors or equivalent governing body.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Bond Hedge Transactions” means one or more call options referencing the Company’s Equity Interests purchased by the Company in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding).
“Convertible Bond Indebtedness” means Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Equity Interests of the Company.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any applicable State thereof or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due unless such amount is the subject of a good faith dispute, (b) has notified the Company, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Sublimit” means an amount equal to the lesser of the Aggregate Revolving A Commitments and $100,000,000. The Designated Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.
“Designated Borrower Joinder Agreement” has the meaning specified in Section 2.16.
“Designated Borrower Request” has the meaning specified in Section 2.16.
“Discharged” means, with respect to any Indebtedness, such Indebtedness that has been fully defeased (pursuant to a contractual or legal defeasance) or discharged in full pursuant to the irrevocable prepayment or deposit of amounts sufficient to satisfy such Indebtedness as it becomes due or irrevocably called for redemption, in each case, in accordance with the documentation evidencing such Indebtedness (and regardless of whether such Indebtedness constitutes a liability on the balance sheet of the obligors thereof); provided, however, that Indebtedness assumed in connection with a Permitted Acquisition or otherwise constituting Indebtedness of a Person acquired in a Permitted Acquisition and to be Discharged upon the consummation of such Permitted Acquisition shall be deemed Discharged if the payment or deposit of all amounts required for defeasance or discharge or redemption in accordance with the terms thereof has been irrevocably made even if certain conditions in the underlying documentation evidencing such Indebtedness relating solely to the passage of time without the occurrence of intervening events specified in the documentation relating to such Indebtedness (not to exceed 95 days) from the date of such payment or deposit have not been satisfied.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any other Equity Interests into which it is convertible or for which it is exchangeable),

or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Company or any of its Subsidiaries, the Company or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollar” and “$” mean lawful money of the United States.
Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia other than a Subsidiary of the type described in clause (b), (c) or (d) of the definition of “Foreign Subsidiary.”
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any hazardous material.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, however, that Equity Interests shall not include Convertible Bond Indebtedness, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions.
“Equity Issuance” means any issuance by the Company or any of its Restricted Subsidiaries to any Person which is not the Company or a Subsidiary of (a) shares of its Equity Interests or Hybrid Equity Securities (excluding issuances of Equity Interests to directors, officers, consultants or other employees under any equity award program, employee stock purchase plan or other employee benefit plan in existence from time to time), (b) any shares of its Equity Interests pursuant to the exercise of options (excluding for purposes hereof the issuance of Equity Interests pursuant to the exercise of stock options held by directors, officers, consultants or other employees or former employees of the Loan Parties or personal representatives or heirs or beneficiaries of any of them) or warrants or (c) any shares of its Equity Interests or Hybrid Equity Securities pursuant to the conversion of any debt securities to equity.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.
“ERISA Event” means (a) the occurrence of any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the occurrence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Euro” and “EUR” mean the single currency of the Participating Member States.
“Event of Default” has the meaning specified in Section 9.01.

“Excluded Disposition” means the sale, transfer, or other disposition of (a) any motor vehicles or other equipment no longer used or useful in the business of the Company or any of its Restricted Subsidiaries, (b) any inventory, materials and other assets in the ordinary course of business and on ordinary business terms, and (c) Cash Equivalents described in clause (a) of the definition thereof.
“Excluded Property” means, with respect to the Company and the Guarantors, the collective reference to (a) any leased real property interest, (b) any corporate aircraft, (c) the Equity Interests in any Unrestricted Subsidiary, (d) any property the pledge of which would require consent, approval or authorization from any Governmental Authority (to the extent such consent, approval or authorization has not been obtained or waived), (e) motor vehicles or other assets the attachment or perfection of a lien thereon is subject to a certificate of title statute, (f) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.02(e) pursuant to documents which prohibit the Company or such Guarantor from granting Liens in such property to secure the Obligations, (g) all Equity Interests in excess of the Applicable Pledge Percentage in any Foreign Subsidiary that is a Pledge Subsidiary, (h) any Equity Interests in any Foreign Subsidiary which is not a Pledge Subsidiary, (i) all other real property not required by the Administrative Agent to be mortgaged pursuant to Section 7.10(b), (j) any IP Rights for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (k) the Released Properties (as defined in the Fourth Amendment) and (l) any General Intangible (as defined in the UCC), permit, lease, license, contract or other Instrument (as defined in the UCC) of the Company or such Guarantor to the extent that the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter the Company’s or such Guarantor’s rights, titles and interests thereunder or rights with respect thereto (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation described in this clause (l) on the security interests granted hereunder shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral. In addition, (1) other assets may be designated as “Excluded Property” if the Administrative Agent determines that the cost of obtaining a perfected security interest therein is excessive in relation to the value afforded thereby and (2) upon the sale, conveyance or contribution thereof to a Receivables Financing SPC in connection with a Permitted Receivables Financing, the Accounts (as defined in the Security Agreement) and related Transferred Assets shall be automatically released from the security interests created pursuant to the Collateral Documents (and the Administrative Agent shall, at the expense of the Company, execute such documentation reasonably necessary to evidence such release).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act

(determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties and any keepwell, support or other agreement for the benefit of such Guarantor) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), 3.01(a)(iii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA and (e) any withholding Tax imposed by the Grand Duchy of Luxembourg pursuant to the so-called Luxembourg Relibi law dated 23 December 2005 on the basis that a Lender is a Luxembourg resident individual.
“Farm Credit Equities” is defined in Section 7.12(a).
“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements between the United States and a non-United States government with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means the Administrative Agent Fee Letter, the JPM Fee Letter and the CoBank Fee Letter.
“Financial Officer” means the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Company.
“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that (a) is not organized under the laws of any state of the United States or the District of Columbia, (b) is organized under the laws of any state of the United States or the District of Columbia and is a Subsidiary of a Subsidiary described in the forgoing clause (a), (c) is organized under the laws of any state of the United States or the District of Columbia and substantially all the assets of which consist of, directly or indirectly, Equity Interests in one or more Subsidiaries described in clause (a), or (d) is organized under the laws of any State of the United States or the District of Columbia and substantially all the assets of which consist of, directly or indirectly, Equity Interests in one or more Subsidiaries described in clause (a) or clause (c).
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date, among the Loan Parties, the Lenders and the Administrative Agent.
“Fourth Amendment Effective Date” means November 6, 2015.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including, without limitation, the Basel Committee on Banking Supervision or any successor or similar authority thereto).
“Guarantors” means, collectively, (a) each Domestic Subsidiary of the Company identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 7.10 or otherwise, and (c) with respect to (i) all Obligations of each Designated Borrower, (ii) obligations under any Secured Hedge Agreement, (iii) obligations under any Secured Cash Management Agreement and (iv) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Company. For the avoidance of doubt, no Designated Borrower shall be a Guarantor.
“Guarantee” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the other holders of the Obligations pursuant to Article IV.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Lender (or Affiliate of a Lender) that is a party to a Swap Contract with a Loan Party or any Restricted Subsidiary.
“Honor Date” has the meaning set forth in Section 2.03(c).
“Hybrid Equity Securities” means any securities issued by the Company, any Subsidiary or a financing vehicle of the Company or any Subsidiary that (i) are classified as possessing a minimum of “intermediate equity content” by S&P and Basket C equity credit by Moody’s and (ii) other than solely through the issuance of Equity Interests, (A) require no repayments or prepayments and no redemptions, repurchases, sinking fund payments or defeasement and (B) do not otherwise provide for (1) any obligations thereunder or in connection therewith to become due prior to their scheduled maturity or (2) an ability (with or without the giving of notice, the lapse of time or both) for the holder or holders of any such securities or any trustee or agent on its or their behalf to cause any such obligations to become due, in each case, prior to at least 91 days after the latest Maturity Date. For the avoidance of doubt, Hybrid Equity Securities shall not include Convertible Bond Indebtedness, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions.
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Incremental Term Loan” has the meaning specified in Section 2.01(e).
“Incremental Term Loan Agreement” means, with respect to an Incremental Term Loan, a joinder agreement in substantially the form of Exhibit 2.01 or such other form as is satisfactory to the Administrative Agent and the Company, in each case as executed by the applicable Loan Parties, one or more Lender(s) providing an Incremental Term Loan Commitment and the Administrative Agent.
“Incremental Term Loan Commitment” means, as to any Lender, its obligation to make its portion of an Incremental Term Loan to the Company pursuant to Section 2.01(e) in the principal amount set forth in the applicable Incremental Term Loan Agreement.
“Incremental Term Loan Maturity Date” means the final maturity date for such Incremental Term Loan as set forth in the applicable Incremental Term Loan Agreement.
“Indebtedness” means, as of any date of determination with respect to any Person, without duplication: (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest payments are customarily made; (b) the maximum amount available to be drawn under letters of credit (including standby and commercial) and bankers’ acceptances, and unpaid reimbursement obligations in respect of drawn amounts under letters of credit and bankers’ acceptance facilities; (c) all attributable indebtedness under Capital Leases, synthetic leases, account receivables securitization programs, off-balance sheet loans or similar off-balance sheet financing products; (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all obligations issued or assumed as the deferred purchase price of assets or services purchased (other than contingent earn-out payments and other contingent deferred payments to the extent not fixed and payable, and trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet; (f) all Disqualified Equity Interests issued by such Person; (g) all net obligations of such Person under Swap Contracts; (h) all Guarantees with respect to outstanding Indebtedness of the type specified in clauses (a) through (g) above of another person; (i) all Indebtedness of the type specified in clauses (a) through (h) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; and (j) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person. For the avoidance of doubt, the Company’s (or Restricted Subsidiary’s) obligations under any Warrant Transaction shall not constitute Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Initial Funding Date” means October 31, 2012.
“Interest Payment Date” means (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date.
“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter (or, in the case of a LIBOR Rate Loan denominated in Dollars, one week, and subject to availability to all affected Lenders, one week (in the case of a LIBOR Rate Loan denominated in any Alternative Currency) or twelve months), as selected by the applicable Borrower in its Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable Maturity Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986.
“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Company (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.10 executed and delivered by a Subsidiary in accordance with the provisions of Section 7.10 or any other documents as the Administrative Agent shall deem appropriate for such purpose.
“JPM Fee Letter” means the letter agreement, dated October 8, 2015 among the Company, JPMorgan and J.P. Morgan Securities LLC.
“JPMorgan” means JPMorgan Chase Bank, N.A and its successors.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.
“L/C Advance” means, with respect to each Revolving A Lender, such Revolving A Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving A Loans. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means (i) Bank of America, (ii) JPMorgan and/or (iii) each other Lender selected by the Company as an L/C Issuer, with such selection to be agreed to by such Lender in its sole discretion and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), in each case, in its capacity as issuer of Letters of Credit hereunder, with each of their respective successors in such capacity.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means the Revolving A Lenders, the Revolving B Lenders, the Term A-1 Lenders, the Term A-2 Lenders and/or the Incremental Term Loan Lenders, as the context may require.
“Lending Office” means, as to the Administrative Agent, the Swing Line Lender, the L/C Issuer or any Lender, the office or offices, branch or Affiliate of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires each reference to any such Person shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder. Letters of Credit may be denominated in Dollars or in an Alternative Currency. Notwithstanding anything to the contrary contained herein, a letter of credit issued by an L/C Issuer other than Bank of America shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified of the issuance thereof by the applicable L/C Issuer and has confirmed availability under the Aggregate Revolving A Commitments and the Letter of Credit Sublimit with the applicable L/C Issuer.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is thirty days prior to the Revolving A Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $30,000,000; provided, however, that with respect to (i) Bank of America, in its capacity as an L/C Issuer, the Letter of Credit Sublimit shall be $15,000,000 and (ii) JPMorgan, in its capacity as an L/C Issuer, the Letter of Credit Sublimit shall be $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.
“LIBOR Base Rate” means,
(a)    for any Interest Period with respect to a LIBOR Rate Loan,
(i)    in the case of any LIBOR Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a successor or, if any such rate is not available at such time for any reason, comparable rate, which successor or comparable rate is approved by the Administrative Agent, in any case, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Applicable LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(ii)    in the case of any other LIBOR Rate Loan denominated in a Non-LIBOR Quoted Currency, the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Applicable LIBOR Rate, at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits for a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent; and if the LIBOR Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBOR Quoted Currency” means Dollars and any Alternative Currency for which there is a published LIBOR rate with respect thereto, in each case, for so long as there is a published LIBOR rate with respect thereto.
“LIBOR Rate” means, for any Interest Period with respect to any LIBOR Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the LIBOR Base Rate for such LIBOR Rate Loan for such Interest Period by (b) one minus the LIBOR Reserve Percentage for such LIBOR Rate Loan for such Interest Period.
“LIBOR Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “LIBOR Base Rate.” Revolving A Loans that are LIBOR Rate Loans may be denominated in Dollars or in an Alternative Currency. Revolving B Loans that are LIBOR Rate Loans shall be denominated in Dollars. All Loans denominated in an Alternative Currency must be LIBOR Rate Loans.
“LIBOR Reserve Percentage” means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving A Loan, Revolving B Loan, Swing Line Loan, the Term A-1 Loan, the Term A-2 Loan or an Incremental Term Loan.

“Loan Documents” means this Agreement, each Designated Borrower Joinder Agreement, each Note, each Issuer Document, each Joinder Agreement, the Collateral Documents, each Incremental Term Loan Agreement, each Commitment Increase Amendment and the Fee Letters.
“Loan Modification Offer” has the meaning specified in Section 11.01.
“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or a Term Loan, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Loan Parties” means, collectively, the Company, each Guarantor and each Designated Borrower.
“Lux Borrower” means WhiteWave International Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg with its registered office at, 6, rue Jean Monnet, L-2180 Luxembourg and registered with the Lux Register under number B149.335 and having a share capital of €512,500.
“Lux Register” means the Luxembourg trade and companies register (Registre de commerce et des sociétés in Luxembourg).
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Commercial Code”  means the Code de Commerce of Luxembourg.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its Restricted Subsidiaries, taken as a whole; (B) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document; or (C) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Domestic Intellectual Property” means, at any time, each United States registered patent, trademark or copyright, or application therefor owned by the Company or any Restricted Subsidiary relating to one or more product lines (and actively used in such product line(s)) that generated revenues, or that otherwise generated revenues (through licensing or otherwise), directly or indirectly, in excess of 5% of the aggregate revenues of the Company and its Restricted Subsidiaries for the period of the four (4) fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b).
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Contracts, of any one or more of the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “obligations” of the Company or any Restricted Subsidiary in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if such Swap Contract were terminated at such time.
“Material Restricted Subsidiary” means (i) each Restricted Subsidiary that is a borrower or guarantor of any Material Indebtedness, (ii) any other Restricted Subsidiary (other than a Receivables Financing SPC) with assets of $5,000,000 or more, and (iii) any other Restricted Subsidiary that owns any Material Domestic Intellectual Property; provided, however, (x) WhiteWave Services, Inc., a Delaware corporation, and each other Domestic Subsidiary that owns any Material Domestic Intellectual Property shall be deemed to be a Material Restricted Subsidiary so long as it owns any Material Domestic Intellectual Property, and (y) if the aggregate assets of Restricted Subsidiaries (other than Receivables Financing SPCs) that are not Material Restricted Subsidiaries at any time exceeds $50,000,000, the Company shall designate one or more of such Restricted Subsidiaries as Material Restricted Subsidiaries such that, after giving effect to such designations, the aggregate assets of Restricted Subsidiaries (other than Receivables Financing SPCs) that are not Material Restricted Subsidiaries shall be less than $50,000,000. Without limiting the foregoing, each Designated Borrower shall be deemed to be a Material Restricted Subsidiary.
“Maturity Date” means the Revolving A Credit Maturity Date, the Revolving B Credit Maturity Date, the Term A-1 Maturity Date, the Term A-2 Maturity Date and/or the Incremental Term Loan Maturity Date, as the context may require; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Instruments” means such title reports, title insurance, opinions of counsel, surveys, flood hazard determinations and evidence of required flood insurance, if applicable, as are requested by the Administrative Agent at the time the applicable Mortgage is granted, all in form and substance reasonably acceptable to the Administrative Agent.
“Mortgaged Property” means any real property that is owned or leased by the Company or any Guarantor and is subject to a Mortgage.
“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in the fee interests and/or leasehold interests of the Company or any Guarantor in any real property.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means, with respect to any Asset Sale, (a) the cash proceeds received in respect of such Asset Sale including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such Asset Sale, (ii) the amount of all payments required to be made as a result of such Asset Sale to repay Indebtedness (other than Loans) secured by such asset and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such Asset Sale occurred or the next succeeding year and that are directly attributable to such Asset Sale (as determined reasonably and in good faith by a Financial Officer).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-LIBOR Quoted Currency” means any Alternative Currency other than a LIBOR Quoted Currency.
“Note” has the meaning specified in Section 2.11(a).
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, (a) any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) any Loan Party or any Restricted Subsidiary under any Secured Cash Management Agreement or Secured Hedge Agreement, in all cases, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06). It being understood that stamp duties of any form arising from the voluntary registration of any Loan Document with the Luxembourg Administration de l’Enregistrement et des Domaines are not qualified as Other Taxes for the purpose of this definition, where such registration is not necessary to enforce, maintain or preserve the rights of any Recipient.
“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Permitted Acquisition” means an acquisition by the Company or any of its Restricted Subsidiaries which (i) is an acquisition of a Person or assets of a Person in a line of business permitted by Section 8.03(b), (ii) both immediately before and immediately after giving effect to such acquisition, no Default exists (provided that this clause (ii) shall be limited to Events of Default specified in Sections 9.01(a), 9.01(b), 9.01(h), 9.01(i) or 9.01(j) if an Incremental Term Loan Commitment (with corresponding limited conditionality) is being funded in connection with any such Permitted Acquisition), (iii) after giving effect to such acquisition on a Pro Forma Basis, the Company and its Restricted Subsidiaries are in compliance with each of the financial covenants set forth in Section 8.11 (as such covenants may be increased in accordance with the terms thereof); (iv) is approved by the board of directors (or similar governing body) or the requisite shareholders (or other equityholders) of the Person being acquired or Person transferring the assets being acquired, (v) if an acquisition of Equity Interests of a Person, greater than fifty percent (50%) of all issued and outstanding Equity Interests of such Person is acquired and (v) unless otherwise agreed to by the Agents, each Person acquired shall become a Restricted Subsidiary. Notwithstanding the foregoing, if an Incremental Term Loan Commitment with limited conditionality (as described in clause (ii) of the preceding sentence) is being funded in connection with any such Permitted Acquisition, the satisfaction of the condition in clause (iii) of the preceding sentence shall not be required for such Acquisition to be a “Permitted Acquisition” hereunder, provided that the failure to satisfy such condition shall constitute an Event of Default immediately after giving effect to such Acquisition.
“Permitted Amendments” has the meaning specified in Section 11.01.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with Section 7.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.04;
(c)    pledges and deposits under workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits or pledges to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments (or appeal or surety bond relating to such judgments) that do not constitute an Event of Default under Section 9.01(k);
(f)    easements, zoning restrictions, licenses, title restrictions, rights-of-way and similar encumbrances on real property imposed by law or incurred or granted by the Company or any Subsidiary in the ordinary course of business that do not secure any material monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;
(g)    minor imperfections in title that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Company or any Subsidiary; and
(h)    encumbrances and exceptions that are approved by the Administrative Agent and identified on Schedule B to the title insurance policies issued to the Administrative Agent relating to the real property subject to the Mortgages;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Liens” means, at any time, Liens in respect of property of the Company or any Restricted Subsidiary permitted to exist at such time pursuant to the terms of Section 8.02.
“Permitted Receivables Financing” means any one or more receivables financings in which (a) any Loan Party or any Restricted Subsidiary (i) conveys or sells any accounts (as defined in the Uniform Commercial Code as in effect in the State of New York), payment intangibles (as defined in the Uniform Commercial Code as in effect in the State of New York), notes receivable, rights to future lease payments or residuals (collectively, together with certain property relating thereto and the right to collections thereon and any proceeds thereof, being the “Transferred Assets”) to any Person that is not a Subsidiary or Affiliate of the Company (with respect to any such transaction, the “Receivables Financier”), (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (b) any Loan Party or any Restricted Subsidiary sells, transfers, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (i) conveys or sells any such Transferred Assets (or an interest therein) to another Receivables Financier, (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to such Receivables Financier; provided that, as to either clause (a) or (b), (A) the aggregate Attributed Principal Amount for all such financings shall not at any time exceed $350,000,000 and (B) such financings shall not involve any recourse to any Loan Party or any Restricted Subsidiary (other than a Receivables Financing SPC) for any reason other than (v) repurchases of non-eligible assets, (w) indemnifications for losses or dilution other than credit losses related to the Transferred Assets, (x) any obligations not constituting Indebtedness under servicing arrangements for the receivables, (y) any interest rate swaps or currency swaps permitted hereunder and entered into in connection with a Permitted Receivables Financing on a “back to back” basis with swaps entered into by a Receivables Financing SPC or (z) representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Restricted Subsidiary which the Company has determined in good faith to be customary in a receivables financing, including absorbing dilution amounts.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning specified in Section 7.01.
“Pledge Subsidiary” means (i) each Domestic Subsidiary which is a Restricted Subsidiary, (ii) each First Tier Foreign Subsidiary which is a Restricted Subsidiary and (iii) each Domestic Subsidiary which is a Receivables Financing SPC.
“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenants set forth in Section 8.11, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or 7.01(b). In connection with the foregoing, (a) with respect to the incurrence of any Indebtedness, such Indebtedness shall be deemed to have been incurred as of the first day of the applicable period, (b) with respect to any Asset Sale or Recovery Event, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired or Discharged shall be excluded and deemed to have been retired or Discharged, as applicable, as of the first day of the applicable period, and (c) with respect to any Permitted Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, (ii) any Indebtedness incurred or assumed by any Loan Party or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired or Discharged in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (iii) any Indebtedness retired or Discharged in connection with such transaction shall be deemed to have been retired or Discharged as of the first day of the applicable period. Calculations relating to Permitted Acquisitions or dispositions on a Pro Forma Basis, shall include adjustments for the amount of cost savings and operating expense reductions expected to be added back under clause (b)(iv) of the definition of Consolidated EBITDA in connection therewith and in accordance with such clause, as if the Permitted Acquisition or disposition had occurred as of the first day of such four fiscal quarter period.
“Public Lender” has the meaning specified in Section 7.01.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Quoted Rate” means, with respect to any Quoted Rate Swing Line Loan, the fixed or floating percentage rate per annum, if any, offered by the Swing Line Lender and accepted by the Company in accordance with the provisions hereof; provided that from the date that any Revolving A Lender funds a participation interest in such Quoted Rate Swing Line Loan, the Quoted Rate for such Quoted Rate Swing Line Loan shall be a rate equal to the Base Rate plus the Applicable Margin for Revolving A Loans that are Base Rate Loans.
“Quoted Rate Swing Line Loan” means any Swing Line Loan that bears interest at the Quoted Rate.
“Receivables Financier” shall have the meaning set forth in the definition of Permitted Receivables Financing.
“Receivables Financing SPC” means (1) a wholly-owned direct Subsidiary of a Loan Party which engages in no activities other than in connection with the financing of Transferred Assets pursuant to a Permitted Receivables Financing that meets the following criteria: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to customary securitization undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to customary securitization undertakings) or (iii) subjects any property or asset (other than the Transferred Assets) of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary securitization undertakings, (b) with which neither the Company nor any of its other Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Financing documentation (including with respect to the servicing of the accounts receivable and related assets and the administration of the Receivables Financing SPC)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company (as determined by the Company in good faith), and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results and (2) each general partner of any such Subsidiary described in clause (1) that meets all of the criteria set forth in clause (1).
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recovery Event” means the receipt by the Company or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination. With respect to any matter requiring the approval of the Required Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(e) as to such matter.
“Required Revolving A Lenders” means, at any time, Revolving A Lenders holding more than 50% of the Outstanding Amount of all outstanding Revolving A Loans, unutilized Revolving A Commitments and participations in L/C Obligations and Swing Line Loans. The Revolving A Loans, unutilized Revolving A Commitment and participations in L/C Obligations and Swing Line Loans of any Defaulting Lender shall be disregarded in determining Required Revolving A Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving A Lender shall be deemed to be held by the Revolving A Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests and Hybrid Equity Securities in (or of) the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests and Hybrid Equity Securities in (or of) the Company or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests and Hybrid Equity Securities in (or of) the Company or any Restricted Subsidiary, (b) any payment made in cash to holders of Convertible Bond Indebtedness in excess of the original principal (or notional) amount thereof and interest thereon, unless and to the extent that a corresponding amount is received in cash (whether through a direct cash payment or a settlement in shares of stock that are immediately sold for cash) substantially contemporaneously from the other parties to a Convertible Bond Hedge Transaction relating to such Convertible Bond Indebtedness and (c) any cash payment made in connection with the settlement of a Warrant Transaction solely to the extent the Company has the option of satisfying such payment obligation through the issuance of capital stock.
“Restricted Subsidiaries” means the Subsidiaries of the Company other than the Unrestricted Subsidiaries.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a LIBOR Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a LIBOR Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Revolving A Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of an issuance or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an L/C Issuer of any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Revolving A Lenders shall require.
“Revolving A Commitment” means, as to each Revolving A Lender, its obligation to (a) make Revolving A Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving A Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving A Lender becomes a party hereto or in any documentation executed by such Revolving A Lender pursuant to Section 2.01(f), as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving A Credit Exposure” means, as to any Revolving A Lender at any time, the aggregate Outstanding Amount at such time of its Revolving A Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving A Credit Maturity Date” means November 6, 2020.
“Revolving A Loan” has the meaning specified in Section 2.01(a).
“Revolving A Lender” means any Person that has a Revolving A Commitment or portion of the Total Revolving A Outstandings, each other Person that becomes a “Revolving A Lender” in accordance with this Agreement and their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.
“Revolving B Commitment” means, as to each Revolving B Lender, its obligation to make Revolving B Loans to the Company pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving B Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving B Lender becomes a party hereto or in any documentation executed by such Revolving B Lender pursuant to Section 2.01(f), as applicable as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving B Credit Maturity Date” means November 6, 2020.
“Revolving B Loan” has the meaning specified in Section 2.01(b).
“Revolving B Lender” means any Person that has a Revolving B Commitment or portion of the Outstanding Amounts of the Revolving B Loans, each other Person that becomes a “Revolving B Lender” in accordance with this Agreement and their successors and assigns.
“Revolving Commitments” means the Revolving A Commitments and/or the Revolving B Commitments, as the context may require.
“Revolving Loans” means the Revolving A Loans and/or the Revolving B Loans, as the context may require.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc. and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party or any Restricted Subsidiary and any Cash Management Bank;

provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract between any Loan Party or any Restricted Subsidiary and any Hedge Bank; provided that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 1.01(a).
“Security Agreement” means the security and pledge agreement, dated as of October 31, 2012, executed by the Company and the Guarantors in favor of the Administrative Agent for the benefit of the holders of the Obligations, as amended, modified, restated or supplemented from time to time.
“Solvent” means, in reference to the Loan Parties, that the fair value of all assets of the Loan Parties (taken as a whole), measured on a going concern basis, exceeds all probable liabilities of the Loan Parties (taken as a whole), including those to be incurred pursuant to this Agreement.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Loan Party” has the meaning specified in Section 4.08.
“Specified Sales” means (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business, (b) the sale, transfer, lease or other disposition of obsolete or worn-out property or assets in the ordinary course of business, (c) the sale, transfer or other disposition of cash or Cash Equivalents, (d) the sale, transfer or other disposition of Equity Interests of Unrestricted Subsidiaries, (e) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business, and (f) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” means the lawful currency of the United Kingdom.
“Subordinated Indebtedness” of the Company or any Restricted Subsidiary means any Indebtedness of such Person the payment and priority of which is subordinated to payment of the Obligations with customary payment blockage and other provisions, having a maturity no earlier than the date which is one (1) year after the later of the latest Maturity Date and the terms and conditions of which are otherwise reasonably satisfactory to, the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement used to document transactions of the type specified in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions shall not constitute Swap Contracts.
“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit 2.04 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Swing Line Sublimit” means an amount equal to $100,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.
“Syndication Agent” means JPMorgan, in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.
“TARGET 2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A-1 Lender” means any Person that has a Term A-1 Loan Commitment or portion of the Outstanding Amount of Term A-1 Loan, each other Person that becomes a “Term A-1 Lender” in accordance with this Agreement and their successors and assigns.
“Term A-1 Loan” has the meaning specified in Section 2.01(c).
“Term A-1 Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term A-1 Loan to the Company pursuant to Section 2.01(c), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term A-1 Loan Commitments of all of the Lenders as in effect on the Fourth Amendment Effective Date is $750,000,000.
“Term A-1 Maturity Date” means November 6, 2020.
“Term A-2 Lender” means any Person that has a Term A-2 Loan Commitment or portion of the Outstanding Amount of Term A-2 Loan, each other Person that becomes a “Term A-2 Lender” in accordance with this Agreement and their successors and assigns.
“Term A-2 Loan” has the meaning specified in Section 2.01(d).
“Term A-2 Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term A-2 Loan to the Company pursuant to Section 2.01(d), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term A-2 Loan Commitments of all of the Lenders as in effect on the Fourth Amendment Effective Date is $750,000,000.
“Term A-2 Maturity Date” means November 6, 2022.
“Term Loan” means the Term A-1 Loan, the Term A-2 Loan and/or any Incremental Term Loan, as the case may be.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time, the outstanding Loans of such Lender at such time and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Total Revolving A Outstandings” means the aggregate Outstanding Amount of all Revolving A Loans, all Swing Line Loans and all L/C Obligations.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the Borrowing of Loans and other Credit Extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Transferred Assets” shall have the meaning set forth in the definition of Permitted Receivables Financing.
“Trigger Date” has the meaning specified in Section 7.10(a).
“Type” means, with respect to any Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiaries” means (a) Reeves Street, LLC (at such time as it becomes a Subsidiary of the Company) and (b) any Subsidiary of the Company designated by the Company as such in writing in accordance with Section 7.10(e); it being understood and agreed that (i) the term “Unrestricted Subsidiary” shall include all Subsidiaries of any such designated Subsidiary, and (ii) any Unrestricted Subsidiary may subsequently be designated by the Company as a Restricted Subsidiary subject to the terms of Section 7.10(e).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Voting Participant” is defined in Section 11.06(e).
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. For purposes of clarification, Indebtedness which by its terms is convertible into Equity Interests is not “Voting Stock.”
“Warrant Transactions” means one or more call options referencing the Company’s common stock written by the Company substantially contemporaneously with the purchase by the Company of Convertible Bond Hedge Transactions and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Convertible Bond Hedge Transactions.

1.02    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Luxembourg Terms. In this Agreement, a reference to:
(i)    a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:
(A)    juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;
(B)    liquidateur appointed under Articles 141 to 151 (inclusive) of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(C)    juge-commissaire or liquidateur appointed under Article 203 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;
(D)    commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code; and
(E)    juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;
(ii)    a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée); and
(iii)    a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. Except to the extent disclosed in the footnotes to the financial statements delivered pursuant to Section 7.01, the Company will provide a written summary of material changes in GAAP applicable to it and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.01. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that:
(iv)    all calculations of the financial covenants in Section 8.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to (i) any sale or other disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (ii) any sale or other disposition of a line of business or division of any Loan Party or Subsidiary, or (iii) any Permitted Acquisition, in each case, occurring during the applicable period;

(v)    for purposes of determining if a specified transaction is permitted by this Agreement, all calculations of the financial covenants in Section 8.11 shall be made on a Pro Forma Basis with respect to (i) any sale or other disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (ii) any sale or other disposition of a line of business or division of any Loan Party or Subsidiary, (iii) all Permitted Acquisitions, (iv) all incurrences of Indebtedness pursuant to Section 8.01(f), and (v) all increases in the Commitments pursuant to Section 2.01(f), in each case, occurring during the applicable period and occurring after the end of the applicable period but on or prior to the date of the applicable specified transaction; and
(vi)    for purposes of all calculations hereunder, the principal amount of Convertible Bond Indebtedness shall be the outstanding principal (or notional) amount thereof, valued at par.
1.04    Rounding.
Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
1.06    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07    Exchange Rates; Currency Equivalents.

(a)    The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants, default thresholds or financial ratio tests hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable. If any basket in Article VIII is exceeded solely as a result of fluctuations in the applicable Dollar Equivalent amount after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in the applicable Dollar Equivalent amount. In addition, if any Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable dollar-denominated restriction in Article VIII to be exceeded if calculated at the applicable Dollar Equivalent amount on the date of such refinancing, such dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the sum of (i) the outstanding or committed principal amount, as applicable of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a LIBOR Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, LIBOR Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
1.08    Additional Alternative Currencies.

(a)    The Company may from time to time request that LIBOR Rate Loans with respect to the Revolving A Commitments be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of LIBOR Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders that will be obligated to make Loans in such currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer issuing such requested Letter of Credit.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., fifteen Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to LIBOR Rate Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each applicable Lender (in the case of any such request pertaining to LIBOR Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., seven Business Days after receipt of such request whether it consents, in its sole discretion, to the making of LIBOR Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit LIBOR Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders that will be obligated to make Loans in such currency consent to making LIBOR Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of LIBOR Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of such Letter of Credit issuance. If the Administrative Agent fails to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company.
1.09    Change of Currency.

(a)    Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in a written notice to the Company to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in a written notice to the Company to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    Revolving Loans and Term Loans.
(e)    Revolving A Loans. Subject to the terms and conditions set forth herein, each Revolving A Lender severally agrees to make loans (each such loan, a “Revolving A Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving A Commitment; provided, however, that after giving effect to any Borrowing of Revolving A Loans, (i) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (ii) the Revolving A Credit Exposure of any Lender shall not exceed such Lender’s Revolving A Commitment, (iii) the aggregate Outstanding Amount of all Revolving A Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iv) the aggregate Outstanding Amount of all Revolving A Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit. Within the limits of each Lender’s Revolving A Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving A Loans may be Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as further provided herein, except that all Revolving A Loans denominated in an Alternative Currency must be LIBOR Rate Loans.
(f)    Revolving B Loans. Subject to the terms and conditions set forth herein, each Revolving B Lender severally agrees to make loans (each such loan, a “Revolving B Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving B Commitment; provided, however, that after giving effect to any Borrowing of Revolving B Loans, (i) the aggregate Outstanding Amount of the Revolving B Loans shall not exceed the Aggregate Revolving B Commitments, and (ii) the aggregate Outstanding Amount of the Revolving B Loans of any Lender shall not exceed such Lender’s Revolving B Commitment. Within the limits of each Lender’s Revolving B Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving B Loans may be Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as further provided herein.

(g)    Term A-1 Loan. Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make its portion of a term loan (the “Term A-1 Loan”) to the Company in Dollars on the Fourth Amendment Effective Date in an amount not to exceed such Lender’s Term A-1 Loan Commitment. A Term A-1 Lender shall make its portion of the Term A-1 Loan to the Company through any combination of: (i) advancing additional borrowings of the Term A-1 Loan on the Fourth Amendment Effective Date, (ii) continuing portions of the Term A-1 Loan outstanding immediately prior to the Fourth Amendment Effective Date and/or (iii) acquiring by means of an assignment effected pursuant to the Fourth Amendment, a portion of the outstanding Term A-1 Loan immediately prior to the Fourth Amendment Effective Date. Amounts repaid on the Term A-1 Loan may not be reborrowed. The Term A-1 Loan may consist of Base Rate Loans or LIBOR Rate Loans, as further provided herein.
(h)    Term A-2 Loan. Subject to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make its portion of a term loan (the “Term A-2 Loan”) to the Company in Dollars on the Fourth Amendment Effective Date in an amount not to exceed such Lender’s Term A-2 Loan Commitment. A Term A-2 Lender shall make its portion of the Term A-2 Loan to the Company through any combination of: (i) advancing additional borrowings of the Term A-2 Loan on the Fourth Amendment Effective Date, (ii) continuing portions of the Term A-2 Loan outstanding immediately prior to the Fourth Amendment Effective Date, and/or (iii) acquiring by means of an assignment effected pursuant to the Fourth Amendment, a portion of the outstanding Term A-2 Loan immediately prior to the Fourth Amendment Effective Date. Amounts repaid on the Term A-2 Loan may not be reborrowed. The Term A-2 Loan may consist of Base Rate Loans or LIBOR Rate Loans, as further provided herein.
(i)    Incremental Term Loans. Subject to Section 2.01(f), on the effective date of any applicable Incremental Term Loan Agreement, each Lender party thereto severally agrees to make its portion of a term loan (each an “Incremental Term Loan”) in a single advance to the Company in Dollars in the amount of its Incremental Term Loan Commitment as set forth in such Incremental Term Loan Agreement. Amounts repaid on the Incremental Term Loans may not be reborrowed. The Incremental Term Loans may consist of Base Rate Loans or LIBOR Rate Loans, as further provided herein.
(j)    Increases of the Revolving Commitments; Institution of Incremental Term Loans. The Company shall have the right, upon at least ten (10) Business Days’ prior written notice (or such shorter notice as the Administrative Agent may agree in its sole discretion) to the Administrative Agent, to increase (in one or more increases) the Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments or borrow one or more Incremental Term Loans at any time prior to the date that is six (6) months prior to the Revolving A Credit Maturity Date subject to satisfaction of the following conditions precedent:

(i)    the sum of (A) the aggregate amount of all increases in the Aggregate Revolving A Commitments pursuant to this Section 2.01(f) plus (B) the aggregate amount of all increases in the Aggregate Revolving B Commitments pursuant to this Section 2.01(f) plus (C) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.01(e), in each case, after the Fourth Amendment Effective Date, shall not exceed the greater of (x) $500,000,000 and (y) an unlimited amount provided that solely in the case of this clause (y), after giving effect to such Incremental Term Loans and/or increase in the Aggregate Revolving A Commitments and/or the Aggregate Revolving B Commitments on a Pro Forma Basis (assuming for purposes hereof, that the amount of the incremental commitments is fully drawn and funded), the Consolidated Senior Secured Net Leverage Ratio does not exceed 3.25:1.00;
(ii)    no Default exists both immediately before and immediately after giving effect to such increase or Borrowing; provided that, with respect to any Incremental Term Loan the proceeds of which are used to fund a Permitted Acquisition substantially concurrently upon the receipt thereof, the absence of a Default (other than an Event of Default specified in Section 9.01(a), 9.01(b), 9.01(h), 9.01(i) or 9.01(j)) shall not constitute a condition to the issuance or incurrence of such Incremental Term Loan;
(iii)    the representations and warranties set forth in Article VI shall be true and correct in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the date on which such increase or borrowing is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects); provided that, with respect to any Incremental Term Loan the proceeds of which are used to fund a Permitted Acquisition substantially concurrently upon the receipt thereof, the only representations and warranties in Article VI the accuracy of which shall be a condition to the making of such Incremental Term Loan shall be the representations and warranties set forth in Sections 6.01(a) (but only with respect to Loan Parties), 6.02, 6.03(b), 6.03(c) (but only as it relates to the Organization Documents of the Loan Parties), 6.08, 6.13 (but only as it relates to security interests that may be perfected solely through the filing of UCC financing statements, filing of intellectual property security agreements with the United States Patent and Trademark Office and United States Copyright Office and delivery of certificated Capital Stock of Domestic Subsidiaries), 6.16 and 6.18;
(iv)    such increase or borrowing shall be in a minimum amount of $25,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lesser amounts (a) as shall be remaining under subsection (e)(i) above or (b) as the Administrative Agent may agree);

(v)    such requested increase or borrowing shall only be effective upon receipt by the Administrative Agent of (A) additional commitments in a corresponding amount of such requested increase or borrowing from, at the sole discretion of the Company, one or more existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional commitment) and (B) documentation from each institution providing an additional commitment evidencing its commitment and its obligations under this Agreement in form and substance reasonably satisfactory to the Administrative Agent (which documentation shall take the form of Incremental Term Loan Agreements, in the case of a borrowing of an Incremental Term Loan);
(vi)    the Administrative Agent shall have received all documents (including resolutions of the board of directors of the applicable Loan Parties) it may reasonably request relating to the corporate or other necessary authority for, and the validity of, such increase in the Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments or borrowing of such Incremental Term Loan, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(vii)    if the reallocation, if any, of outstanding Loans among the Lenders in connection with such increase results in the prepayment of LIBOR Rate Loans on a day which is not the last day of an Interest Period with respect thereto, the applicable Borrower shall pay to each affected Lender such amounts, if any, as may be required pursuant to Section 3.05;
(viii)    the maturity date for any Incremental Term Loan shall not be earlier than the Term A-1 Maturity Date and the weighted average life to maturity of any Incremental Term Loan shall be no shorter than that of the Term A-1 Loan;
(ix)    the interest rate margins and, subject to Section 2.01(f)(viii), the amortization schedule applicable to any Incremental Term Loan shall be determined by the Company and Lenders providing such Incremental Term Loan; and
(x)    the Administrative Agent shall have received a pro forma Compliance Certificate demonstrating that the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of the period of the four (4) fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) after giving effect to any Incremental Term Loan and/or any Borrowings of Revolving A Loans and/or Revolving B Loans in connection with any increase to the Aggregate Revolving A Commitments and/or Aggregate Revolving B Commitments on a Pro Forma Basis.

(k)    Upon the effectiveness of any increase in the Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments, as applicable, pursuant to Section 2.01(f) above, (A) the Applicable Percentages of the applicable Lenders shall be automatically adjusted to give effect to such increase, provided that the amount of each applicable Lender’s Commitments (other than a Lender whose Commitments shall have been increased in connection with such increase) shall remain unchanged and (B) the Borrowers, the Administrative Agent and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Loans of the affected category to conform the respective amounts thereof held by each Lender to the Applicable Percentages as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any affected Loan that is a LIBOR Rate Loan on a day other than the last day of the Interest Period applicable thereto.
(l)    If any amendment to this Agreement (which is of a technical nature to provide for such increase or Incremental Term Loan) is required to give effect to any increase in the Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments or the borrowing of an Incremental Term Loan pursuant to this Section 2.01, such amendment shall be effective if executed by the Loan Parties, each Lender providing an Incremental Term Loan Commitment or an increase to the Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments and the Administrative Agent (each such amendment is a “Commitment Increase Amendment”).
2.02    Borrowings, Conversions and Continuations of Loans.

(d)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, LIBOR Rate Loans denominated in Dollars or of any conversion of LIBOR Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of LIBOR Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Class and Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed and (vii) if applicable, the Designated Borrower. If a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of a Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency or of Loans to a Designated Borrower, such Loans shall be continued as LIBOR Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBOR Rate Loan.

(e)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 2:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.03 (and, if such Borrowing is the initial Credit Extension, Section 5.02), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Loan Notice with respect to a Borrowing of Revolving A Loans denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Company as provided above.
(f)    Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of the Interest Period for such LIBOR Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as LIBOR Rate Loans (whether denominated in Dollars or an Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding LIBOR Rate Loans denominated in Dollars be converted immediately to Base Rate Loans and any or all of the then outstanding LIBOR Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(g)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(h)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to the Loans.

2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.

(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuers agree, in reliance upon the agreements of the Revolving A Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Initial Funding Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving A Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (x) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Lender’s Revolving A Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of all L/C Obligations and all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    No L/C Issuer shall issue any Letter of Credit if:
(F)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving A Lenders have approved such expiry date; or
(G)    the expiry date of such requested Letter of Credit would occur more than one year after the Letter of Credit Expiration Date, unless all the Revolving A Lenders have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the such L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;
(D)    such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)    such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(F)    any Revolving A Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Defaulting Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(G)    such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Revolving A Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(vii)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(viii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(ix)    If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving A Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Revolving A Lenders (other than Defaulting Lenders) holding a majority of the Revolving A Credit Exposure have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 5.03 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.

(x)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Company is notified prior to 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, then no later than 1:00 p.m. on such Business Day or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (or if notified after such time, then no later than 11:00 a.m. on the next succeeding Business Day or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (together with any accrued interest). If the Company fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving A Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolving A Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 5.03 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Revolving A Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Dollar Equivalent of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving A Loans that are Base Rate Loans because the conditions set forth in Section 5.03 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving A Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving A Lender funds its Revolving A Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Revolving A Lender’s obligation to make Revolving A Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.03 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Revolving A Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving A Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.

(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving A Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving A Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Company to reimburse an L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by such L/C Issuer which does not in fact materially prejudice the Company;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)    any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against an L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)    Role of L/C Issuer. Each Revolving A Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Revolving A Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving A Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s unlawful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.
(h)    Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving A Lender in accordance, subject to Section 2.15, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) in Dollars for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable within fifteen days of the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving A Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum (i) with respect to any Letter of Credit issued by Bank of America in its capacity as a L/C Issuer, specified in the Administrative Agent Fee Letter, (ii) with respect to any Letter of Credit issued by JPMorgan in its capacity as a L/C/ Issuer, specified in the JPM Fee Letter and (iii) with respect to any other L/C Issuer, as separately agreed to by such L/C Issuer and the Company, in each case, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable within fifteen days of the last day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)    Monthly Reports. Each L/C Issuer shall provide to the Administrative Agent a list of outstanding Letters of Credit issued by it (together with type and amounts) on a monthly basis.

2.04    Swing Line Loans.
(a)    Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving A Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (B) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Lender’s Revolving A Commitment, (ii) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan or a Quoted Rate Swing Line Loan, as the Company may elect. Immediately upon the making of a Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)    Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, (ii) the requested borrowing date, which shall be a Business Day, and (iii) whether such Swing Line Loan shall be a Base Rate Loan or a Quoted Rate Swing Line Loan. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.
(c)    Refinancing of Swing Line Loans.

(iii)    The Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving A Lender make a Revolving A Loan that is a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 5.03. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(iv)    If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving A Loans in accordance with Section 2.04(c)(i), the request for Revolving A Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving A Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(v)    If any Revolving A Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving A Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(vi)    Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(x)    At any time after any Revolving A Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(xi)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving A Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05    Prepayments.
(a)    Voluntary Prepayments of Loans.
(vii)    Revolving Loans and Term Loans. A Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and the Term Loans of any Class made to it in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 1:00 p.m. (1) three Business Days prior to any date of prepayment of LIBOR Rate Loans denominated in Dollars, (2) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to any date of prepayment of LIBOR Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (D) any prepayment of the Term Loans shall be in such proportions as the Company shall elect and each such prepayment shall be applied as directed by the Company and, absent such direction, shall be applied in direct order of maturity to the remaining principal amortization payments of the applicable Term Loan; and (E) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions. Each such notice shall specify the date and amount of such prepayment and the Class and Type(s) of Loans to be prepaid and, if LIBOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the applicable Class of Loans being prepaid of the applicable Lenders in accordance with their respective Applicable Percentages for such Class.

(viii)    Swing Line Loans. The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory Prepayments of Loans.
(vii)    Revolving Commitments.
(A)    If for any reason the Total Revolving A Outstandings at any time exceed the Aggregate Revolving A Commitments then in effect, the Company shall immediately prepay Revolving A Loans (or cause the Designated Borrower to prepay Revolving A Loans) and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving A Loans and Swing Line Loans the Total Revolving A Outstandings exceed the Aggregate Revolving A Commitments then in effect.
(B)    If for any reason the aggregate amount of the Revolving B Loans at any time exceed the Aggregate Revolving B Commitments then in effect, the Company shall immediately prepay Revolving B Loans in an aggregate amount equal to such excess.
(viii)    Alternative Currency Sublimit and Designated Borrower Sublimit.
(A)     If for any reason the Outstanding Amount of all Revolving A Loans and L/C Obligations denominated in Alternative Currencies at such time exceeds 105% of the Alternative Currency Sublimit then in effect, then, the applicable Borrowers shall immediately prepay Revolving A Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect; provided, however, that, the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(ii) unless after the prepayment in full of the Revolving A Loans the Total Revolving A Outstandings denominated in Alternative Currencies exceed the Alternative Currency Sublimit then in effect. The

Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
(B)    If for any reason the Outstanding Amount of all Revolving A Loans owing by Designated Borrowers at such time exceeds 105% of the Designated Borrower Sublimit then in effect, then, the applicable Designated Borrowers shall immediately prepay Revolving A Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Designated Borrower Sublimit then in effect.

(ix)    Asset Sales and Recovery Events. (A) Promptly following any Asset Sale or series of Asset Sales which causes the aggregate Net Cash Proceeds received from all Asset Sales during such fiscal year to exceed $50,000,000, the Company shall prepay the Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds in excess of $50,000,000 derived from all such Asset Sales (such prepayment to be applied as set forth in clause (iv) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent (1) the Company delivers to the Administrative Agent a certificate stating that it intends to use such Net Cash Proceeds to acquire fixed or capital assets used or useful in its business or to make Permitted Acquisitions, and (2) such acquisition is consummated within three hundred and sixty-five (365) days (or in the event that the Company or any Restricted Subsidiary has entered into a binding agreement to make such acquisition within such 365 day period, such period shall be extended for an additional 180 days with respect to the portion of such Net Cash Proceeds so committed to be reinvested in such acquisition) of receipt of the Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to repay the Loans immediately thereafter and (B) to the extent of cash proceeds received in connection with a Recovery Event which are in excess of $50,000,000 in the aggregate and which are not used to acquire fixed or capital assets used or useful in its business within three hundred sixty-five (365) days (as such period may be extended pursuant to the foregoing clause (A)(2) above) of the receipt of such cash proceeds, the Company shall prepay the Obligations in an aggregate amount equal to one hundred percent (100%) of such cash proceeds net of all third-party costs incurred to obtain such cash proceeds (such prepayment to be applied as set forth in clause (iv) below).
(x)    Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:
(A)    (i) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A) by the Company, first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving A Loans, and, third, to Cash Collateralize the remaining L/C Obligations, and (ii) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(B), to the outstanding Revolving B Loans.
(B)    with respect to all amounts prepaid pursuant to Section 2.05(b)(ii)(A) by the Company, first, to the outstanding Revolving A Loans denominated in Alternative Currencies, and, second, to Cash Collateralize the L/C Obligations denominated in Alternative Currencies;
(C)    with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A), Section 2.05(b)(ii)(A), Section 2.05(b)(ii)(B) or Section 2.05(b)(iii) by a Designated Borrower, to the outstanding Revolving A Loans made to Designated Borrowers; and

(D)    with respect to all amounts prepaid pursuant to Section 2.05(b)(iii) by the Company, first, ratably to the Term Loans (ratably to the remaining principal amortization payments thereof), second, to the outstanding Revolving B Loans and Total Revolving A Outstandings, ratably, without a corresponding reduction in the Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments, as applicable (with any application to the Total Revolving A Outstandings to be applied first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving A Loans, and, third, to Cash Collateralize the remaining L/C Obligations).
Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
(xi)    Limitation of Prepayment Obligations. Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (each such Asset Sale a “Foreign Asset Sale”) or the Net Cash Proceeds of any Recovery Event incurred by a Foreign Subsidiary (each such Recovery Event a “Foreign Recovery Event”) are prohibited or delayed by applicable foreign Law or the applicable Organization Documents of such Foreign Subsidiary from being repatriated to the Company to repay the Obligations pursuant to Section 2.05(b)(iii), the portion of such Net Cash Proceeds so affected will not be required to be applied to repay the Obligations at the time provided in Section 2.05(b)(iii), but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable Organization Documents of such Foreign Subsidiary will not permit repatriation to the Company (the Company hereby agreeing to use, and cause its Subsidiaries to use, all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and Cash Equivalents of the Company and its Subsidiaries that are not affected by such restrictions to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law or the applicable Organization Documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.05 or (ii) to the extent that the Company has determined in good faith, after consultation with the Administrative Agent, that repatriation to the Company to repay the Obligations pursuant to Section 2.05(b)(iii) of any of or all the Net Cash Proceeds of any Foreign

Asset Sale or Net Cash Proceeds of any Foreign Recovery Event attributable to Foreign Subsidiaries would have adverse tax consequences (including any reduction in tax attributes) with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay such Obligations at the time provided in Section 2.05(b)(iii), but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds remain (the Company hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and Cash Equivalents of the Company and its Subsidiaries that are not affected by such adverse tax consequences to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds would no longer have adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.05. The annual aggregate amount of Net Cash Proceeds from Asset Sales and Recovery Events that are exempted from prepaying the Obligations pursuant to Section 2.05(b)(iii) shall be reduced by the Net Cash Proceeds from Foreign Asset Sales and Foreign Recovery Events that are exempted from prepaying the Obligations by operation of this Section 2.05(b)(v).

2.06    Termination or Reduction of Revolving Commitments.
(c)    Optional Reductions. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments, the Term A-1 Loan Commitments and/or the Term A-2 Loan Commitments or from time to time permanently reduce such Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions. The Company shall not terminate or reduce the Aggregate Revolving A Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving A Outstandings would exceed the Aggregate Revolving A Commitments. The Company shall not terminate or reduce the Aggregate Revolving B Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of the Revolving B Loans would exceed the Aggregate Revolving B Commitments. If, after giving effect to any reduction of the Aggregate Revolving A Commitments, the Letter of Credit Sublimit, the Alternative Currency Sublimit, the Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving A Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of Commitments. Any reduction of Commitments shall be applied to the applicable Commitment of each Lender of the applicable Class according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.
(d)    [Reserved]
2.07    Repayment of Loans.

(d)    Revolving Loans. Each Borrower shall repay to the Revolving A Lenders on the Revolving A Credit Maturity Date the aggregate principal amount of all Revolving A Loans made to such Borrower that are outstanding on such date. The Company shall repay to the Revolving B Lenders on the Revolving B Credit Maturity Date the aggregate principal amount of all Revolving B Loans that are outstanding on such date.
(e)    Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Revolving A Credit Maturity Date.
(f)    Term A-1 Loan. The Company shall repay the outstanding principal amount of the Term A-1 Loan in equal quarterly installments of $9,375,000 on the last Business Day of each calendar quarter, beginning with the calendar quarter ended March 31, 2016 (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), with the outstanding principal balance of the Term A-1 Loan due on the Term A-1 Maturity Date, unless accelerated sooner pursuant to Section 9.02.
(g)    Term A-2 Loan. The Company shall repay the outstanding principal amount of the Term A-2 Loan in equal quarterly installments of $1,875,000 on the last Business Day of each calendar quarter, beginning with the calendar quarter ending March 31, 2016 (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), with the outstanding principal balance of the Term A-2 Loan due on the Term A-2 Maturity Date, unless accelerated sooner pursuant to Section 9.02.
(h)    Incremental Term Loan. The Company shall repay the outstanding principal amount of the Incremental Term Loan in the installments on the dates and in the amounts set forth in the Incremental Term Loan Agreement (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.

2.08    Interest.
(d)    Subject to the provisions of subsection (b) below, (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the LIBOR Rate for such Interest Period plus the Applicable Rate for LIBOR Rate Loans; (ii) each Base Rate Loan (including any Swing Line Loan that is a Base Rate Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) each Swing Line Loan that is a Quoted Rate Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Quoted Rate applicable thereto.
(e)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)    If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(f)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.
In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)    [Reserved]
(b)    Commitment Fees.
(i)    The Company shall pay to the Administrative Agent, for the account of each Revolving A Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving A Commitments exceed the sum of (y) the Outstanding Amount of Revolving A Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving A Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears within fifteen days of the last day of each March, June, September and December, commencing with the first such date to occur after the Initial Funding Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(ii)    The Company shall pay to the Administrative Agent, for the account of each Revolving B Lender with a Revolving B Commitment in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving B Commitments exceed the aggregate Outstanding Amount of the Revolving B Loans. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears within fifteen days of the last day of each March, June, September and December, commencing with the first such date to occur after the Initial Funding Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(c)    Other Fees.
(i)    The Company shall pay to the applicable Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fee.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the LIBOR Base Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11(a) (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Class, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Loan Parties shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)
(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or an L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(b)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(c)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(d)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it to a Borrower, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders with respect to such Borrower, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them with respect to such Borrower, provided that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    Cash Collateral.

(a)    Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 9.02(c) or (iv) there shall exist a Defaulting Lender that is a Revolving A Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, shall grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all reasonable and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.

(A)    No Defaulting Lender shall be entitled to receive any fee payable under Sections 2.09(a)(i), 2.09(a)(ii) and 2.09(b) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(b)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving A Lenders in accordance with their respective Applicable Percentages with respect to the Revolving A Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving A Credit Exposure of any Non-Defaulting Lender that is a Revolving A Lender to exceed such Non-Defaulting Lender’s Revolving A Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(c)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(d)    Defaulting Lender Cure. If the Company and the Administrative Agent (and, in the case of a Defaulting Lender that is a Revolving A Lender, the Swing Line Lender and the L/C Issuers) agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.16    Designated Borrowers.

(a)    Effective as of the date hereof, the Lux Borrower shall be a “Designated Borrower” hereunder and may receive Revolving A Loans for its account on the terms and conditions set forth in this Agreement.
(b)    The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any wholly-owned Foreign Subsidiary (other than a Subsidiary that is not a Material Restricted Subsidiary) of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Revolving A Loans that are LIBOR Rate Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice in substantially the form of Exhibit 2.16-1 (a “Designated Borrower Request”). If the Administrative Agent and each Revolving A Lender with a Revolving A Commitment agree in writing that an Applicant Borrower shall be entitled to receive Revolving A Loans hereunder (it being understood that a Revolving A Lender shall be deemed to have acted reasonably in withholding its consent if (i) it is unlawful for such Revolving A Lender to make Loans under this Agreement to the proposed “Designated Borrower,” (ii) such Revolving A Lender cannot or has not determined that it is lawful to do so, (iii) the making of a Loan to the proposed “Designated Borrower” might subject such Revolving A Lender to adverse tax consequences, (iv) such Revolving A Lender is required or has determined that it is prudent to register or file in the jurisdiction of formation or organization of the proposed Designated Borrower and it does not wish to do so or (v) such Revolving A Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located), then the Administrative Agent, the Company and such Applicant Borrower shall execute and deliver to the Revolving A Lenders an agreement in substantially the form of Exhibit 2.16.2 (a “Designated Borrower Joinder Agreement”). Each Designated Borrower Joinder Agreement shall specify (i) any additional terms and conditions applicable to Revolving A Loans to such Applicant Borrower as agreed to by the Administrative Agent, the Company and such Applicant Borrower and (ii) the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof. Each Revolving A Lender hereby agrees to permit each Designated Borrower listed in each Designated Borrower Joinder Agreement to receive Revolving A Loans hereunder, on the terms and conditions set forth herein, and each party hereto agrees that each such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel, “know your customer” information and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Lenders in their reasonable discretion, and Notes signed by such new Borrowers to the extent any Lenders so require.

(c)    Notwithstanding anything herein to the contrary, (i) the Obligations of all Designated Borrowers shall be several in nature and (ii) no payment of any amount by a Designated Borrower under the Loan Documents shall be for the account of, or shall reduce the obligations of, a party other than the Designated Borrower.
(d)    Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.16 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(e)    The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.
(i)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or any Loan Party, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(j)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes (other than to the extent covered in subsection (a) above).
(k)    Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally (except in the case of Designated Borrowers, whose obligations shall be several and not joint) indemnify each Recipient, and shall make payment in respect thereof within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally (except in the case of Designated Borrowers, whose obligations shall be several and not joint) indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after written demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender and L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(l)    Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.
(m)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (1) set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below or (2) required by applicable Law other than the Internal Revenue Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(E)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(F)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-B or Exhibit 3.01-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-D on behalf of each such direct and indirect partner;

(G)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(H)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(n)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than penalties, interest, or charges attributable to gross negligence or willful misconduct on the part of the Recipient) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(o)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or L/C Issuer, the termination of the aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue LIBOR Rate Loans in the affected currency or currencies or, in the case of LIBOR Rate Loans denominated in Dollars, to convert Base Rate Loans to LIBOR Rate Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice by the Company, (i) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all LIBOR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. Upon any such prepayment or conversion, the applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03    Inability to Determine Rates.
(g)    If in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such LIBOR Rate Loan, (B) adequate and reasonable means do not exist for determining the LIBOR Base Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the LIBOR Base Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Company and all Lenders. Thereafter, (i) the obligation of the Lenders to make or maintain LIBOR Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods) and (ii) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (which revocation the Administrative Agent agrees to give promptly upon receipt of such instruction). Upon receipt of such notice, a Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(h)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Company that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04    Increased Costs.
(c)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate, other than as set forth below) or L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the LIBOR Base Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(d)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(e)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof; provided that a Lender shall not be entitled to any compensation pursuant to this Section 3.04 to the extent such Lender is not generally imposing such charges or requesting such compensation from other similarly situated borrowers under similar circumstances.
(f)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(g)    Additional Reserve Requirements. The Company shall pay to (or cause the applicable Designated Borrower to pay) each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of the Bank of England, the Financial Services Authority (or successor thereto) or the European Central Bank imposed in respect of the maintenance of the Commitments or the funding of the LIBOR Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith consistent with customary market practice, which determination shall be conclusive, absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense (other than any loss of Applicable Rate) incurred by it as a result of:
(e)    any continuation, conversion, payment or prepayment of any LIBOR Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(f)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
(g)    any failure by any Borrower to make a payment of any Loan or any drawing under a Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(h)    any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Base Rate used in determining the

LIBOR Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(i)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to a Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.
(j)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.
3.07    Survival.
All of the Loan Parties’ obligations under this Article III shall survive termination of the aggregate Revolving Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
3.08    Withholding Taxes.
For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans under this Agreement as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

ARTICLE IV

GUARANTY
4.01    The Guaranty.
Each of the Guarantors hereby jointly and severally guarantees to each Lender, each L/C Issuer and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.
4.02    Obligations Unconditional.
The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(j)    any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;
(k)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(l)    any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(m)    any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.03    Reinstatement.
The obligations of each Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
4.04    Certain Additional Waivers.
Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05    Remedies.
The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
4.06    Rights of Contribution.
The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid-in-full and the Commitments have terminated, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid-in-full and the Commitments have terminated. For purposes of this Section 4.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) “Guaranteed Obligations” shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against any Borrower in respect of any payment of Guaranteed Obligations.
4.07    Guarantee of Payment; Continuing Guarantee.
The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.
4.08    Keepwell.
Each Loan Party (other than the Designated Borrowers) that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.
ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01    Conditions to Effectiveness.
This Agreement shall become effective upon satisfaction of the following conditions precedent:

(n)    Receipt by the Administrative Agent of the following, each in form and substance satisfactory to the Administrative Agent and each Lender:
(i)    Executed Agreement. Executed counterparts of this Agreement, properly executed by a Responsible Officer of the signing Loan Party and each Lender.
(ii)    Opinions of Counsel. Favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date.
(iii)    Organization Documents, Resolutions, Etc.
(A)    copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;
(B)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(C)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing (to the extent applicable) and qualified to engage in business in its state of organization or formation.
(o)    There shall not have occurred since December 31, 2011 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.
(p)    There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.
(q)    The Lenders shall have received audited financial statements for the Company and its Subsidiaries for the fiscal year ending December 31, 2011 and the unaudited financial statements for the Company and its Subsidiaries for the fiscal quarter ending June 30, 2012 and each subsequent fiscal quarter of the Company ending 45 days or more prior to the Closing Date.

(r)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying that the representations and warranties in Section 6.01, 6.02 and 6.03 are true and correct in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects).
(s)    Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the Closing Date.
(t)    The Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
The Administrative Agent shall notify the Company in writing when this Agreement becomes effective on the Closing Date. Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. For the avoidance of doubt, the Collateral Documents shall not become effective until the Initial Funding Date.
5.02    Conditions to Initial Extension of Credit.
The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder on the Initial Funding Date is subject to satisfaction of the following conditions precedent:

(h)    Receipt by the Administrative Agent of the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(ii)    Loan Documents. Executed counterparts of the Notes and the other Loan Documents, properly executed by a Responsible Officer of the signing Loan Party.
(iii)    Opinions of Counsel. Favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Initial Funding Date.
(iv)    Certificates, Resolutions, Etc.
(I)    Such certificates from Responsible Officers of the Loan Parties certifying that the Organization Documents of the Loan Parties delivered on the Closing Date have not been amended in a manner materially adverse to the Lenders;
(J)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(K)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(v)    Personal Property Collateral.
(A)    UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(B)    all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of organization of such Person); and

(C)    duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the United States registered intellectual property of the Loan Parties.
(vi)    Real Property Collateral. Subject to Section 7.11:
(D)    Fully executed and notarized Mortgages encumbering the fee interest of any Loan Party in each of the real properties designated as a Mortgaged Property on Schedule 6.17(a);
(E)    maps or plats of an as built survey of the sites of the real property covered by the Mortgages certified to the Administrative Agent and the title insurance company issuing the policies referred to in subclause (C) in a manner reasonably satisfactory to each of the Administrative Agent and such title insurance company, dated a date reasonably satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy;
(F)    ALTA mortgagee title insurance policies issued by a title insurance company reasonably acceptable to the Administrative Agent with respect to each Mortgaged Property, assuring the Administrative Agent that each of the Mortgages creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent; and
(G)    evidence as to (A) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance and declarations pages of the Company and its Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders.

(vii)    Evidence of Insurance. Copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.
(viii)    Closing Certificate. A certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied.
(ix)    Supplements to Schedules. Such supplements to Schedules 6.01, 6.05, 6.17(a), 6.17(b), 6.17(c) and 6.17(d), as are necessary such that, as supplemented, such Schedules would be accurate and complete as of the Initial Funding Date.
(i)    The Administrative Agent, the Arrangers and the Lenders shall have received all fees required to be paid on or before the Initial Funding Date.
(j)    The Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the Initial Funding Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the funding proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed funding of the Loans on the Initial Funding Date specifying its objection thereto.
5.03    Conditions to all Credit Extensions.
The obligation of each Lender to honor any Request for Credit Extension, including the initial Credit Extension on the Initial Funding Date (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Rate Loans) is subject to the following conditions precedent:

(i)    The representations and warranties of each Loan Party contained in Article VI or any other Loan Document shall be true and correct in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) (provided that this clause (a) shall apply to any extensions of credit pursuant to an Incremental Term Loan the proceeds of which are used to fund a Permitted Acquisition substantially concurrently upon the receipt thereof only to the extent provided in Section 2.01(f) and the applicable Incremental Term Loan Agreement).
(j)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof (provided that this clause (b) shall apply to any extensions of credit pursuant to an Incremental Term Loan the proceeds of which are used to fund a Permitted Acquisition substantially concurrently upon the receipt thereof only to the extent provided in Section 2.01(f) and the applicable Incremental Term Loan Agreement).
(k)    The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(l)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving A Lenders (in the case of any Revolving A Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:
6.01    Organization; Powers.
Each of the Company and its Restricted Subsidiaries is (a) duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and, (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 6.01 sets forth, as of the Fourth Amendment Effective Date, (i) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (ii) a true and complete listing of each class of each Loan Party’s and each Pledge Subsidiary’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 6.01, and (iii) the type of entity of the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
6.02    Authorization; Enforceability.
The Transactions are within each Loan Party’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational action and, if required, stockholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.
6.03    Governmental Approvals; No Conflicts.
The Transactions (a) except as could not reasonably be expected to have a Material Adverse Effect, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents and the filing of one or more current reports on Form 8-K with respect to the Transactions, (b) except as could not reasonably be expected to have a Material Adverse Effect, will not violate any Law applicable to the Company or any of its Restricted Subsidiaries, (c) except as could not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Restricted Subsidiaries or its assets (except those as to which waivers or consents have been obtained), and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents.

6.04    Financial Condition; No Material Adverse Change.
(g)    The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2011, reported on by Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date in accordance with GAAP.
(h)    Since December 31, 2011 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.
6.05    Properties.
(d)    Each of the Company and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and all such property is free of all Liens other than Permitted Liens.
(e)    The Company and each of its Restricted Subsidiaries owns, has the legal right to use or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company or any of its Restricted Subsidiaries, the use thereof by the Company and its Restricted Subsidiaries does not infringe upon the rights of any other Person except for such infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.05 is a list of all intellectual property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by the Company and the Guarantors as of the Fourth Amendment Effective Date.

6.06    Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Restricted Subsidiaries (i) as to which there is a reasonable probability of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) as of the Fourth Amendment Effective Date, that involve this Agreement or the Transactions.
(b)    Except for any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) none of the Company or any of its Restricted Subsidiaries has received any written or actual notice of any claim with respect to any Environmental Liability or has knowledge or reason to believe that any such notice will be received or is threatened and (ii) none of the Company or any of its Restricted Subsidiaries (1) has, at any time during the last five (5) years, failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.
6.07    Compliance with Laws.
Each of the Company and its Restricted Subsidiaries is in compliance with all Laws applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
6.08    Investment Company Status.
Neither the Company nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
6.09    Taxes.
Each of the Company and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.
6.10    ERISA.
No ERISA Event has occurred within the previous five (5) years or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

6.11    Disclosure.
There is no fact now known to the Company or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein or in the periodic and other reports filed by the Company or any Subsidiary with the SEC, in the financial statements of the Company and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by any Loan Party to the Administrative Agent and/or the Lenders. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) or delivered hereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered. Notwithstanding anything contained in this Section 6.11, the parties hereto acknowledge and agree that uncertainty is inherent in any forecasts and projections and that such forecasts and projections do not constitute guarantees of future performance.
6.12    Solvency.
(f)    As of the Fourth Amendment Effective Date, immediately after the consummation of the Transactions to occur on the Fourth Amendment Effective Date, the Loan Parties, taken as a whole on a consolidated basis, are and will be Solvent.
(g)    The Loan Parties on a consolidated basis, will not (i) have unreasonably small capital in relation to the business in which they are engaged or (ii) have incurred, or believe that they will have incurred after giving effect to the transactions contemplated by this Agreement, Indebtedness beyond their ability to pay such Indebtedness as it becomes due.
6.13    Security Interests in Collateral.
As of the Initial Funding Date and at all times thereafter, the provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the holders of the Obligations, and, upon the filing of appropriate financing statements, the recordation of the applicable Mortgages and, with respect to any intellectual property, filings in the United States Patent and Trademark Office and the United States Copyright Office, or taking such other action as may be required for perfection under applicable Law, such Liens will constitute, to the extent required by the Loan Documents, perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the Company and/or Guarantors, as applicable, and all third parties, and having priority over all other Liens on the Collateral except (a) for Permitted Liens, (b) in the case of Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c)

to the extent that perfection of such security interests and Liens are not required by the Loan Documents. No representation or warranty is made under the Laws of any non-U.S. jurisdiction with respect to the perfection or priority of any security interest in the Equity Interests issued by any Foreign Subsidiary.
6.14    Labor Disputes.
There are no labor controversies, strikes, lockouts or slowdowns pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Restricted Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.
6.15    No Default.
No Default has occurred and is continuing.
6.16    Federal Reserve Regulations.
No part of the proceeds of any Credit Extension have been used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the FRB, including Regulations T, U, and X.
6.17    Business Locations; Taxpayer Identification Number.
Set forth on Schedule 6.17(a) is a list of all real property located in the United States that is (i) owned by the Company or any Guarantor as of the Fourth Amendment Effective Date or (ii) leased by the Company or any Guarantor as of the Fourth Amendment Effective Date and, in the case of this clause (ii), where assets in excess of $5,000,000 are located. Set forth on Schedule 6.17(b) is (a) the chief executive office, exact legal name, U.S. tax payer identification number and organizational identification number of the Company and each Guarantor and (b) the exact legal name and the true and correct unique identification number of each Designated Borrower that has been issued by its jurisdiction of organization and the name of such jurisdiction, in each case, as of the Fourth Amendment Effective Date. Except as set forth on Schedule 6.17(c), neither the Company nor any Guarantor has during the five years preceding the Fourth Amendment Effective Date (i) changed its legal name, (ii) changed its state of formation or (iii) been party to a merger, consolidation or other change in structure.
6.18    OFAC; Anti-Corruption Laws.
No Loan Party nor any Subsidiary of a Loan Party, nor to the knowledge of any Loan Party, any director, officer, employee or Affiliate thereof is currently the subject of any Sanctions. No Credit Extension, nor the proceeds from any Credit Extension, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business of any Person who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of Sanctions. The Loan Parties

and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
6.19    Insurance.
(a)    The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Restricted Subsidiary operates. The property and general liability insurance coverage of the Company and the Guarantors as in effect on the Fourth Amendment Effective Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.19.
(b)    The Company and each Guarantor maintains, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.
6.20    Representations as to Designated Borrowers.
Each of the Company and each Designated Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)    Such Designated Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Designated Borrower, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Designated Borrower of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Designated Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Designated Borrower is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Designated Borrower is organized and existing for the enforcement thereof against such Designated Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Designated Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) in the case where any Applicable Foreign Obligor Document is to be presented, directly or by way of reference, in court proceedings in a Luxembourg court or another official authority (autorité constituée) in Luxembourg, in which case registration may be required by such court or authority and registration duties at a fixed rate of €12 or at an ad valorem rate (depending on the nature of the registered document) will in such event become due and payable, (ii) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
ARTICLE VII

AFFIRMATIVE COVENANTS
Commencing on the Initial Funding Date (or, with respect to Sections 7.01(a) and 7.01(b), commencing on the Closing Date) and continuing for so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:
7.01    Financial Statements and Other Information.
The Company will furnish to the Administrative Agent (for delivery to each Lender):

(m)    by no later than the earlier of the date on which such financial statements are required to be filed by the Company with the SEC (without giving effect to any extensions thereof) and the date which occurs 90 days after the end of each fiscal year of the Company, (i) its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, accompanied by any management letter prepared by said accountants and (ii) consolidated balance sheet and related statements of income and cash flows of the Company and its Restricted Subsidiaries and consolidating balance sheet and statement of income of the Company and its Restricted Subsidiaries (such consolidating statements with a level of detail reasonably determined by the Company), in each case as at the end of such fiscal year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by a certificate of a Financial Officer of the Company, which certificate shall state that such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its Restricted Subsidiaries, in accordance with GAAP (except, in the case of the financial statements of the Company and its Restricted Subsidiaries, for the exclusion of Unrestricted Subsidiaries), as at the end of and for such period (subject to normal year-end audit adjustments);
(n)    by no later than the earlier of the date on which such financial statements are required to be filed by the Company with the SEC (without giving effect to any extensions thereof) and the date which occurs 45 days after the end of each of the first three fiscal quarters of the Company (or with respect to the fiscal quarter ending September 30, 2012, 75 days or such later date agreed to by the Administrative Agent), the unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows for the Company and its Subsidiaries and for the Company and its Restricted Subsidiaries and the unaudited consolidating balance sheet and related statement of income for the Company and its Restricted Subsidiaries (such consolidating statements with a level of detail reasonably determined by the Company) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries or the Company and its Restricted Subsidiaries in accordance with GAAP (except, in the case of the financial statements of the Company and its Restricted Subsidiaries, for the exclusion of Unrestricted Subsidiaries), subject to normal year-end audit adjustments and the absence of footnotes;

(o)    concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer of the Company (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.11, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 6.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(p)    promptly after the same become publicly available, to the extent not available by electronic or other readily accessible means, copies of all periodic and other reports, proxy statements and other non-confidential materials filed by the Company or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(q)    within ninety (90) days after the end of each fiscal year of the Company, a certificate containing information regarding the amount of all Asset Sales that were made during such prior fiscal year and amounts received in connection with any Recovery Event during such prior fiscal year;
(r)    promptly (in any event, within 30 days, or such later date as determined by the Administrative Agent in its sole discretion) thereafter, written notice of any change in a Loan Party’s name, jurisdiction of formation or form of organization; and
(s)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request (provided that no such information shall be required to be provided if providing such information would violate confidentiality agreements or result in a loss of attorney-client privilege or a claim of attorney work product with respect to such information so long as the Company notifies the Administrative Agent that such information is being withheld and the reason therefor).
Documents required to be delivered pursuant to Section 7.01(a) or 7.01(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”
7.02    Notices of Material Events.
The Company will furnish to the Administrative Agent and each Lender prompt written notice (in any event, within 5 Business Days) upon any Responsible Officer of the Company obtaining actual knowledge thereof, of the following:

(k)    the occurrence of any Default;
(l)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that has a reasonable probability of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(m)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
(n)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
7.03    Existence; Conduct of Business.
The Company will, and will cause each of its Restricted Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits necessary in the conduct of its business, except, with respect to clause (ii), where failure to so maintain could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted (and those ancillary or reasonably related thereto).
7.04    Payment of Obligations.
The Company will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default (subject, where applicable, to specified grace periods), except where the validity or amount thereof is being contested in good faith by appropriate proceedings and (a) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.
7.05    Maintenance of Properties.
The Company will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, obsolescence, force majeure and Recovery Event excepted.

7.06    Books and Records; Inspection Rights.
The Company will, and will cause each of its Restricted Subsidiaries to, (i) keep proper books of record and account in which complete entries in accordance with GAAP are made of all material dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or (upon the occurrence and during the continuation of any Event of Default) any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the assets for internal use by the Administrative Agent and the Lenders.
7.07    Compliance with Laws.
The Company will, and will cause each of its Restricted Subsidiaries to, comply with all Laws applicable to it or its property (including, without limitation, ERISA and Environmental Laws), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
7.08    Use of Proceeds.
The proceeds of the Credit Extensions will be used (i) for working capital needs and for other general corporate purposes of the Company and its Restricted Subsidiaries in the ordinary course of business and (ii) to finance Permitted Acquisitions and permitted stock repurchases. No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the FRB, including Regulations T, U and X.
7.09    Insurance.
The Company will, and will cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable carriers (a) insurance in such amounts (with no greater risk retention) as currently maintained by such Persons and against such risks (including loss or damage by fire and other normally insured perils and loss in transit; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (including the use of self-insurance plans) and (b) all insurance required pursuant to the Collateral Documents. The Company will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Company shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Company’s and Guarantors’ tangible personal property and assets and business interruption insurance policies naming the Administrative Agent loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. The Company will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the

Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding. Without limiting the foregoing, the Company will, (i) maintain, if available, and will cause each of its Restricted Subsidiaries to maintain, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area upon the earlier of a Responsible Officer of the Company obtaining knowledge thereof or the renewal of such insurance. If the Company fails to maintain the insurance coverage required hereby, the Administrative Agent may, after ten (10) Business Days’ written notice to the Company, purchase insurance at the Company’s expense to protect the Administrative Agent’s and the Lenders’ interest in the Collateral. This insurance may, but need not, protect the interests of the Company and its Restricted Subsidiaries. The coverage that the Administrative Agent purchases may not pay any claim that the Company or any Restricted Subsidiary makes or any claim that is made against the Company or any Restricted Subsidiary in connection with the Collateral. The Company may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with satisfactory evidence that the Company has obtained insurance as required hereby. If the Administrative Agent purchases insurance of the Collateral, the Company will be responsible for the costs of that insurance, including interest thereon at the Default Rate and any other charges which the Administrative Agent may incur in connection with the placement of the insurance until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall constitute Obligations, shall bear interest at the Default Rate as provided above, and shall be payable upon demand. The costs of the insurance may be more than the cost of insurance the Company may be able to obtain on its own.

7.10    Subsidiary Guarantors; Pledges; Collateral; Further Assurances.
(e)    As promptly as possible but in any event by the earlier of (i) thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person (other than a Receivables Financing SPC) becomes a Material Restricted Subsidiary or any Subsidiary (other than a Receivables Financing SPC) qualifies independently as, or is designated by the Company as, a Guarantor and (ii) the date on which any Person that is not a Guarantor guarantees any Material Indebtedness of the Company or any Guarantor (the date of such creation, designation, qualification or guarantee being the “Trigger Date”), the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall, (x) in the case of a Person described in the preceding clause (i), within sixty (60) days (or such later date as may be agreed to by the Administrative Agent) after the Trigger Date or (y) in the case of a Person described in the preceding clause (ii), on the Trigger Date (or such later date as may be agreed to by the Administrative Agent), (A) cause each such Subsidiary that is a wholly-owned Domestic Subsidiary or is a Domestic Subsidiary that owns Material Domestic Intellectual Property and (B) at the Company’s option, cause any such Subsidiary that is not a wholly-owned Domestic Subsidiary and is not a Domestic Subsidiary that owns Material Domestic Intellectual Property, to deliver to the Administrative Agent a Joinder Agreement pursuant to which such Subsidiary agrees to be bound by the terms and provisions of this Agreement as a Guarantor and the Collateral Documents, such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f)    The Company will cause, and will cause each Guarantor to cause, all existing and newly-acquired owned and leased property (whether real (subject to clause (ii) below), personal, tangible, intangible, or mixed property but excluding Excluded Property) to be subject at all times (subject to the time periods in clause (a) above) to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the holders of the Obligations to secure the Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens. Without limiting the generality of the foregoing, the Company (i) will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Company or any Guarantor to be subject at all times (subject to the time periods in clause (a) above) to a first priority, perfected Lien in favor of the Administrative Agent to secure the Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request (it being understood and agreed that: (A) neither the Company nor any Guarantor shall be required to deliver stock certificates and transfer powers with respect to any Subsidiary (other than a Receivables Financing SPC organized under the laws of a state of the United States) that is not a Material Restricted Subsidiary and (B) any such pledge of the Equity Interests of a Receivables Financing SPC shall contain such remedy standstills limiting the remedies of the Secured Parties (up to one year and one day after the payment in full of the applicable Permitted Receivables Financing) and other customary provisions for pledges of this type) and (ii) will, and will cause each Guarantor to, deliver Mortgages and Mortgage Instruments with respect to real property owned by the Company or any Guarantor (other than real property owned by the Company or any Guarantor with a book value of less than $50,000,000 and that is not subject to an existing Mortgage on the Fourth Amendment Effective Date) to the extent, and within such time period as is, reasonably required by the Administrative Agent (in consultation with the Company), provided that, without limitation of the foregoing, the Administrative Agent shall have received the items described in Section 5.02(a)(v)(D) with respect to any real property described in this clause (ii), prior to the execution and delivery of any Mortgage with respect to such real property.
(g)    Without limiting the foregoing, the Company will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 5.02, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Company.

(h)    If any additional assets (excluding Excluded Property) are acquired by the Company or any Guarantor after the Initial Funding Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Administrative Agent under the Security Agreement upon acquisition thereof), the Company will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Company will, within sixty (60) days (or such later date as may be agreed to by the Administrative Agent), cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Company.
(i)    Notwithstanding the provisions of this Section 7.10 to the contrary, (i) the Company and its Subsidiaries shall not be required to pledge a security interest in any Excluded Property, (ii) no landlord waivers or foreign law pledge or security agreements or legal opinions of foreign counsel with respect to any pledged Equity Interests shall be required, and (iii)  so long as no Default has occurred and is then continuing or would result therefrom and the Company has demonstrated compliance on Pro Forma Basis (after giving effect to such redesignation) with the financial covenants set forth in Section 8.11 to the reasonable satisfaction of the Administrative Agent, the Company may (with the reasonable consent of the Agents) from time to time designate or change any of its Subsidiaries’ status as a Restricted Subsidiary or an Unrestricted Subsidiary; provided that any Subsidiary that guarantees Material Indebtedness of any Loan Party shall not be an Unrestricted Subsidiary.
7.11    [Reserved].

7.12    Farm Credit Equities and Security.
(a)    So long as (i) any Farm Credit Lender is a Lender hereunder and (ii) such Farm Credit Lender has notified the Company that it is eligible to receive patronage distributions directly from such Farm Credit Lender or one of its Affiliates on account of the Term A-2 Loans made by such Farm Credit Lender hereunder, the Company will acquire equity in such Farm Credit Lender in such amounts and at such times as such Farm Credit Lender may require in accordance with such Farm Credit Lender’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Company shall be required pursuant to this sentence to purchase in such Farm Credit Lender in connection with the Loans made by such Farm Credit Lender shall not exceed the maximum amount required by such Bylaws and Capital Plan on the Fourth Amendment Effective Date (or, if applicable, at the time such Farm Credit Lender becomes a Lender hereunder via assignment to the extent the Company has consented to such Farm Credit Lender becoming a Lender). The Company acknowledges receipt, as of the Fourth Amendment Effective Date and to the extent applicable, of a copy of (i) each such Farm Credit Lender’s most recent annual report, (ii) each such Farm Credit Lender’s Notice to Prospective Stockholders and (iii) each such Farm Credit Lender’s Bylaws and Capital Plan, which describe the nature of all of the Company’s equity in each such Farm Credit Lender acquired in connection with its patronage loan from such Farm Credit Lenders (the “Farm Credit Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.
(b)    Each party hereto acknowledges that each relevant Farm Credit Lender’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of Company’s patronage with such Farm Credit Lender, (ii) the Company’s eligibility for patronage distributions from such Farm Credit Lender (in the form of Farm Credit Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit Lender reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.

(c)    Each party hereto acknowledges that each Farm Credit Lender has a statutory first Lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all Farm Credit Equities that the Company may now own or hereafter acquire in such Farm Credit Lender, which statutory Lien shall be for such Farm Credit Lender’s sole and exclusive benefit. The Farm Credit Equities shall not constitute security for the Obligations due to any other holder thereof. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities or on patronage accrued by the relevant Farm Credit Lender for the account of the Company (including, in each case, proceeds thereof), such Lien shall be for such Farm Credit Lender’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, the relevant Farm Credit Lender may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts due under this Agreement. The Company acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Company. No Farm Credit Lender shall have any obligation to retire its Farm Credit Equities upon any Default or any other default by Company or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.
ARTICLE VIII

NEGATIVE COVENANTS
Commencing on the Initial Funding Date, and continuing for so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:
8.01    Indebtedness.
The Company will not, and will not permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(o)    Indebtedness under the Loan Documents;
(p)    Indebtedness existing on the Fourth Amendment Effective Date and set forth in Schedule 8.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
(q)    Indebtedness of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary;
(r)    Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed the greater of (i) $150,000,000 and (ii) 10% of Consolidated Tangible Assets at any time outstanding;
(s)    obligations in connection with any Permitted Receivables Financing, to the extent such obligations constitute Indebtedness;
(t)    unsecured Indebtedness of the Company (and unsecured Guarantees thereof by the Guarantors); provided that (i) both before and after giving effect to the incurrence of such Indebtedness, the Company and its Restricted Subsidiaries shall be in compliance with the financial covenants set forth in Section 8.11 on a Pro Forma Basis, and (ii) such indebtedness (A) shall have a maturity date no earlier than 91 days following the latest of the Revolving A Credit Maturity Date, the Revolving B Credit Maturity Date, and the Term A-1 Maturity Date (as of the date such Indebtedness was incurred) and (B) shall not require any scheduled payment of principal prior to the maturity date thereof;
(u)    (i) Indebtedness of a Restricted Subsidiary consisting of tax-advantaged industrial revenue bond, industrial development bond or other similar financings in an aggregate principal amount not to exceed $100,000,000 at any time outstanding and (ii) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary pursuant to a Permitted Acquisition (provided that such Indebtedness was not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary) in an aggregate principal amount not to exceed $150,000,000 at any time outstanding (and any refinancing thereof so long as the principal amount thereof at the time of such refinancing is not increased, no additional obligors are added, the scope of the collateral securing such Indebtedness is not increased in connection with such refinancing and if the Indebtedness to be refinanced is subordinated to the Obligations, the Indebtedness refinancing such Indebtedness shall be subordinated at least to the same extent);

(v)    Indebtedness in respect of Swap Contracts; provided that such Swap Contracts are (or were) entered into in for the purpose of mitigating risks associated with fluctuations in interest rates, foreign exchange rates or commodity prices, and not for purposes of speculation or taking a “market view;”
(w)    Subordinated Indebtedness;
(x)    to the extent constituting Indebtedness, indemnification and non-compete obligations or adjustments in respect of the purchase price (including earn-outs and other contingent deferred payments) in connection with any Permitted Acquisition or sale or disposition permitted by Section 8.05;
(y)    Indebtedness in respect of workers’ compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;
(z)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Company or any Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;
(aa)    other Indebtedness of the Company and its Restricted Subsidiaries in a principal amount up to but not exceeding in the aggregate outstanding on the date such Indebtedness is incurred the greater of (i) $150,000,000 and (ii) 10% of Consolidated Tangible Assets at such time; provided that the aggregate principal amount of all such Indebtedness incurred by the Company and the Guarantors secured by Liens shall not exceed $100,000,000 at any one time outstanding; and
(bb)    Indebtedness of Persons assumed or acquired in a Permitted Acquisition and Discharged on the date of consummation of such Permitted Acquisition.
8.02    Liens.
The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)    Liens created pursuant to any Loan Document to secure the Obligations;
(j)    Permitted Encumbrances;
(k)    any Lien on any property or asset of, or leased by, the Company or any Restricted Subsidiary existing on the Fourth Amendment Effective Date and set forth in Schedule 8.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Fourth Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(l)    the relevant Farm Credit Lender’s statutory Lien in its Farm Credit Equities;
(m)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 8.01(d), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement (or, in the case of an extension, refinancing, replacement or renewal, at the time of such extension, refinancing, replacement or renewal), (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(n)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or Restricted Subsidiary (other than any replacements of such property or assets and accessions thereto and proceeds thereof, and in the case of any acquired Restricted Subsidiary, after-acquired property of such Restricted Subsidiary of the same type and consistent with that contemplated at the time such original Lien was created) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or the date of any refinancing thereof permitted hereunder), as the case may be;
(o)    Liens upon real or personal property heretofore leased or leased after the Closing Date (under operating or Capital Leases) in the ordinary course of business by the Company or any of its Restricted Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Company or any of its Restricted Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(p)    Liens of sellers or creditors of sellers of farm products encumbering such farm products when sold to any of the Company or its Restricted Subsidiaries pursuant to the Food Security Act of 1985 or pursuant to similar state laws to the extent such Liens may be deemed to extend to the assets of such Person;
(q)    protective Uniform Commercial Code filings with respect to personal property leased by, or consigned to, any of the Company or its Restricted Subsidiaries;
(r)    Liens upon Equity Interests of Unrestricted Subsidiaries;
(s)    Liens in favor of a Receivables Financing SPC or Receivables Financier created or deemed to exist in connection with a Permitted Receivables Financing (including, without limitation, any related filings of any financing statements, any Liens on deposit and securities accounts maintained in connection with any Permitted Receivables Financing and any Liens on the Equity Interests of a Receivables Financing SPC), but only to the extent that any such Lien relates to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;
(t)    any extension, renewal or replacement of the foregoing; provided, however, that (i) the Liens permitted under this clause (l) shall not be spread to cover any additional Indebtedness and the principal amount of such Indebtedness shall not be increased and (ii) the scope of the collateral encumbered by such Liens shall not be increased;
(u)    Liens securing Indebtedness to the extent such Indebtedness is permitted pursuant to Section 8.01(g) (only to the extent covering the property subject to the Indebtedness covered in such Section 8.01(g)) or 8.01(m);
(v)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(w)    Liens of sellers of goods to the Company and its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(x)    Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;
(y)    Liens solely on any cash earnest money deposits made in connection with an Investment permitted by Section 8.04;
(z)    transfer restrictions, purchase options, calls or similar rights of third-party joint venture partners with respect to Equity Interests of joint venture entities;
(aa)    other Liens on assets of the Company and the Restricted Subsidiaries securing other obligations of the Company and the Restricted Subsidiaries in the aggregate principal amount not to exceed $10,000,000 at any time outstanding; and

(bb)    Liens on deposits with respect to Indebtedness that has been Discharged
8.03    Fundamental Changes.
(f)    The Company will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (provided that such requirement as to the absence of a Default shall not apply in the case of a Permitted Acquisition being effectuated pursuant to a merger or consolidation except as set forth in the definition of “Permitted Acquisition”): (i) any Subsidiary of the Company may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Guarantor may merge into or consolidate with any Person in a transaction in which the surviving entity is or becomes a Guarantor; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.04, (iii) a Designated Borrower may merge or consolidate with any other Person (other than the Company or a Guarantor) in a transaction in which such Designated Borrower is the surviving entity; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.04; (iv) any Restricted Subsidiary that is not a Designated Borrower or a Guarantor may (x) liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders or (y) merge or consolidate with any other Person (other than a Loan Party), provided that (1) a Restricted Subsidiary is the surviving Person and (2) any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.04; (v) the Company or any Restricted Subsidiary may merge with any other Person in connection with a Permitted Acquisition, provided that (x) if the Company is a party to such transaction, the Company is the continuing or surviving corporation, (y) if a Designated Borrower is a party to such transaction, such Designated Borrower is the continuing or surviving entity, and (z) if a Guarantor is a party to such transaction, such Guarantor is the surviving Person; and (vi) any permitted sale or disposition under Section 8.05 may be effectuated pursuant to a merger, consolidation, liquidation or dissolution. Notwithstanding the foregoing provisions of this Section 8.03(a), if after giving effect to any of the succeeding transactions, no Default will exist hereunder, any Restricted Subsidiary of the Company may be merged or consolidated with or into an Unrestricted Subsidiary; provided that if the Restricted Subsidiary is not the continuing or surviving Person, the Company shall have complied with the requirements of Section 7.10(e).

(g)    The Company will not, nor will it permit any of its Restricted Subsidiaries to, (i) engage to any substantial extent in any business other than operations involved in the manufacture, processing and distribution of food, beverage or packaging products or businesses of the type conducted by the Company and its Subsidiaries on the Closing Date and businesses reasonably related thereto or (ii) change its fiscal year from the basis in effect on the Closing Date or with respect to a Restricted Subsidiary that was acquired or formed after the Closing Date, from the basis in effect on the date such entity became a Restricted Subsidiary; provided that any Restricted Subsidiary may change its fiscal year to conform to the fiscal year of the Company.
8.04    Investments, Loans, Advances and Acquisitions.
The Company will not, and will not permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(c)    cash, Cash Equivalents and Permitted Acquisitions;
(d)    investments in existence on the Fourth Amendment Effective Date and described in Schedule 8.04;
(e)    operating deposit accounts with depository institutions;
(f)    investments received in connection with a disposition permitted under Section 8.05;
(g)    purchases of inventory and other assets to be sold or used in the ordinary course of business;
(h)    investments by any Loan Party or any Restricted Subsidiary in any Loan Party or any Restricted Subsidiary (including, but not limited to, loans from a Restricted Subsidiary to another Restricted Subsidiary);
(i)    investments by the Company and its Restricted Subsidiaries in the Equity Interests of their Subsidiaries to the extent outstanding as of the Fourth Amendment Effective Date;
(j)    loans and advances to employees in the ordinary course of business not exceeding $10,000,000 in the aggregate;
(k)    investments in the form of Swap Contracts permitted by Section 8.01;
(l)    deposits to secure bids, tenders, utilities, vendors, leases, licenses, statutory obligations, surety and appeal bonds and other deposits of like nature arising in the ordinary course of business;
(m)    investments by any Receivables Financing SPC, the Company or any Restricted Subsidiary in a Receivables Financing SPC in each case made in connection with a Permitted Receivables Financing, and loans permitted by the applicable Permitted Receivables Financing that are made by the Company or a Restricted Subsidiary to a Receivables Financing SPC or by a Receivables Financing SPC to the Company or a Restricted Subsidiary in connection therewith;
(n)    investments acquired through a Permitted Acquisition, each of which (i) existed before the time of acquisition of the Person or assets of the Person who made such investment and (ii) was not made in anticipation of such acquisition;
(o)    the Farm Credit Equities and any other stock or securities of, or Investments in, a Farm Credit Lender or its investment services or programs;

(p)    investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other disputes with customers or suppliers to the extent reasonably necessary in order to prevent or limit loss and investments consisting of the prepayment of suppliers and service providers on customary terms in the ordinary course of business;
(q)    Guarantees permitted by Section 8.01;
(r)    to the extent permitted by Section 8.05, non-cash consideration received in connection with sales or dispositions;
(s)    to the extent constituting an investment by such Person, the payment, prepayment, redemption or acquisition for value of Indebtedness of such Person permitted by this Agreement;
(t)    investments to the extent made with (i) Equity Interests of the Company or (ii) the cash proceeds of an Equity Issuance by the Company, so long as such investment is consummated within 90 days of such Equity Issuance;
(u)    investments in Convertible Bond Hedge Transactions and Capped Call Transactions;
(v)    additional investments in Unrestricted Subsidiaries during any fiscal year in an amount equal to the aggregate amount of dividends and other distributions received by the Company or its Restricted Subsidiaries from Unrestricted Subsidiaries and payments of Indebtedness by an Unrestricted Subsidiary to the Company or a Restricted Subsidiary during such fiscal year; and
(w)    additional investments in an aggregate amount not to exceed (i) from and after the Fourth Amendment Effective Date, $1,000,000,000 and (ii) during any fiscal year, the Annual Investment Limitation for such fiscal year; provided that to the extent that (A) subsequent to any such investment but not later than 90 days thereafter, the Company consummates an Equity Issuance during such fiscal year and (B) the Company promptly (and in any event within three Business Days following receipt thereof) repays the Loans with the net cash proceeds of such Equity Issuance, the amount of such investment (to the extent not in excess of the amount of such prepayment) shall be deemed not to have reduced the Annual Investment Limitation for such fiscal year. As used herein, “Annual Investment Limitation” means, for any fiscal year of the Company, the greater of (x) $100,000,000 and (y) 15% of Consolidated Tangible Assets as of the later of the Initial Funding Date or the first day of such fiscal year.
For purposes of covenant compliance, the amount of any investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such investment, less any amount repaid, returned, distributed or otherwise received in respect of any investment, in each case, in cash, and the amount of any Investment constituting a Guarantee shall be determined as stated in the definition of “Guarantee”.
8.05    Asset Sales.
The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, except:

(c)    any Excluded Disposition or Specified Sale;
(d)    (i) obsolete or worn-out property, tools or equipment no longer used or useful in its business (other than any Excluded Disposition) or (ii) other property no longer used or useful in its business disposed of in the ordinary course of business;
(e)    sales, leases, transfers and dispositions of assets (i) among the Company and the Guarantors and (ii) from any Restricted Subsidiary that is not a Guarantor to the Company or another Restricted Subsidiary;
(f)    any sale of Transferred Assets by such Person to a Receivables Financing SPC and subsequently to a Receivables Financier in connection with a Permitted Receivables Financing;
(g)    sale and leaseback transactions permitted by Section 8.06;
(h)    to the extent constituting a sale, transfer, lease or other disposition, the creation of Liens, the making of investments, the consummation of fundamental changes and the making of Restricted Payments permitted by Sections 8.02, 8.03 (other than Section 8.03(a)(v)), 8.04 and 8.07, respectively;
(i)    to the extent constituting a sale or disposition, the unwinding of any Swap Contract pursuant to its terms;
(j)    transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;
(k)    sales, transfers, leases and other dispositions of other assets so long as the aggregate amount thereof sold or otherwise disposed of in any single fiscal year by the Company and its Restricted Subsidiaries shall not have a book value in excess of fifteen percent (15%) of the Consolidated Total Assets of the Company and its Restricted Subsidiaries owned on the later of the Initial Funding Date or the first day of such fiscal year; and
(l)    sales of non-core assets acquired pursuant to a Permitted Acquisition.
Notwithstanding the foregoing provisions of this Section 8.05, if after giving effect to any of the succeeding transactions, no Default will exist hereunder, (1) so long as the Company has, if requested by the Administrative Agent, demonstrated it is in compliance on a Pro Forma Basis (after giving effect to such sale, lease, transfer or other disposition) with the financial covenants set forth in Section 8.11 to the reasonable satisfaction of the Administrative Agent, the Company or any Restricted Subsidiary may (with the reasonable consent of the Agents) sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any

Unrestricted Subsidiary and (2) any Unrestricted Subsidiary may be sold, liquidated, wound up or dissolved, or may sell, lease, transfer or otherwise dispose of any or all of its assets.
Notwithstanding anything to the contrary herein, neither the Company nor any Guarantor shall sell, transfer or otherwise dispose of any Material Domestic Intellectual Property, directly or indirectly, to any Subsidiary that is not a Guarantor without the consent of the Agents.
8.06    Sale and Leaseback Transactions.
The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for such transactions requiring payments not in excess of $100,000,000 in the aggregate in any fiscal year.
8.07    Restricted Payments.
The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Equity Interests or Hybrid Equity Securities of such Person, and to make other payments or satisfy other obligations through the issuance of Equity Interests of such Person, (b) to make dividends or other distributions payable to any Loan Party (directly or indirectly through Subsidiaries, and, in the case of dividends or other distributions paid by Subsidiaries, ratably to other Persons that own the applicable class of Equity Interests in such Subsidiary), (c) to make dividends to or repurchases from the Company or the holders of ownership interests of such Restricted Subsidiary the proceeds of which shall be used to pay taxes that are then due and payable, (d) in the case of a Receivables Financing SPC, to make Restricted Payments to its owners to the extent of net income or other assets available therefor under applicable law, (e) Subsidiaries that are not Guarantors may make Restricted Payments to other Subsidiaries that are not Guarantors, (f) the Company may redeem or repurchase Equity Interests or other stock-based awards under any stock option plan, incentive plan, compensation plan or other benefit plan from officers, employees and directors of any Loan Party or any of its Subsidiaries (or their estates, spouses or former spouses) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise, so long as (i) no Default has occurred and is continuing and (ii) the aggregate amount of cash used to effect Restricted Payments pursuant to this clause (f) in any fiscal year of Company does not exceed $10,000,000; (g) repurchases of Equity Interests or other stock-based awards under any stock option plan, incentive plan, compensation plan or other benefit plan that occur or are deemed to occur upon the exercise of any such awards to the extent representing a portion of the exercise price of such award; (h) to the extent constituting Restricted Payments, the Company and its Subsidiaries may enter into and consummate transactions expressly permitted by Section 8.04; (i) the Company may purchase fractional shares of its Equity Interests arising out of stock dividends, splits, combinations or business combinations (provided such transaction shall not be for the purpose of evading this limitation); (j) to make other Restricted Payments so long as at the time of the making thereof and after giving effect thereto on a Pro Forma Basis, (i) no

Default shall have occurred and/or be continuing or be directly or indirectly caused as a result thereof and (ii) the Company is in compliance with the financial covenants set forth in Section 8.11; provided that if the Consolidated Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Restricted Payment) would be greater than 4.0 to 1.0, the Company may only make Restricted Payments pursuant to this clause (j) if, after giving effect to such Restricted Payment, the aggregate amount of all such Restricted Payments made pursuant to this clause (j) after the Fourth Amendment Effective Date does not exceed $150,000,000 less the Applicable Warrant Transaction Reduction Amount (determined as of the date of such Restricted Payment); (k) the Company may enter into Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions in connection with the issuance of Convertible Bond Indebtedness permitted under Section 8.01(f) and satisfy its obligations to pay premiums upon entering into such transactions; (l) the Company may issue shares of its common capital stock to satisfy obligations in respect of Convertible Bond Indebtedness; and (m) the Company may receive shares of its common capital stock on account of net share settlements or terminations of any Convertible Bond Hedge Transactions or Warrant Transactions entered into in connection with Convertible Bond Indebtedness.
8.08    Transactions with Affiliates.
Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly: (a) make any investment in an Affiliate other than investments permitted hereunder; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate other than transfers, sales, leases, assignments or other dispositions permitted hereunder; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate other than Permitted Acquisitions or other transactions permitted under Section 8.03 or 8.04; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (i) the Company and its Restricted Subsidiaries may enter into one or more Permitted Receivables Financings, (ii) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity, (iii) the Company and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Restricted Subsidiaries to an Affiliate that are not investments permitted hereunder) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Restricted Subsidiaries as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate and (iv) the provisions of this Section 8.08 shall not apply to transactions between or among the Company and/or any of its Restricted Subsidiaries.

8.09    Restrictive Agreements.
(j)    The Company will not, nor will it permit any Restricted Subsidiary to, enter into, or permit to exist, any Contractual Obligation (including Organization Documents) that encumbers or restricts the ability of any such Person to (i) in the case of any Restricted Subsidiary, pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its properties or assets to any Loan Party, or (v) in the case of any Domestic Subsidiary, act as a Guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 8.01(d); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (D) Indebtedness of a Subsidiary which is not a Loan Party which is permitted by Section 8.01, so long as such restrictions do not impair the ability of the Loan Parties to perform their obligations under this Agreement, (E) any restrictions regarding licenses or sublicenses by the Company and its Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property), (F) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (G) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness, (H) customary provisions in leases and other contracts restricting the assignment thereof, (I) customary restrictions contained in documents executed in connection with any Permitted Receivables Financing, (J) any Lien permitted hereunder or any document or instrument governing any such Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Lien, (K) any indenture agreement, instrument or other arrangement relating to the assets or business of any Restricted Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired; (L) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.04 and applicable solely to such joint venture and are entered into in the ordinary course of business, (M) restrictions contained in subordination provisions relating to intercompany Indebtedness and (N) any agreements existing on the Fourth Amendment Effective Date and set forth on Schedule 8.09.

(k)    The Company will not, nor will it permit any Guarantor to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets to secure the Obligations pursuant to the Loan Documents, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for the Obligations except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to applicable Law, (iii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.01(d); provided that in the case of Section 8.01(d) any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith (and any accessions, products or proceeds thereof), (iv) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (v) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness, (vi) customary provisions in leases and other contracts restricting the assignment thereof, (vii) pursuant to the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (viii) restrictions in any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (ix) any indenture agreement, instrument or other arrangement relating to the assets or business of any Restricted Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired, (x) software and other intellectual property licenses pursuant to which the Company or Subsidiary is the licensee of the relevant software or intellectual property, as the case may be, (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable license), (xi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.04 and applicable solely to such joint venture and (xii) any agreements existing on the Fourth Amendment Effective Date and set forth on Schedule 8.09.
8.10    Subordinated Indebtedness and Amendments to Subordinated Indebtedness.
The Company will not, nor will it permit any Restricted Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Indebtedness in a manner materially adverse to the interests of the Lenders (including specifically shortening the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or increase the interest rate or fees applicable thereto or change any subordination provision thereof). The Company will not, nor will it permit any Restricted Subsidiary to make any optional or voluntary prepayment of Subordinated Indebtedness other than any prepayment of any Subordinated Indebtedness with proceeds of or in exchange for other Subordinated Indebtedness or Qualified Equity Interests. Notwithstanding anything in this Agreement to the contrary, the Company will not, nor will it permit any Restricted Subsidiary to, make any payment in respect of, or otherwise modify the terms of, any Indebtedness that is contractually subordinated to the Obligations, in each case, in violation of the applicable subordination provisions.
8.11    Financial Covenants.
(d)    Consolidated Net Leverage Ratio. The Company shall not permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 5.00 to 1.0.
(e)    Consolidated Interest Coverage Ratio. The Company shall not permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.00 to 1.0.
(f)    Consolidated Senior Secured Net Leverage Ratio. The Company shall not permit the Consolidated Senior Secured Net Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 4.00 to 1.0.
8.12    Sanctions; Anti-Corruption Laws.
The Loan Parties will not permit any Loan or the proceeds of any Credit Extension, directly or indirectly, (a) to fund any activity or business of any Person who is the subject of any Sanctions; or (b) in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of any Sanctions. The Loan Parties will not use the proceeds of any Credit Extension, directly or indirectly, for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.
ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default.
Any of the following shall constitute an “Event of Default”:

(cc)    Non-Payment of Principal. Any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Obligation when and as the same shall become due and payable (and in the currency required hereunder), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(dd)    Non-Payment of Other Amounts. Any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 9.01(a)) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(ee)    Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been false or incorrect in any material respect when made or deemed made;
(ff)    Non-Compliance with Specific Covenants. Any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02(a), 7.03 (with respect to such Borrower’s existence), 7.08 or in Article VIII;
(gg)    Other Non-Compliance. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article IX), and such failure shall continue unremedied for a period of 30 days after the earlier of a Responsible Officer of the Company having knowledge of such breach or notice thereof from the Administrative Agent;
(hh)    Payment Default of Material Indebtedness. The Company or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

(ii)    Cross-Default to Material Indebtedness. Any event or condition (other than (1) any required prepayment of Indebtedness secured by a Permitted Lien that becomes due as the result of the disposition of the assets subject to such Lien so long as such disposition is permitted by this Agreement, (2) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition provided that (x) such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated, (y) such Indebtedness is repurchased, repaid or redeemed in accordance with its terms and (z) no proceeds of the Credit Extensions are used to make such repayment, repurchase or redemption or (3) any required repurchase or offer to repurchase Convertible Bond Indebtedness or any conversions of Convertible Bond Indebtedness in accordance with its terms and the satisfaction by the Company or any Restricted Subsidiary of its obligations in connection therewith (other than, in either case, as a result of any default or event of default by the Company or any Restricted Subsidiary thereunder and other than as a result of a “change of control”, “fundamental change” or similar occurrence)) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;
(jj)    Involuntary Proceedings, Etc. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(kk)    Voluntary Proceedings, Etc. Any Loan Party or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 9.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or such Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(ll)    Inability to Pay Debts. The Company or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(mm)    Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by insurance or other creditworthy indemnitor) shall be rendered against the Company or any Material Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Company or any Restricted Subsidiary to enforce any such judgment;
(nn)    ERISA. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(oo)    Change of Control. A Change of Control shall occur; or
(pp)    Invalidity of Loan Documents. Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).
9.02    Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(h)    declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(i)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(j)    require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(k)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law or at equity;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
9.03    Application of Funds.
After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and any L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of Obligations then owing under any Secured Hedge Agreements, (c) payments of Obligations then owing under any Secured Cash Management Agreements and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
ARTICLE X

ADMINISTRATIVE AGENT
10.01    Appointment and Authority.
Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly provided in Section 10.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Banks and potential Cash Management Banks) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. The Lenders authorize the Administrative Agent to enter into one or more intercreditor agreements with a Receivables Financier in connection with a Permitted Receivables Financing.
10.02    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.03    Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(m)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(n)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(o)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Loan Party, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06    Resignation of Administrative Agent.
(e)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(f)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the consent of the Company at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld, conditioned or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(g)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(h)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and the Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and the acceptance of such appointment by the applicable Lender, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of an L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
10.07    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.08    No Other Duties; Etc.
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
10.09    Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(g)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09 and 11.04) allowed in such judicial proceeding; and
(h)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(viii) of Section 11.01, and (ii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.
10.10    Collateral and Guaranty Matters.
Without limiting the provisions of Section 10.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, but subject to Section 11.20,

(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the aggregate Revolving Commitments and payment in full of the Obligations (other than (A) contingent indemnification obligations, tax gross-up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made that is unsatisfied and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable provider thereof shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or any Recovery Event or any Permitted Receivables Financing, (iii) as approved in accordance with Section 11.01 or (iv) when such property is subject to Liens permitted under Section 8.02(e) (solely to the extent that the Administrative Agent’s Liens on such assets violate the terms of the documentation governing such Lien) and, to the extent relating to extensions, renewals or replacements of such Liens, Section 8.02(l) or Section 8.02(f);
(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.02(e); and
(c)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or is designated an Unrestricted Subsidiary in accordance with Section 7.10(e).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
10.11    Secured Cash Management Agreements and Secured Hedge Agreements.
No Cash Management Bank or Hedge Bank that obtains the benefit of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Maturity Date.
ARTICLE XI

MISCELLANEOUS
11.01    Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(x)    no such amendment, waiver or consent shall:
(i)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.03 or of any Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(ii)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced, it being understood that the waiver of any mandatory prepayment of Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(iv)    change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(v)    amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;
(vi)    change (A) any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby, or (B) the definition of “Required Revolving A Lenders” without the written consent of each Revolving A Lender;
(vii)    except in connection with a transaction permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(viii)    release the Company without the consent of each Lender, release any Designated Borrower without the consent of each Revolving A Lender, or, except in connection with a transaction permitted under Section 8.02 or Section 8.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);
(ix)    waive any condition set forth in Section 5.02 without the consent of each Lender; or
(x)    amend Section 2.16 in any manner that modifies the requirement that all Revolving A Lenders must agree to the addition of any Designated Borrowers without the consent of each Revolving A Lender;
(y)    unless also signed by each L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(z)    unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and
(aa)    unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;
provided, further, that notwithstanding anything to the contrary herein, (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, and (iv) a Commitment Increase Amendment shall be effective if executed by the Loan Parties, each Lender providing an Incremental Term Loan Commitment or an increase in Revolving A Commitments or Revolving B Commitments and the Administrative Agent.
With respect to any matter requiring the approval of each Lender, each Lender directly and adversely affected thereby or other specified Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(e) as to such matter.
No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting

Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding the foregoing, the Company may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more amendments or modifications to (A) allow the maturity of the Revolving Commitments or Loans of the accepting Lenders to be extended and (B) increase the Applicable Rate and/or fees payable with respect to the Loans and Revolving Commitments of the accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Revolving Commitments and/or Loans of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Revolving Commitments and/or Loans as to which such Lender’s acceptance has been made. The Company, each other Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, and the Loan Parties shall also deliver such resolutions, opinions and other documents as reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that (1) upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Revolving Commitments and Loans of the Accepting Lenders as to which such Lenders’ acceptance has been made and (2) any applicable Lender who is not an Accepting Lender may be replaced by the Company in accordance with Section 11.13.
In addition, notwithstanding anything else to the contrary contained in this Section 11.01, (a) if the Administrative Agent and the Company shall have jointly identified any error or omission of a technical nature in any provision of the Loan Documents, then the Administrative Agent and the Company shall be permitted to amend such provision, (b) the Administrative Agent and the Company shall be permitted to amend any provision of any Collateral Document to better implement the intentions of this Agreement and the other Loan Documents, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof and (c) if any amendment to this Agreement is required solely to permit the designation of a Designated Borrower in accordance with Section 2.16, then such amendment shall be effective to the extent contained in the related Designated Borrower Joinder Agreement that is executed by the Company, the applicable Applicant Borrower, the Administrative Agent and each Lender with a Revolving A

Commitment. The Lenders hereby expressly authorize the Administrative Agent to enter into any amendment to the Loan Documents contemplated by this paragraph.
11.02    Notices; Effectiveness; Electronic Communications.
(p)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Loan Party, the Administrative Agent, Bank of America in its capacity as an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, any Voting Participant or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(q)    Electronic Communications. Notices and other communications to the Lenders, the Voting Participants, and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, Voting Participant or L/C Issuer pursuant to Article II if such Lender, Voting Participant or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any Voting Participant, any L/C Issuer or any Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(r)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or such Agent Party’s breach in bad faith of its obligations hereunder; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(s)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(t)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04    Expenses; Indemnity; Damage Waiver.
(b)    Costs and Expenses. (i) The Company and the Guarantors shall pay (A) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) all reasonable out of pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it or any demand for payment thereunder and (C) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(ii)    Each Designated Borrower shall pay (A) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the administration of this Agreement and the other Loan Documents with respect to such Designated Borrower or any amendments, modifications or waivers of the provisions hereof or thereof to the extent applicable to such Designated Borrower (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) all reasonable out of pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it for the account of such Designated Borrower or any demand for payment thereunder and (C) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents with respect to such Designated Borrower, including its rights under this Section, or (2) in connection with the Loans made to such Designated Borrower or Letters of Credit issued hereunder for the account of such Designated Borrower, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(c)    Indemnification by the Loan Parties. (i) The Company and the Guarantors shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from such Indemnitee’s breach in bad faith of its obligations hereunder or under any other Loan Document, or (y) arise out of any investigation, litigation or proceeding that does not involve an act or omission by the Company or any other Loan Party and arises solely from a dispute among Indemnitees (except when and to the extent that one of the parties to such dispute was acting in its capacity as an agent, arranger, bookrunner, L/C Issuer or other agency capacity and, in such case, excepting only such party). Without limiting the provisions of Section 3.01(c), this Section 11.04(b)(i) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(ii)    Each Designated Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), in each case, with respect to the Obligations of such Designated Borrower hereunder, (B) any Loan made to such Designated Borrower or Letter of Credit issued for the account of such Designated Borrower or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under any such Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by such Designated Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to such Designated Borrower or any of its Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from such Indemnitee’s breach in bad faith of its obligations hereunder or under any other Loan Document, or (y) arise out of any investigation, litigation or proceeding that does not involve an act or omission by the Company or any other Loan Party and arises solely from a dispute among Indemnitees (except when and to the extent that one of the parties to such dispute was acting in its capacity as an agent, arranger, bookrunner, L/C Issuer or other agency capacity and, in such case, excepting only such party). Without limiting the provisions of Section 3.01(c), this Section 11.04(b)(ii) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(d)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(e)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(f)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(g)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05    Payments Set Aside.
To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent permitted by applicable law and to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06    Successors and Assigns.
(l)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(m)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Revolving Commitment (and the related Revolving Loans thereunder) and $1,000,000 in the case of any assignment in respect of a Term Loan unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Term Loans on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof in accordance with Section 11.02;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Incremental Term Loan Commitment, Term A-1 Loan Commitment, Term A-2 Loan Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)    the consent of the L/C Issuers and the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving A Loans and Revolving A Commitments.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (to be paid by the assignor or assignee); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(n)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(o)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a)

that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations therein, including the requirements under Section 3.01(e), it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(p)    Voting Participants. Notwithstanding anything in this Section 11.06 to the contrary, any Farm Credit Lender that (i) has purchased a participation from any Lender that is a Farm Credit Lender in the minimum amount of $5,000,000 on or after the Closing Date, (ii) is, by written notice to the Company and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Company and the Administrative Agent to become a Voting Participant (such consents to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 11.06(b), it being understood and agreed that such consent is not required in connection with the sale of any participation to an existing Voting Participant; provided that the Company shall be deemed to have consented to any such sale of a participation unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the selling Lender; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so and notice of such failure has been delivered by the selling Lender to the Administrative Agent, then until such time as all amounts of its participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Administrative Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this clause (e), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 11.06(e) shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Company and the Administrative Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in the Administrative Questionnaire, (B) state the dollar amount of the participation purchased and (C) include such other information as may be required by the Administrative Agent. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Company within three Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Administrative Agent update or confirm there has been no change in the information set forth in Schedule 11.06(e) or delivered in connection with any Voting Participant Notification. The Company and the Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit Bank without verification thereof and may also conclusively rely on the information set forth in Schedule 11.06(e), delivered in connection with any Voting Participant Notification or otherwise furnished pursuant to this clause (e) and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the dollar amount of participations, the contact information of the participants or any other information furnished to the Company or the Administrative Agent pursuant to this clause (e). The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant (except to the extent of a sale of a participation otherwise in compliance with the terms of this Section 11.06(e)).
(q)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(r)    Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time a Lender acting as an L/C Issuer or the Swing Line Lender assigns all of its Revolving A Commitment and Revolving A Loans pursuant to subsection (b) above, such Lender may, (i) upon thirty days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty days’ notice to the Company, resign as the Swing Line Lender.  In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Company shall be entitled to appoint from among the Lenders (with such Lender’s consent) a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that (x) no failure by the Company to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or the Swing Line Lender, as the case may be, and (y) any successor L/C Issuer must be approved by the Administrative Agent (such approval to not be unreasonably withheld, conditioned or delayed).  If a Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If a Lender resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, and the acceptance of such appointment by the applicable Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer or Swing Line Lender, as the case may be. At the option of the Company, a successor L/C Issuer or another existing L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such resignation or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

11.07    Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties who have a need to know such Information in connection with the transactions contemplated by the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(f) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or any of its Subsidiaries (which source is not known by the recipient to be in breach of confidentiality obligations with the Company or any Subsidiary).
For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary (other than any such information received from a source that is known by the recipient to be in breach of confidentiality obligations with such Loan Party or any Subsidiary). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Rights of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or an L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made).
11.12    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, a L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited (other than contingent indemnification, tax gross-up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made).
11.13    Replacement of Lenders.
If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

11.14    Governing Law; Jurisdiction; Etc.
(c)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(d)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(f)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the

Arrangers, the L/C Issuers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger, any L/C Issuer nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the L/C Issuers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger, any L/C Issuer nor any Lender has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any L/C Issuer or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution of Assignments and Certain Other Documents.
The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
11.18    USA PATRIOT Act Notice.
Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.19    Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable Law).
11.20    Release of Collateral and Guaranty Obligations.
(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Company in connection with any sale, disposition or Permitted Receivables Financing permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender), at the expense of the Company, take such actions as shall be required to release its security interest in any Collateral sold or disposed of (or sold, conveyed or contributed to any Permitted Receivables Financing, including, without limitation, entering into a customary intercreditor agreement with a Receivables Financier), and to release any Guaranty under any Loan Document of any Person sold or disposed of (and to release any Liens with respect to assets of such Person, release such Person from all Loan Documents such Person is a party to and release any other Obligations of such Person arising under the Loan Documents), upon consummation of such sale or disposition in accordance with the Loan Documents.
(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, at such time as (a) all principal of and interest accrued to such date which constitute Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated or (ii) fully Cash Collateralized, and (d) the Commitments shall have expired or been terminated in full, the Administrative Agent shall at the expense of the Company take such actions as shall be required to release its security interest in all Collateral, and to release any Guaranty under any Loan Document. Any such release of any Guaranty shall be deemed subject to the provision that such Guaranty shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.
(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Company, (x) in connection with any Indebtedness permitted by Section 8.01(d) hereof (solely to the extent required by the holder of any related Lien permitted pursuant to Section 8.02(e) hereof), the Administrative Agent shall (without notice to, or vote or consent of, any Lender), at the expense of the Company, take such actions as shall be required to release its security interest in any Collateral subject to such Lien, (y) upon designation of any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 7.10(e) hereof, release the Guaranty under any Loan Document of any such designated Unrestricted Subsidiary and release any Liens granted by such designated Unrestricted Subsidiary and release such designated Unrestricted Subsidiary from all Loan Documents such designated Unrestricted Subsidiary is a party to and release all Obligations of such designated Unrestricted Subsidiary arising under the Loan Documents and (z) in connection with any Liens permitted by Section 8.02(f), the Administrative Agent shall release its Liens on any assets subject to such Liens permitted under Section 8.02(f), to the extent that the Administrative Agent’s Liens on such assets violate the terms of the documentation governing such Lien.
11.21    Designated Borrowers Not Liable for Obligations of other Loan Parties.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Designated Borrower shall be liable for the Obligations incurred by and relating to borrowings made by such Designated Borrower, but no Designated Borrower shall have liability for borrowings, indemnities or other Obligations of any other Loan Party.
11.22    Entire Agreement.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURE PAGES OMITTED]

ANNEX II

Schedules to Credit Agreement

See attached.

Schedule 2.01
COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Multi-Currency Revolver	Applicable Percentage of Multi-Currency Revolver	US Dollar-Only Revolver	Applicable Percentage of US Dollar-Only Revolver	Term A-1 Facility	Applicable Percentage of Term A-1 Facility	Term A-2 Facility	Applicable Percentage of Term A-2 Facility
Bank of America, N.A.	$94,285,714.22	9.620991247%	-------------------	--------------------	$70,714,285.78	9.428571437%	--------------------	--------------------
JPMorgan Chase Bank, N.A.	$77,142,857.14	7.871720116%	-------------------	--------------------	$57,857,142.86	7.714285715%	--------------------	--------------------
CoBank, FCB	-------------------	-------------------	-------------------	--------------------	--------------------	--------------------	$715,000,000.00	95.333333330%
American AgCredit, PCA	-------------------	-------------------	-------------------	--------------------	--------------------	--------------------	$35,000,000.00	4.666666667%
Wells Fargo Bank, National Association	$54,285,714.29	5.539358601%	-------------------	--------------------	$40,714,285.71	5.428571428%	--------------------	--------------------
Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland”, New York Branch	$54,285,714.29	5.539358601%	-------------------	--------------------	$40,714,285.71	5.428571428%	--------------------	--------------------
SunTrust Bank	$54,285,714.29	5.539358601%	-------------------	--------------------	$40,714,285.71	5.428571428%	--------------------	--------------------
Credit Agricole Corporate and Investment Bank	$54,285,714.29	5.539358601%	-------------------	--------------------	$40,714,285.71	5.428571428%	--------------------	--------------------
HSBC Bank USA, National Association	$32,983,969.16	3.365711139%	-------------------	--------------------	$24,161,936.61	3.221591548%	--------------------	--------------------
HSBC Bank plc	$21,301,745.13	2.173647462%	-------------------	--------------------	$16,552,349.10	2.206979880%	--------------------	--------------------
TD Bank, N.A.	$54,285,714.29	5.539358601%	-------------------	--------------------	$40,714,285.71	5.428571428%	--------------------	--------------------
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$54,285,714.29	5.539358601%	-------------------	--------------------	$40,714,285.71	5.428571428%	--------------------	--------------------
BMO Harris Financing, Inc.	$42,857,142.86	4.373177843%	-------------------	--------------------	$32,142,857.14	4.285714285%	--------------------	--------------------
PNC Bank, National Association	$42,857,142.86	4.373177843%	-------------------	--------------------	$32,142,857.14	4.285714285%	--------------------	--------------------
Compass Bank	$42,857,142.86	4.373177843%	-------------------	--------------------	$32,142,857.14	4.285714285%	--------------------	--------------------

Lender	Multi-Currency Revolver	Applicable Percentage of Multi-Currency Revolver	US Dollar-Only Revolver	Applicable Percentage of US Dollar-Only Revolver	Term A-1 Facility	Applicable Percentage of Term A-1 Facility	Term A-2 Facility	Applicable Percentage of Term A-2 Facility
Branch Banking and Trust Company	$42,857,142.86	4.373177843%	-------------------	--------------------	$32,142,857.14	4.285714285%	--------------------	--------------------
Capital One, N.A.	$34,285,714.29	3.498542274%	-------------------	--------------------	$25,714,285.71	3.428571428%	--------------------	--------------------
Industrial and Commercial Bank of China Ltd., New York Branch	$34,285,714.29	3.498542274%	-------------------	--------------------	$25,714,285.71	3.428571428%	--------------------	--------------------
Morgan Stanley Bank, N.A.	$22,857,142.86	2.332361516%	-------------------	--------------------	$17,142,857.14	2.285714285%	--------------------	--------------------
Credit Suisse AG, Cayman Islands Branch	$22,857,142.86	2.332361516%	-------------------	--------------------	$17,142,857.14	2.285714285%	--------------------	--------------------
Barclays PLC	$22,857,142.86	2.332361516%	-------------------	--------------------	$17,142,857.14	2.285714285%	--------------------	--------------------
Citizens Bank, N.A.	$22,857,142.86	2.332361516%	-------------------	--------------------	$17,142,857.14	2.285714285%	--------------------	--------------------
Sumitomo Mitsui Banking Corporation	$22,857,142.86	2.332361516%	-------------------	--------------------	$17,142,857.14	2.285714285%	--------------------	--------------------
The Northern Trust Company	$22,857,142.86	2.332361516%	-------------------	--------------------	$17,142,857.14	2.285714285%	--------------------	--------------------
Fifth Third Bank	$22,857,142.86	2.332361516%	-------------------	--------------------	$17,142,857.14	2.285714285%	--------------------	--------------------
KeyBank, National Association	$17,142,857.14	1.749271137%	-------------------	--------------------	$12,857,142.86	1.714285715%	--------------------	--------------------
First Midwest Bank	$11,428,571.43	1.166180758%	-------------------	--------------------	$8,571,428.57	1.142857143%	--------------------	--------------------
The Bank of East Asia, Limited, New York Branch	--------------------	--------------------	$11,428,571.43	57.142857150%	$8,571,428.57	1.142857143%	--------------------	--------------------
Banco de Sabadell, S.A. – Miami Branch	--------------------	--------------------	$8,571,428.57	42.857142850%	$6,428,571.43	0.857142857%	--------------------	--------------------
TOTALS	$980,000,000.00	100.000000000%	$20,000,000.00	100.000000000%	$750,000,000.00	100.000000000%	$750,000,000.00	100.000000000%

Schedule 6.01
SUBSIDIARIES

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
Alpro Comm.VA	Indirect Subsidiary		WhiteWave International Holdings, Sarl (>99% interest); Alpro Holdings, BVBA (<1% interest)	Private Limited Company
Alpro European Holdings, Sarl	Indirect Subsidiary		Alpro Comm.VA	Private Limited Company
Alpro GmbH	Indirect Subsidiary		Alpro European Holdings, Sarl	Private Limited Company
Alpro Holdings, BVBA	Indirect Subsidiary		WhiteWave International Holdings, Sarl (>99% limited interest); WhiteWave European Management Holdings, SCS (<1% unlimited interest)	Private Limited Company
Alpro Nederland BV	Indirect Subsidiary		Alpro European Holdings, Sarl	Private Limited Company
Alpro (UK) Limited	Indirect Subsidiary		Alpro European Holdings, Sarl	Private Limited Company
Creamer Nation, LLC	Indirect Subsidiary	Membership interest	WWF Operating Company	Limited Liability Company
WhiteWave International Holdings, Sarl	Indirect Subsidiary		WhiteWave European Management Holdings, SCS	Private Limited Company
Horizon Organic Dairy Limited	Indirect Subsidiary		Horizon Organic International, Inc.	Corporation
Horizon Organic Dairy, LLC	Indirect Subsidiary	Membership interest	WWF Operating Company	Limited Liability Company
Horizon Organic International Holding Company	Indirect Subsidiary		Horizon Organic International, Inc. (95.50%); Horizon Organic Dairy Limited (4.50%)	Corporation
Horizon Organic International, Inc.	Indirect Subsidiary	Common stock, $0.01 par value per share	WWF Operating Company	Corporation
RDH, LLC	Indirect Subsidiary		Alpro (UK) Limited	Limited Liability Company
Silk Operating Company, LLC	Indirect Subsidiary	Membership interest	WWF Operating Company	Limited Liability Company

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
Sojinal SAS	Indirect Subsidiary		Alpro European Holdings, Sarl	Close Corporation
WhiteWave European Management Holdings, SCS	Indirect Subsidiary		WhiteWave International Management Holdings, SCS (>99% limited partnership interest); WhiteWave European Management, LLC (<1% general partnership interest)	Limited Partnership
WhiteWave European Management, LLC	Indirect Subsidiary		WhiteWave International Management Holdings, SCS	Limited Liability Company
WhiteWave International Management Holdings, SCS	Indirect Subsidiary		Horizon Organic International Holding Company (>99% limited partnership interest); WhiteWave International Management, LLC (<1% general partnership interest)	Limited Partnership
WhiteWave International Management, LLC	Indirect Subsidiary		Horizon Organic International Holding Company	Limited Liability Company
WhiteWave Receivables GP, LLC	Indirect Subsidiary	Membership interest	WWF Operating Company	Limited Liability Company
WhiteWave Receivables, L.P.	Indirect Subsidiary	Partnership interest	WWF Operating Company (99.9% limited partnership interest); WhiteWave Receivables GP, LLC (0.1% general partnership interest)	Limited Partnership
WhiteWave Services, Inc.	Indirect Subsidiary	Common stock, $0.01 par value per share	WWF Operating Company	Corporation
WWF Operating Company	Direct Subsidiary	Common stock, $1.00 par value per share	The WhiteWave Foods Company	Corporation
WhiteWave Equipment Leasing, LLC	Indirect Subsidiary	Membership interest	WWF Operating Company	Limited Liability Company
EB SAV Inc.	Indirect Subsidiary	Common stock, $0.01 par value per share	WWF Operating Company	Corporation
Earthbound Holdings I, LLC	Indirect Subsidiary	Membership interest	EB SAV Inc. (63.26% membership interest); WWF Operating Company (36.74% membership interest)	Limited Liability Company
Earthbound Holdings II, LLC	Indirect Subsidiary	Membership interest	Earthbound Holdings I, LLC	Limited Liability Company

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
Earthbound Holdings III, LLC	Indirect Subsidiary	Membership interest	Earthbound Holdings II, LLC	Limited Liability Company
Earthbound Farm, LLC	Indirect Subsidiary	Membership interest	Earthbound Holdings III, LLC	Limited Liability Company
Natural Selection Foods Manufacturing, LLC	Indirect Subsidiary	Membership interest	Earthbound Holdings III, LLC	Limited Liability Company
Earthbound Packaging Partners LLC	Indirect Subsidiary	Membership interest	Earthbound Farm, LLC	Limited Liability Company
Earthbound Dominican Republic, LLC	Indirect Subsidiary	Membership interest	Earthbound Farm, LLC	Limited Liability Company
Gaia Organics	Indirect Subsidiary		Earthbound Dominican Republic, LLC	Company Limited by Shares
Reeves Street, LLC	Indirect Subsidiary		WWF Operating Company	Limited Liability Company
Alpro Foundation VZW	Indirect Subsidiary		Alpro Comm.VA	Not-for-Profit Corporation
WhiteWave Asia Sarl	Indirect Subsidiary		Alpro European Holdings, Sarl	Private Limited Company
WhiteWave Hong Kong Limited	Indirect Subsidiary		WhiteWave Asia Sarl	Limited Liability Company
Vega US, LLC	Indirect Subsidiary	Membership interest	WWF Operating Company	Limited Liability Company
Turtle Mountain, LLC	Indirect Subsidiary	Membership interest	WWF Operating Company	Limited Liability Company
Wallaby Yogurt Company, Inc.	Indirect Subsidiary	Common shares	WWF Operating Company	Corporation
Sequel Naturals ULC	Indirect Subsidiary		WhiteWave European Management Holdings, SCS	Unlimited liability company
WhiteWave Canada, ULC	Indirect Subsidiary		Horizon Organic International Holding Company	Unlimited liability company
WhiteWave Mexico Holdings I, LLC	Indirect Subsidiary		Horizon Organic International Holding Company	Limited liability company

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
WhiteWave Mexico Holdings II, LLC	Indirect Subsidiary		Horizon Organic International Holding Company	Limited liability company
WhiteWave Mexico Holdings III, LLC	Indirect Subsidiary		Horizon Organic International Holding Company	Limited liability company
WhiteWave Mexico Holdings IV, LLC	Indirect Subsidiary		Horizon Organic International Holding Company	Limited liability company
I.

Schedule 6.05
II.    INTELLECTUAL PROPERTY
U.S. Patents
WhiteWave Services, Inc.

Issued Patents
Title	Patent No.	Issue Date
CONTAINER	D658938	05/08/12
CONTAINER	D646932	10/18/11
FLUID CONTAINER	D482972	12/02/03
LIQUID DISPENSER	6186361	02/13/01
LIQUID DISPENSER WITH SLIDING FLOW REGULATOR	6497343	12/24/02
LIQUID DISPENSER WITH TAPPING STEM	6026988	02/22/00
UNDER COUNTER DISPENSER	7360670	04/22/08
UNDER COUNTER DISPENSER	7086566	08/08/06
SOY BEVERAGE SUBSTANTIALLY FREE OF ISOFLAVONES AND METHOD OF PRODUCTION	8597712	12/03/13
NON-DAIRY BEVERAGE COMPOSITION	8940353	1/27/15
CLOSURE	D708950	7/15/14

Pending Applications
Title	Appl. No.	Filing Date
BOTTLE DESIGN	29476784	12/17/13
DISPENSER DESIGN	29499516	8/15/14
FRUIT SNACKS FORTIFIED WITH POLYUNSATURATED FATTY ACIDS	14564669	12/9/14
NUT-BASED BEVERAGE MADE WITH UNROASTED NUTS	14720130	5/22/15

Earthbound Farm Patents

Issued Patents
Title	Patent No.	Issue Date
CONTAINER WITH IMPROVED TAMPER EVIDENT STRUCTURE	8944270	02/03/15
CONTAINER WITH IMPROVED TAMPER EVIDENT STRUCTURE	8794471	08/05/14
CONTAINER	D693672	11/19/13
CONTAINER	D693671	11/19/13
TAMPER EVIDENT CONTAINER	D646563	10/11/11

U.S. Trademarks

REGISTRATIONS
TRADEMARK	REG. NO.	REG. DATE	OWNER OF RECORD
A BLEND OF NATURAL YOGURT, FRUIT AND VEGGIES IN EVERY BITE	3808103	Jun-22-2010	WhiteWave Services, Inc.
AFTER ALL, SHOULDN'T EVERY DAY BE JUST A LITTLE GOURMET?	4332991	May-7-2013	WhiteWave Services, Inc.
ALL YUM, NO YUCK	3732567	Dec-29-2009	WhiteWave Services, Inc.
ALMOND+PLUS	4205546	Sep-11-2012	Turtle Mountain, LLC
BREAKERZ (Stylized)	3735252	Jan-5-2010	WhiteWave Services, Inc.
BRING THE COFFEEHOUSE TO YOUR HOUSE	3945787	Apr-12-2011	WhiteWave Services, Inc.
BRING THE COFFEEHOUSE TO YOUR HOUSE	4230296	Oct-23-2012	WhiteWave Services, Inc.
BRINGING THE COFFEEHOUSE TO YOUR HOUSE	4179103	Jul-24-2012	WhiteWave Services, Inc.
BUILD A BETTER COFFEE BAR	4818560	Sep-22-2015	WhiteWave Services, Inc.
CHANGE YOUR MILK. CHANGE YOUR LIFE.	4075413	Dec-20-2011	Turtle Mountain, LLC
CHOOSE WISELY, DRINK HAPPILY	3963375	May-17-2011	WhiteWave Services, Inc.
CHOOSE WISELY, DRINK HAPPILY	3963376	May-17-2011	WhiteWave Services, Inc.
COCOCCINO	4573627	Jul-22-2014	Turtle Mountain, LLC
COFFEE LEGENDS	4208928	Sep-18-2012	WhiteWave Services, Inc.
COFFEE LEGENDS A LEGEND IN EVERY CUP (and Design)	4216608	Oct-2-2012	WhiteWave Services, Inc.
COFFEEHOUSE INSPIRATIONS	3797118	Jun-1-2010	WhiteWave Services, Inc.
COFFEEHOUSE INSPIRATIONS	3901947	Jan-4-2011	WhiteWave Services, Inc.
Configuration of Cow Face	4683034	Feb-3-2015	WhiteWave Services, Inc.
Configuration of Flying Cow	4686154	Feb-10-2015	WhiteWave Services, Inc.
Cow Design (Tuberz)	3636598	Jun-9-2009	WhiteWave Services, Inc.
CREAMISER	2410779	Dec-5-2000	WhiteWave Services, Inc.
CREAMISER	3502355	Sep-16-2008	WhiteWave Services, Inc.
DELIGHT IN THE SEASON	4606858	Sep-16-2014	WhiteWave Services, Inc.
EIEIO	4212736	Sep-25-2012	WhiteWave Services, Inc.
EIEIO INC. (and Design)	4220657	Oct-9-2012	WhiteWave Services, Inc.
EXTRA EXTRA	4526912	May-6-2014	WhiteWave Services, Inc.
FARMERS ARE THE HEART OF HORIZON	4139606	May-8-2012	WhiteWave Services, Inc.
FROSTY JOE	4195892	Aug-21-2012	WhiteWave Services, Inc.
FROSTY JOE CAPPUCCINOS LATTES FROZEN COFFEES (and Design)	4212932	Sep-25-2012	WhiteWave Services, Inc.
GET STOK'D	3344922	Nov-27-2007	WhiteWave Services, Inc.
GREEN CAPS FOR A GREENER WORLD	3912235	Jan-25-2011	WhiteWave Services, Inc.
HIDDEN GOODNESS IN EVERY SPOONFUL	3822818	Jul-20-2010	WhiteWave Services, Inc.
HONEST TO GOODNESS	4516467	Apr-15-2014	WhiteWave Services, Inc.
HOPE ORGANIC (and Design)	3413111	Apr-15-2008	WhiteWave Services, Inc.
HORIZON	3709798	Nov-10-2009	WhiteWave Services, Inc.
HORIZON	4809803	Sep-8-2015	WhiteWave Services, Inc.
HORIZON	4633437	Nov-4-2014	WhiteWave Services, Inc.
HORIZON	4752458	Jun-9-2015	WhiteWave Services, Inc.

HORIZON Happy Jumping Cow Logo	4729313	Apr-28-2015	WhiteWave Services, Inc.
HORIZON NATURAL	3741012	Jan-19-2010	WhiteWave Services, Inc.
HORIZON NATURAL (and Cow Design)	4047978	Nov-1-2011	WhiteWave Services, Inc.
HORIZON ORGANIC	2633769	Oct-15-2002	WhiteWave Services, Inc.
HORIZON ORGANIC (and Design)	3467771	Jul-15-2008	WhiteWave Services, Inc.
HORIZON ORGANIC (and Design)	1975824	May-28-1996	WhiteWave Services, Inc.
IN GEAR	3915030	Feb-1-2011	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT	4814378	Sep-15-2015	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT	4147857	May-22-2012	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT	2119947	Dec-9-1997	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT	4638231	Nov-11-2014	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT FLAVOR SHOTS	4077899	Dec-27-2011	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT Logo	4605552	Sep-16-2014	WhiteWave Services, Inc.
IT'S SOY DELICIOUS	2091156	Aug-26-1997	Turtle Mountain, LLC
JOEY	4158638	Jun-12-2012	Wallaby Yogurt Company, Inc.
MAGICOW	4204728	Sep-11-2012	WhiteWave Services, Inc.
MEET THE MILK SO GOOD IT HAS A HALO	4325719	Apr-23-2013	WhiteWave Services, Inc.
MINI I.D.'S	4684869	Feb-10-2015	WhiteWave Services, Inc.
MORE COFFEE IN YOUR COFFEE	3356969	Dec-18-2007	WhiteWave Services, Inc.
ORGANIC SO DELICIOUS DAIRY FREE	3082899	Apr-18-2006	Turtle Mountain, LLC
Phil Mascot	4729320	Apr-28-2015	WhiteWave Services, Inc.
PURELY DECADENT	3056569	Jan-31-2006	Turtle Mountain, LLC
SHARE YOUR DELIGHT	4046873	Oct-25-2011	WhiteWave Services, Inc.
SILK	4611083	Sep-23-2014	WhiteWave Services, Inc.
SILK	3254327	Jun-19-2007	WhiteWave Services, Inc.
SILK	3939061	Mar-29-2011	WhiteWave Services, Inc.
SILK	2302273	Dec-21-1999	WhiteWave Services, Inc.
SILK	3979192	Jun-14-2011	WhiteWave Services, Inc.
SILK (Stylized)	4600920	Sep-9-2014	WhiteWave Services, Inc.
SILK (Stylized)	4745275	May-26-2015	WhiteWave Services, Inc.
SILK PURE COCONUT	3932580	Mar-15-2011	WhiteWave Services, Inc.
SILK PUREALMOND	3854788	Sep-28-2010	WhiteWave Services, Inc.
SILKOLOGY	4322059	Apr-16-2013	WhiteWave Services, Inc.
SIMPLY PURE	4035744	Oct-4-2011	WhiteWave Services, Inc.
SIMPLY PURE (and Halo/Crown Design)	4157116	Jun-12-2012	WhiteWave Services, Inc.
SIMPLY PURE FRESH TASTE GUARANTEE (and Design)	4157119	Jun-12-2012	WhiteWave Services, Inc.
SO DELICIOUS	4826216	Oct-6-2015	Turtle Mountain, LLC
SO DELICIOUS	3197705	Jan-9-2007	Turtle Mountain, LLC
SO DELICIOUS	3628805	May-26-2009	Turtle Mountain, LLC
SO DELICIOUS	3867331	Oct-26-2010	Turtle Mountain, LLC
SO DELICIOUS ALMOND+PLUS	4205549	Sep-11-2012	Turtle Mountain, LLC
SO DELICIOUS DAIRY FREE ALMOND+PLUS	4244826	Nov-20-2012	Turtle Mountain, LLC
SOY DELICIOUS	2230906	Mar-9-1999	Turtle Mountain, LLC
STOK	3330319	Nov-6-2007	WhiteWave Services, Inc.

STRENGTH IN EVERY POUR	3938509	Mar-29-2011	WhiteWave Services, Inc.
SUPER SQUEEZE	4796586	Aug-18-2015	WhiteWave Services, Inc.
THE COFFEE BAR EXPERTS	4818561	Sep-22-2015	WhiteWave Services, Inc.
THE ORGANIC COW	2187282	Sep-8-1998	WhiteWave Services, Inc.
THE ORGANIC COW (and Design)	3703033	Oct-27-2009	WhiteWave Services, Inc.
THERE'S A BETTER FUTURE ON THE HORIZON	3732568	Dec-29-2009	WhiteWave Services, Inc.
THINK OUTSIDE THE JUICE BOX	3732562	Dec-29-2009	WhiteWave Services, Inc.
TROPICOW	4204730	Sep-11-2012	WhiteWave Services, Inc.
TROPICOW FRUIT SMOOTHIES (and Design)	4204731	Sep-11-2012	WhiteWave Services, Inc.
TUBERZ	3624253	May-19-2009	WhiteWave Services, Inc.
TURTLE MOUNTAIN	2679049	Jan-21-2003	Turtle Mountain, LLC
WAKE UP YOUR COFFEE	2664447	Dec-17-2002	WhiteWave Services, Inc.
WALLABABY	4039861	Oct-11-2011	Wallaby Yogurt Company, Inc.
WALLABY	3381589	Feb-12-2008	Wallaby Yogurt Company, Inc.
WALLABY & Design	2509712	Nov-20-2001	Wallaby Yogurt Company, Inc.
WALLABY JOEY	4085221	Jan-10-2012	Wallaby Yogurt Company, Inc.
WALLABY ORGANIC	4125529	Apr-10-2012	Wallaby Yogurt Company, Inc.
WHAT'S YOUR I.D.?	4325768	Apr-23-2013	WhiteWave Services, Inc.
WHIP TOPPER	4389720	Aug-20-2013	WhiteWave Services, Inc.
WHIPTOPPER (and Design)	4204732	Sep-11-2012	WhiteWave Services, Inc.
WHITEWAVE	3739968	Jan-19-2010	WhiteWave Services, Inc.
NUTAZAA**	86457688	11/18/14	WhiteWave Services, Inc.
KLUTCH ONE-HANDED**	86309305	06/13/14	WhiteWave Services, Inc.
ONE-HANDED KLUTCH**	86309291	06/13/14	WhiteWave Services, Inc.
KLUTCH**	86301785	06/05/14	WhiteWave Services, Inc.
Leaf Design	3003031	09/27/05	Earthbound Farm, LLC
Full Sun Design	2733021	07/01/03	Earthbound Farm, LLC
DIPPIN’ DOUBLES	4211469	09/18/12	Earthbound Farm, LLC
EARTHBOUND FARM	4391497	08/27/13	Earthbound Farm, LLC
EARTHBOUND FARM	4115515	03/20/12	Earthbound Farm, LLC
EARTHBOUND FARM	3309220	10/09/07	Earthbound Farm, LLC
EARTHBOUND FARM	3309219	10/09/07	Earthbound Farm, LLC
EARTHBOUND FARM	3309218	10/09/07	Earthbound Farm, LLC
EARTHBOUND FARM	3183365	12/12/06	Earthbound Farm, LLC
EARTHBOUND FARM	2348739	05/09/00	Earthbound Farm, LLC
EARTHBOUND FARM	2236482	04/06/99	Earthbound Farm, LLC
EARTHBOUND FARM	1720571	09/29/92	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	4406053	09/24/13	Earthbound Farm, LLC

EARTHBOUND FARM ORGANIC and Design	4112374	03/13/12	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	3410600	04/08/08	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	3239740	05/08/07	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	3239739	05/08/07	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	3239738	05/08/07	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	3239737	05/08/07	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	3186435	12/19/06	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	3183366	12/12/06	Earthbound Farm, LLC
EARTHBOUND FARM ORGANIC and Design	2738226	07/15/03	Earthbound Farm, LLC
EVERY BODY DESERVES ORGANIC	4481477	02/11/14	Earthbound Farm, LLC
FOOD TO LIVE BY	2530292	01/15/02	Earthbound Farm, LLC
GRAB & GO SALAD	3058172	02/07/06	Earthbound Farm, LLC
GREEN HARVEST	3299580	09/25/07	Earthbound Farm, LLC
GREEN HARVEST	3259478	07/03/07	Earthbound Farm, LLC
GREEN HARVEST	2365489	07/04/00	Earthbound Farm, LLC
GREEN HARVEST ORGANIC and Design	3463319	07/08/08	Earthbound Farm, LLC
GREEN HARVEST ORGANIC and Design	3463318	07/08/08	Earthbound Farm, LLC
HARVEST WALK	2319957	02/15/00	Earthbound Farm, LLC
NATURAL SELECTION FOODS	2109692	10/28/97	Earthbound Farm, LLC
POWERMEAL	4398436	09/10/13	Earthbound Farm, LLC
RIVERSIDE FARMS	2069073	06/10/97	Earthbound Farm, LLC
TAKE AN ORGANIC STEP FORWARD	4269795	01/01/13	Earthbound Farm, LLC
THE ORGANIC KITCHEN	3018443	11/22/05	Earthbound Farm, LLC
TKO FARMS INC. ORGANIC SPECIALTY LETTUCES AND SALAD GREENS and Design	1937076	11/21/95	Earthbound Farm, LLC
GREEN HARVEST ORGANIC and Design**	3481392	08/05/08	Earthbound Farm, LLC

PENDING APPLICATIONS
TRADEMARK	APP. NO.	FILING DATE	OWNER OF RECORD
A NEW KIND OF FOOD COMPANY	86681855	Jul-2-2015	WhiteWave Services, Inc.
ALL BANANAS ALL THE TIME	86761717	Sep-18-2015	WhiteWave Services, Inc.
BANANABASSADOR	86761712	Sep-18-2015	WhiteWave Services, Inc.

BANANAMAZING	86775075	Oct-1-2015	WhiteWave Services, Inc.
BANANAS MAKE EVERYTHING BETTER	86761720	Sep-18-2015	WhiteWave Services, Inc.
BONZA	86321672	Jun-26-2014	WhiteWave Services, Inc.
CHANGING THE WAY THE WORLD EATS FOR THE BETTER	86647165	Jun-1-2015	WhiteWave Services, Inc.
ClassicMac	86008622	Jul-12-2013	WhiteWave Services, Inc.
DAIRY- FREE NEVER TASTED SO GOOD	86458823	Nov-19-2014	WhiteWave Services, Inc.
DOUBLE SMOOTH	86304448	Jun-9-2014	WhiteWave Services, Inc.
DOUBLE SMOOTHED	86328144	Jul-3-2014	WhiteWave Services, Inc.
DOUBLE SMOOTHED. DOUBLE DELICIOUS.	86422196	Oct-13-2014	WhiteWave Services, Inc.
DRINK A BUNCH	86775071	Oct-1-2015	WhiteWave Services, Inc.
FAST, FRESH, MINE	86119429	Nov-14-2013	WhiteWave Services, Inc.
GO BONZA!	86332574	Jul-9-2014	WhiteWave Services, Inc.
HO Happy in Window (Design)	86074439	Sep-25-2013	WhiteWave Services, Inc.
HO Happy Peeking (Design)	86074446	Sep-25-2013	WhiteWave Services, Inc.
HO Happy Tilted (Design)	86074456	Sep-25-2013	WhiteWave Services, Inc.
HONEST TO GOODNESS	86419847	Oct-9-2014	WhiteWave Services, Inc.
HONEST TO GOODNESS	85702147	Aug-13-2012	WhiteWave Services, Inc.
HORIZON	85853353	Feb-19-2013	WhiteWave Services, Inc.
HORIZON	85851549	Feb-15-2013	WhiteWave Services, Inc.
HORIZON Happy Jumping Cow Logo	86172079	Jan-22-2014	WhiteWave Services, Inc.
HORIZON ORGANIC	85853366	Feb-19-2013	WhiteWave Services, Inc.
INGEAR	85821410	Jan-11-2013	WhiteWave Services, Inc.
INSPIRA LO MEJOR	86383233	Sep-2-2014	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT	86559500	Mar-10-2015	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT & Sun Logo	86177813	Jan-28-2014	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT Logo	86715925	Aug-5-2015	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT Logo	86715935	Aug-5-2015	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT Oval Logo (coffee)	86641223	May-26-2015	WhiteWave Services, Inc.
INTERNATIONAL DELIGHT Oval Logo (tea)	86641202	May-26-2015	WhiteWave Services, Inc.
IT'S MORE THAN JUST COFFEE.	86602712	Apr-20-2015	WhiteWave Services, Inc.
IT'S NOT WEIRD, IT'S NUTS	86636679	May-20-2015	WhiteWave Services, Inc.
LEAVE A LITTLE ROOM FOR DELIGHT	86379599	Aug-28-2014	WhiteWave Services, Inc.
MAC-N-ATOR	86482266	Dec-16-2014	WhiteWave Services, Inc.
NOT SO GUILTY PLEASURE	86674272	Jun-25-2015	WhiteWave Services, Inc.
NUTCHELLO	86457697	Nov-18-2014	WhiteWave Services, Inc.
ONE HANDED	86304428	Jun-9-2014	WhiteWave Services, Inc.
ONE TOUCH LATTE	86040036	Aug-16-2013	WhiteWave Services, Inc.
Phil Mascot Design	86237566	Mar-31-2014	WhiteWave Services, Inc.
PROTEINMAC	86529599	Feb-10-2015	WhiteWave Services, Inc.
SILK	85973331	Jun-28-2013	WhiteWave Services, Inc.
SILK	86559513	Mar-10-2015	WhiteWave Services, Inc.
SILK (Stylized)	86194226	Feb-14-2014	WhiteWave Services, Inc.
SILK HELPS YOU BLOOM	86010717	Jul-15-2013	WhiteWave Services, Inc.
SIR BANANAS	86648855	Jun-2-2015	WhiteWave Services, Inc.
Sir Bananas Logo	86783447	Oct-9-2015	WhiteWave Services, Inc.

SLAY THE AFTERNOON DRAGGIN'	86539865	Feb-19-2015	WhiteWave Services, Inc.
SMART PACKS	86060199	Sep-10-2013	WhiteWave Services, Inc.
SMOOTHIEST	85965183	Jun-20-2013	WhiteWave Services, Inc.
SO DELICIOUS	86696675	Jul-17-2015	Turtle Mountain, LLC
SO DELICIOUS	86606786	Apr-22-2015	Turtle Mountain, LLC
STOK	86267962	Apr-30-2014	WhiteWave Services, Inc.
STOK COLD-BREW ICED COFFEE (Stylized w/Design)	86397824	Sep-17-2014	WhiteWave Services, Inc.
STRONG START	86014058	Jul-18-2013	WhiteWave Services, Inc.
THIS MILK IS BANANAS	86775050	Oct-1-2015	WhiteWave Services, Inc.
UNLEASH YOUR INNER BARISTA	86469603	Dec-2-2014	WhiteWave Services, Inc.
WALLABY	86667928	Jun-19-2015	Wallaby Yogurt Company, Inc.
WALLABY ORGANIC	86667929	Jun-19-2015	Wallaby Yogurt Company, Inc.
WALLABY ORGANIC PURE	86770609	Sep-28-2015	Wallaby Yogurt Company, Inc.
WELCOME TO AUSSIE STYLE	86438797	Oct-29-2014	WhiteWave Services, Inc.
YOU'RE SO GONNA LOVE THIS	86695773	Jul-16-2015	Turtle Mountain, LLC
YULU	86313895	Jun-18-2014	WhiteWave Services, Inc.
KALE ITALIA	86413442	10/02/14	Earthbound Farm, LLC
CLASSIC SALADS FOR THE MODERN PALATE	86413441	10/02/14	Earthbound Farm, LLC
DEEP GREEN BLENDS	86413440	10/02/14	Earthbound Farm, LLC
EARTHBOUND FARM	86010760	07/15/13	Earthbound Farm, LLC
EARTHBOUND FARM	86010758	07/15/13	Earthbound Farm, LLC

** Trademarks to be abandoned.

U.S. Copyrights
WhiteWave Services, Inc.

Registered Copyrights
Title	Reg. No.	Reg. Date
Dare to be a juicer	KK242801	1976
Leaping cow with globe and banner logo	VA1176663	03/06/01
Organic cow logo	VA981161	05/11/99
White wave	VA936370	12/08/99

Earthbound Farm Copyrights

Registered Copyrights
Title	U.S. Reg. No.	Reg. Date
We’re next! : cool kid songs	SRu000672741	03/10/14
We’re next! : cool songs for cool families	PA0001397650	03/10/14
We’re Next Songs	PAu003148828	03/10/14
We’re next! : cool songs for cool families	PA0001076107	02/15/01
We’re next.	PAu002438853	08/30/99
We’re next! : cool kid songs	SRu000387442	06/22/98

Schedule 6.17(a)
LOCATIONS OF REAL PROPERTY

Loan Party	Location Name	Street	City	State	Zip	Own/ Lease	Mortgaged Property
WWF Operating Company	WHITEWAVE - REG SALES OFFICE- BENTONVILLE	901 McClain Road (Building P), Suite 6000	Bentonville	AR	72712	Leased	N/A
WWF Operating Company	CREAMISER	14674 North 78th Way	Scottsdale	AZ	85260	Owned	No
Horizon Organic Holding Corporation	HORIZON - CITY OF INDUSTRY WAREHOUSE	14840 Proctor Ave	City of Industry	CA	91746	Leased	N/A
WWF Operating Company	WHITEWAVE - CITY OF INDUSTRY – PLANT/ EXTRACTION FACILITY	18275 Arenth Avenue	City of Industry	CA	91748	Owned	Yes
WWF Operating Company	WHITEWAVE - REG SALES OFFICE - CA	6140 Stoneridge Mall Road, Suite 160	Pleasanton	CA	94588	Leased	N/A
WWF Operating Company	HORIZON - TULARE WAREHOUSE	810 East Continental Ave.	Tulare	CA	93274	Leased	N/A
WWF Operating Company	WHITEWAVE - HEADQUARTERS (BROOMFIELD)	12002 Airport Way	Broomfield	CO	80021	Leased	N/A
WWF Operating Company	WHITEWAVE - JACKSONVILLE - PLANT	2198 West Beaver Street	Jacksonville	FL	32209	Owned	No
WWF Operating Company	WHITEWAVE - JACKSONVILLE - EXTRACTION FACILITY	2262 W. Beaver Street	Jacksonville	FL	32209	Owned	No
WWF Operating Company	WHITEWAVE - JACKSONVILLE - WAREHOUSE	2264 W. Beaver St.	Jacksonville	FL	32209	Owned	No
WWF Operating Company	WHITEWAVE - DUBOIS - PLANT	2592 Oklahoma Salem Rd.	DuBois	PA	15801	Owned	Yes
The WhiteWave Foods Company	THE WHITEWAVE FOODS – CORPORATE OFFICES	1225 17th Street, Suite 1000	Denver	CO	80202	Leased	N/A

Loan Party	Location Name	Street	City	State	Zip	Own/ Lease	Mortgaged Property
WWF Operating Company	THE WHITEWAVE FOODS – HANGER SPACE	7625 South Peoria St.	Englewood	CO	80112	Leased	N/A
WWF Operating Company	WHITEWAVE - REG SALES OFFICE - MD	8850 Stanford Blvd. Suite 3500	Columbia	MD	21045	Leased	N/A
WWF Operating Company	HORIZON - MARYLAND FARM - 40 ACRES	29231 Morgnec Road	Chestertown	MD	21620	Leased	N/A
WWF Operating Company	HORIZON - MARYLAND FARM - 175 ACRES	9299 Stockton Startt Road	Chestertown	MD	21620	Leased	N/A
Horizon Organic Dairy, LLC	HORIZON - MARYLAND FARM - GRAIN BINS	10946 Kennedyville Road	Kennedyville	MD	21645	Leased	N/A
WWF Operating Company	HORIZON - MARYLAND FARM - 146 ACRES	11324 Augustine Herman Highway	Kennedyville	MD	21645	Leased	N/A
Horizon Organic Dairy, LLC	HORIZON - MARYLAND FARM - 194.3 ACRES	11471 Augustine Herman Highway	Kennedyville	MD	21645	Owned	No
Horizon Organic Dairy Limited	HORIZON - MARYLAND FARM - 2.796 ACRES	11471 Augustine Herman Highway	Kennedyville	MD	21645	Owned	No
Horizon Organic Dairy, LLC	HORIZON - MARYLAND FARM - 270 ACRES	28151 Comegys Road	Kennedyville	MD	21465	Owned	No
Horizon Organic Dairy, LLC	HORIZON - MARYLAND FARM - 30 ACRES	28465 Comegys Road	Kennedyville	MD	21645	Leased	N/A
Horizon Organic Dairy, LLC	HORIZON - MARYLAND FARM - 86.6 ACRES	P.O. Box 216	Kennedyville	MD	21645	Leased	N/A
Horizon Organic Dairy, LLC	THORNTON FARM	Perkins Hill Rd	Chestertown	MD	21620	Leased	N/A
WWF Operating Company	HORIZON - MARYLAND FARM - 115.9 ACRES	28938 River Road (Tax Map 2, Parcel 11)	Millington	MD	21651	Leased	N/A
WWF Operating Company	WHITEWAVE - REG SALES OFFICE - MN	7825 Washington Avenue South, 6th Floor	Bloomington	MN	55439	Leased	N/A
WWF Operating Company	WHITEWAVE - BRIDGETON, NJ - PLANT	70 Rosenhayn Avenue	Bridgeton	NJ	8302	Owned	Yes

Loan Party	Location Name	Street	City	State	Zip	Own/ Lease	Mortgaged Property
WWF Operating Company	WHITEWAVE - BRIDGETON, NJ - WAREHOUSE	90 Rosenhayn Ave.	Bridgeton	NJ	8302	Owned	Yes
WWF Operating Company	WHITEWAVE - REG SALES OFFICE - OH	Cornerstone at Norwood, Building Two, 4000 Smith Road	Norwood	OH	45209	Leased	N/A
Horizon Organic Dairy, LLC	HORIZON - HENNINGSEN WAREHOUSE	4124 24th Avenue	Forest Grove	OR	97116	Leased	N/A
WWF Operating Company	PLANT (VACANT LAND BEHIND STAPLES PART OF PLANT PLAT)	3333 Dan Morton Drive	Dallas	TX	75236	Owned	Yes
WWF Operating Company	WAREHOUSE	3400 Dan Morton Drive	Dallas	TX	75236	Owned	Yes
WWF Operating Company	VACANT LAND	5400 W. Kiest Blvd.	Dallas	TX	75236	Owned	Yes
WWF Operating Company	VACANT LAND	5500 W. Kiest Blvd.	Dallas	TX	75236	Owned	Yes
WWF Operating Company	WHITEWAVE - SUPPLIER - HEREFORD, TX.	107 West Ithaca St.	Muleshoe	TX	79347	Leased	N/A
WWF Operating Company	WHITEWAVE - MT CRAWFORD - EXTRACTION FACILITY	166 Dinkle Avenue	Mount Crawford	VA	22841	Owned	Yes
WWF Operating Company	WHITEWAVE - MT CRAWFORD - PLANT	6364 South Valley Pike (Rt. 11 & Rt. 257) Lot 2	Mount Crawford	VA	22841	Owned	Yes
Natural Selection Foods, LLC	Parcel Number 012-02-017	1721 San Juan Highway	San Juan Bautista	CA	95045	Own	Yes
Natural Selection Foods, LL	Parcel Number 012-05-017	1721 San Juan Highway	San Juan Bautista	CA	95045	Own	Yes
Natural Selection Foods, LLC	Parcel Number 012-040-045	1721 San Juan Highway	San Juan Bautista	CA	95045	Own	Yes
Natural Selection Foods, LLC	Parcel Number 012-040-046	1721 San Juan Highway	San Juan Bautista	CA	95045	Own	Yes

Loan Party	Location Name	Street	City	State	Zip	Own/ Lease	Mortgaged Property
Natural Selection Foods, LLC	Parcel Number 169-221-025	7300 Williams Ranch	Carmel Valley	CA	93923	Own	No
Natural Selection Foods, LLC	Parcel Number 169-221-024	7300 Williams Ranch	Carmel Valley	CA	93923	Own	No
Natural Selection Foods, LLC	Parcel Number 012-020-013	Parcel 2 San Justo Road – Cain Property	San Juan Bautista	CA	95045	Own	No
Earthbound Holdings II, LLC	Yuma Cooler	3701 S. Avenue 3 ½ East	Yuma	AZ	85365	Lease	N/A
Natural Selection Foods, LLC	Lonoak Ranch	51375 Wildhorse Rd.	King City	CA	93930	Lease	N/A
Natural Selection Foods d/b/a Earthbound Farm	McCloskey Ranch	990 McCloskey Rd.	Hollister	CA	95023	Lease	N/A
Natural Selection Foods, LLC	Home Ranch	191 Narcisco Ave/200 Bloomfield Ave.	Gilroy	CA	95020	Lease	N/A
Earthbound Farm, LLC	Coke Ranch	1681 San Justo Rd.	San Juan Bautista	CA	95045	Lease	N/A
Earthbound Farm, LLC	Costa Ranch	Shore Rd.	Hollister	CA	95023	Lease	N/A
Natural Selection Foods, LLC	Farris Ranch	6960 Fraizer Lake Rd.	Hollister	CA	95023	Lease	N/A
Natural Selection Foods, LLC d/b/a Earthbound Farm	Herbert Wright Road Ranch	540 Write Rd.	Hollister	CA	95023	Lease	N/A
Natural Selection Foods, LLC	Philip Herbert Ranch	540 Write Rd.	Hollister	CA	95023	Lease	N/A
Natural Selection Foods, LLC	Paicines Ranch	Highway 25	Paicines	CA	95043	Lease	N/A
Natural Selection Foods, LLC	McConnell Ranch	2341 McDonnell Rd.	El Centro	CA	92243	Lease	N/A
Natural Selection Foods, LLC	Pitchie Ranch	551 E. Huston Rd.	Imperial	CA	92251	Lease	N/A
Natural Selection Foods, LLC	Bornt Ranch	Highway 98	Holtville	CA	92250	Lease	N/A

Loan Party	Location Name	Street	City	State	Zip	Own/ Lease	Mortgaged Property
Natural Selection Foods, LLC	Echenique Ranch	56963 Paris Valley Rd.	San Lucas	CA	93954	Lease	N/A
Natural Selection Foods, LLC	Duflock Upper Ranch	62910 Cattleman Rd.	San Ardo	CA	93450	Lease	N/A
Natural Selection Foods, LLC	Wilson Ranch	Oasis Rd.	King City	CA	93930	Lease	N/A
Natural Selection Foods, LLC	Wilson Ranch	Oasis Rd.	King City	CA	93930	Lease	N/A
Natural Selection Foods, LLC	Pederson Ranch	Chualar River Rd.	Chualar	CA	93925	Lease	N/A
Natural Selection Foods, LLC	Turri-Swale Ranch	Old Stage Rd.	Chualar	CA	93925	Lease	N/A
Natural Selection Foods, LLC	Turri Ranch	Old Stage Rd.	Chualar	CA	93925	Lease	N/A
Natural Selection Foods, LLC	Romie Ranch	Chualar Canyon Rd.	Chualar	CA	93925	Lease	N/A
Reeves Street, LLC	Dallas hangar	2750 Burbank Street	Dallas	TX	75235	leased	NA
WWF Operating Company	R&D Center	1900 Cherry Street	Louisville	CO	80027	leased	NA
WWF Operating Company	Magicow plant	3813 Helios Way	Pfugerville	TX	78660	leased	NA
Turtle Mountain, LLC	So Delicious admin	1130 Shelley Street	Springfield	OR	97477	leased	NA
Turtle Mountain, LLC	So Delicious plant	1100 Shelley Street	Springfield	OR	97477	leased	NA
Turtle Mountain, LLC	So Delicious plant	4660 Main Street	Springfield	OR	97477	leased	NA
Turtle Mountain, LLC	So Delicious R&D	1040 A, B & C Shelley Street	Springfield	OR	97477	leased	NA
Turtle Mountain, LLC	So Delicious warehouse	1075 B Shelley Street	Springfield	OR	97477	leased	NA
Turtle Mountain, LLC	So Delicious warehouse	920 D Shelley Street	Springfield	OR	97477	leased	NA

Loan Party	Location Name	Street	City	State	Zip	Own/ Lease	Mortgaged Property
Turtle Mountain, LLC	So Delicious warehouse	928 Shelley Street	Springfield	OR	97477	leased	NA
Turtle Mountain, LLC	So Delicious warehouse	871 Shelley Street	Springfield	OR	97477	leased	NA
Turtle Mountain, LLC	So Delicious warehouse	873 Shelley Street	Springfield	OR	97477	leased	NA
Turtle Mountain, LLC	So Delicious design team	1291 S 1100 E, Suite 201	Salt Lake City	UT	84105	leased	NA
Turtle Mountain, LLC	So Delicious marketing	340 W. 5th	Eugene	OR	97401	leased	NA
Earthbound Farm, LLC	barn shop	454 San Felipe Road	Hollister	CA	95023	leased	NA
Wallaby Yogurt Company, Inc.	Headquarters and manufacturing facility	110 Mezzetta Court	American Canyon	CA	94503	leased	NA

Schedule 6.17(b)
LOCATION OF CHIEF EXECUTIVE OFFICE,
TAXPAYER IDENTIFICATION NUMBER, ETC.

Loan Party	Chief Executive Office	U.S. Tax Payer Identification Number	Organizational Identification Number
Creamer Nation, LLC	12002 Airport Way Broomfield, CO 80021	35-2440874	5120763
Horizon Organic Dairy, LLC	12002 Airport Way Broomfield, CO 80021	20-5289672	4185547
Silk Operating Company, LLC	12002 Airport Way Broomfield, CO 80021	37-1668472	5121642
The WhiteWave Foods Company	1225 – 17th Street, Suite 1000 Denver, CO 80202	46-0631061	5185364
WhiteWave Services, Inc.	1225 – 17th Street, Suite 1000 Denver, CO 80202	20-3026265	3990847
WWF Operating Company	12002 Airport Way Broomfield, CO 80021	75-2218815	2154694
WhiteWave Equipment Leasing, LLC	1225 – 17th Street, Suite 1000 Denver, CO 80202	46-5446761	5518805
EB SAV Inc.	1721 San Juan Highway San Juan Bautista, CA 95045	80-0891067	5283591
Earthbound Holdings I, LLC	1721 San Juan Highway San Juan Bautista, CA 95045	47-3261072	4687923
Earthbound Holdings II, LLC	1721 San Juan Highway San Juan Bautista, CA 95045	N/A	4687937
Earthbound Holdings III, LLC	1721 San Juan Highway San Juan Bautista, CA 95045	N/A	4687938
Natural Selection Foods Manufacturing, LLC	1721 San Juan Highway San Juan Bautista, CA 95045	91-2085042	200217010079
Earthbound Farm, LLC	1721 San Juan Highway San Juan Bautista, CA 95045	77-0414984	5485491
Earthbound Packaging Partners LLC	1721 San Juan Highway San Juan Bautista, CA 95045	35-2400307	4890963
Turtle Mountain, LLC	1130 Shelley Street Springfield, OR 97477	20-2783352	3937231
Vega US, LLC	1225 – 17th Street, Suite 1000 Denver, CO 80202	98-0475983	5814872

Loan Party	Chief Executive Office	U.S. Tax Payer Identification Number	Organizational Identification Number
Wallaby Yogurt Company, Inc.	110-B Mezzeta Court American Canyon, CA 94503	77-0367714	1738780
WhiteWave International Holdings, SARL	6, Rue Jean Monnet Luxembourg, L-2180	N/A	B.149335

Schedule 6.17(c)
CHANGES IN LEGAL NAME,
STATE OF FORMATION AND STRUCTURE

1.	EFFECTIVE JULY 31, 2012, WHITEWAVE FOODS COMPANY, A DELAWARE CORPORATION, CHANGED ITS NAME TO WWF OPERATING COMPANY.

2.	EFFECTIVE AUGUST 1, 2012, THE WHITEWAVE HOLDING COMPANY, A DELAWARE CORPORATION, CHANGED ITS NAME TO THE WHITEWAVE FOODS COMPANY.

3.	EFFECTIVE DECEMBER 29, 2014, SUSTAINABLE PACKAGING PARTNERS, LLC, A DELAWARE CORPORATION, CHANGED ITS NAME TO EARTHBOUND PACKAGING PARTNERS LLC.

4.	Effective September 2, 2015, Sequel Naturals, Inc., a Washington corporation, changed its name and state of formation and entity type to Vega US, LLC, a Delaware limited liability company.

5.	Effective October 24, 2013, Dean Foods European Holdings, Sarl, a Luxembourg company, changed its name to WhiteWave International Holdings Sarl.

Schedule 6.19
INSURANCE

Policy Coverage/Type	Carrier	Policy Number	Expiration Date	Amount of Coverage
Property, including CA EQ	Factory Mutual Insurance Company	1004100	8/1/2016	$1B All Other Perils / $250M California Earthquake
General Liability	Greenwich Insurance Company	RGD500039202	8/1/2016	$2M

Schedule 8.01
INDEBTEDNESS EXISTING
ON THE FOURTH AMENDMENT EFFECTIVE DATE

1.
ON JUNE 29, 2015, THE COMPANY’S ALPRO OPERATIONS ENTERED INTO A NEW REVOLVING CREDIT FACILITY FOR BORROWINGS IN AN AMOUNT NOT TO EXCEED €30 MILLION (OR ITS CURRENCY EQUIVALENT) (THE “ALPRO REVOLVING CREDIT FACILITY”). THE ALPRO REVOLVING CREDIT FACILITY IS UNSECURED, IS GUARANTEED BY VARIOUS ALPRO SUBSIDIARIES AND THE COMPANY, IS AVAILABLE FOR THE ISSUANCE OF UP TO €30 MILLION (OR ITS CURRENCY EQUIVALENT) OF LETTERS OF CREDIT AND MATURES ON JUNE 29, 2016.

2.	THE FOLLOWING BANK GUARANTEES:

Legal Name	Bank	Toward	Reference	Amount	From	Until
Alpro Comm.VA	KBC	Wevelgem: city town	0500-1970-77	2,000.00	€9/1/2003	—
Alpro Comm.VA	KBC	Wevelgem: city town	0500-1970-77	2,000.00	€9/1/2003	—
Alpro Comm.VA	ING	Wevelgem: city town	01-382503	2,000.00	€9/2/2015	—
Alpro Comm.VA	ING	Wevelgem: city town	01-382503	205,167.00	€9/2/2015	—
Alpro Comm.VA	ING	Liberty Invest	G-10-663205	60,047.00	€2/7/2007	2/28/2016
Alpro Comm.VA	ING	Customs	01-337853	7,000.00	€5/6/2009	No due date
Alpro Comm.VA	ING	Customs	01-358926	5,000.00	€8/29/2012	No due date
Alpro Comm.VA	ING	Customs	01-358934	1,239.00	€8/29/2012	No due date
Alpro Comm.VA	ING	Tetra Pak	01-354060	89,400.00	€4/24/2014	3/31/2016
Alpro Comm.VA	ING	Cayzeele Jean-Pierre	01-376182	5,400.00	€11/5/2014	1/31/2018
Alpro Comm.VA	ING	Customs	01-378805	20,000.00	€3/10/2015	no due date
Alpro Comm.VA	ING	Customs	01-379231	6,000.00	€4/7/2015	no due date
Alpro Comm.VA	ING	NY Athenis	01-381456	9,081.00	€7/27/2015	7/31/2018

3.
Senior Unsecured Notes in an aggregate principal amount equal to $500 million issued under that certain Indenture, dated September 17, 2014, between the Company and Wells Fargo Bank, National Association and any related supplemental indentures, and any guarantees thereof.

4.
On September 1, 2015, Sequel Natural ULC (dba Vega) entered into an uncommitted revolving credit facility not to exceed $10.0 million CAD. The facility is unsecured and guaranteed by The WhiteWave Foods Company.

Schedule 8.02
LIENS EXISTING
ON THE FOURTH AMENDMENT EFFECTIVE DATE

None.
III.

Schedule 8.04
INVESTMENTS EXISTING
ON THE FOURTH AMENDMENT EFFECTIVE DATE

1.	INVESTMENTS IN ALL ENTITIES LISTED ON SCHEDULE 6.01.

2.
INVESTMENT IN DRINK DAILY GREENS, LLC, A TEXAS LIMITED LIABILITY COMPANY – EB SAV INC., AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, OWNS APPROXIMATELY 26% OF THE FULLY DILUTED EQUITY INTERESTS OF DRINK DAILY GREENS, LLC AND HAS LOANED THE LLC $600,000 IN UNSECURED DEBT.

3.
INVESTMENT IN ASPEN VENTURES LTD, A CHINESE JOINT VENTURE OWNED 49% BY WHITEWAVE HONG KONG LTD., AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, AND 51% BY CHINA MENGNIU (HONG KONG) COMPANY LIMITED.

Schedule 8.09
RESTRICTIVE AGREEMENTS EXISTING
ON THE FOURTH AMENDMENT EFFECTIVE DATE

None.

Schedule 11.02
CERTAIN ADDRESSES FOR NOTICES

Loan Parties:

c/o The WhiteWave Foods Company
1225 – 17th Street, Suite 1000
Denver, CO 80202

General Telephone: (303) 635-4500

Roger Theodoredis, General Counsel
(303) 635-4108
Roger.Theodoredis@whitewave.com

Dave Oldani, Treasurer
(303) 635-4926
Dave.oldani@whitewave.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036

David Reamer
Telephone: (212) 735-2850
Fax: (917) 777-2850
Email: David.Reamer@skadden.com

Administrative Agent:

For operational notices (borrowings, payments, etc.)
Credit Services
101 N Tryon St
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: David Cochran
Telephone: (980) 386-8201
Fax: (704) 719-5440
Email: david.a.cochran@baml.com

For all other Notices (Financial Statements, Compliance Certificates):

Agency Management
Mail Code: CA5-705-04-09
555 California St
San Francisco, CA 94104

Attention: Joan Mok
Telephone: 415-436-3496
Fax: 415-503-5085
Electronic Mail: joan.mok@baml.com

Bank of America, N.A., as Swing Line Lender:

Credit Services
101 N Tryon St
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: David Cochran
Telephone: (980) 386-8201
Fax: (704) 719-5440
Email: david.a.cochran@baml.com

Bank of America, N.A., as L/C Issuer:

Bank of America, N.A.
Trade Operations
Mail Code: PA6-580-02-30
1 Fleet Way
Scranton, PA 18507
Telephone: (570) 496-9619
Fax:    (800) 755-8740
Email:    tradeclientserviceteamus@baml.com

Alfonso Malave
Telephone: (570) 496-9622
Fax:    (800) 755-8743
Email:     alfonso.malave@baml.com

Schedule 11.06(e)

VOTING PARTICIPANTS

1st FARM CREDIT SERVICES, FLCA
AGCOUNTRY FARM CREDIT SERVICES, FLCA
AGCHOICE FARM CREDIT, FLCA
AGFIRST FARM CREDIT BANK
AGSTAR FINANCIAL SERVICES, FLCA
BADGERLAND FINANCIAL, FLCA
FARM CREDIT MID-AMERICA, FLCA (f/k/a FARM CREDIT SERVICES OF MID-AMERICA, FLCA)
FARM CREDIT WEST, FLCA
FARM CREDIT BANK OF TEXAS
UNITED FCS, FLCA (d/b/a FCS COMMERCIAL FINANCE GROUP)
FARM CREDIT SERVICES OF AMERICA, FLCA
FARM CREDIT OF NEW MEXICO, FLCA (a wholly owned subsidiary of FARM CREDIT OF NEW MEXICO, ACA)
FRESNO-MADERA PRODUCTION CREDIT ASSOCIATION
GOLDEN STATE FARM CREDIT, FLCA
GREENSTONE FARM CREDIT SERVICES, ACA, FLCA
NORTHWEST FARM CREDIT SERVICES, FLCA
YOSEMITE LAND BANK, FLCA

ANNEX III

Exhibits to Credit Agreement

See attached.

Exhibit 1.01(a)
FORM OF SECURED PARTY DESIGNATION NOTICE
Date: _________, _____

To:	Bank of America, N.A.,
as Administrative Agent
Agency Management
1455 Market Street, 5th Floor
Mail Code: CA5-701-05-19
San Francisco, CA 94103-1399
Attention: Joan Mok

Ladies and Gentlemen:
THIS SECURED PARTY DESIGNATION NOTICE is made by _______________________, a ______________ (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.
W I T N E S S E T H :
WHEREAS, The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent have entered into that certain Credit Agreement, dated as of October 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which certain loans and financial accommodations have been made to the Borrowers;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Cash Management Agreement/Swap Contract] as a [“Secured Cash Management Agreement”/”Secured Hedge Agreement”] under the Credit Agreement and the Collateral Documents;
WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and
WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice:

1.DESIGNATION. [_____________] HEREBY DESIGNATES THE [CASH MANAGEMENT AGREEMENT/SWAP CONTRACT] DESCRIBED ON SCHEDULE 1 HERETO TO BE A “[SECURED CASH MANAGEMENT AGREEMENT/SECURED HEDGE AGREEMENT]” AND HEREBY REPRESENTS AND WARRANTS TO THE ADMINISTRATIVE AGENT THAT SUCH [CASH MANAGEMENT AGREEMENT/SWAP CONTRACT] SATISFIES ALL THE REQUIREMENTS UNDER THE LOAN DOCUMENTS TO BE SO DESIGNATED. BY EXECUTING AND DELIVERING THIS SECURED PARTY DESIGNATION NOTICE, THE DESIGNOR, AS PROVIDED IN THE CREDIT AGREEMENT, HEREBY AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE LOAN DOCUMENTS WHICH ARE APPLICABLE TO IT AS A PROVIDER OF A [SECURED CASH MANAGEMENT AGREEMENT/SECURED HEDGE AGREEMENT] AND HEREBY (A) CONFIRMS THAT IT HAS RECEIVED A COPY OF THE LOAN DOCUMENTS AND SUCH OTHER DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE TO MAKE ITS OWN DECISION TO ENTER INTO THIS SECURED PARTY DESIGNATION NOTICE, (B) APPOINTS AND AUTHORIZES THE ADMINISTRATIVE AGENT TO TAKE SUCH ACTION AS AGENT ON ITS BEHALF AND TO EXERCISE SUCH POWERS AND DISCRETION UNDER THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT THERETO AS ARE DELEGATED TO THE ADMINISTRATIVE AGENT BY THE TERMS THEREOF, TOGETHER WITH SUCH POWERS AS ARE INCIDENTAL THERETO (INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF SECTION 10.01 OF THE CREDIT AGREEMENT), AND (C) AGREES THAT IT WILL BE BOUND BY THE PROVISIONS OF THE LOAN DOCUMENTS AND WILL PERFORM IN ACCORDANCE WITH ITS TERMS ALL THE OBLIGATIONS WHICH BY THE TERMS OF THE LOAN DOCUMENTS ARE REQUIRED TO BE PERFORMED BY IT AS A PROVIDER OF A [CASH MANAGEMENT AGREEMENT/SWAP CONTRACT]. WITHOUT LIMITING THE FOREGOING, THE DESIGNOR AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT AS CONTEMPLATED BY SECTION 11.04(B) OF THE CREDIT AGREEMENT.
GOVERNING LAW. THIS SECURED PARTY DESIGNATION NOTICE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURED PARTY DESIGNATION NOTICE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
[signature page follows]
DESIGNOR:
By:
Name:

Title:
ADMINISTRATIVE AGENT:
By:
Name:
Title:

Schedule 1
To Secured Party Designation Notice

Exhibit 2.01
FORM OF INCREMENTAL TERM LOAN AGREEMENT

THIS INCREMENTAL TERM LOAN AGREEMENT dated as of __________, 20__ (this “Agreement”) is by and among each of the Persons identified as “Incremental Term Loan Lenders” on the signature pages hereto (each, an “Incremental Term Loan Lender”), The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Guarantors party hereto, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement dated as of October 12, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among the Company, the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to provide the Borrowers certain revolving and term credit facilities;

WHEREAS, pursuant to Section 2.01(e) of the Credit Agreement, the Company has requested that each Incremental Term Loan Lender provide a portion of the Incremental Term Loan under the Credit Agreement; and

WHEREAS, each Incremental Term Loan Lender has agreed to provide a portion of the Incremental Term Loan on the terms and conditions set forth herein and to become an “Incremental Term Loan Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Each Incremental Term Loan Lender severally agrees to make its portion of the Incremental Term Loan in a single advance to the Company on the date hereof in the amount of its respective Incremental Term Loan Commitment; provided that, after giving effect to such advances, the Outstanding Amount of the Incremental Term Loan shall not exceed [________________ MILLION DOLLARS ($____________)]. The Incremental Term Loan Commitment and Applicable Percentage for each of the Incremental Term Loan Lenders shall be as set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.

2.    The Applicable Rate with respect to the Incremental Term Loan shall be (a) [_______%], with respect to LIBOR Rate Loans, and (b) [_______%], with respect to Base Rate Loans.

3.    The Maturity Date for such Incremental Term Loan shall be [            ].

4.    The Company shall repay to the Incremental Term Loan Lenders the principal amount of the Incremental Term Loan in quarterly installments on the dates set forth below as follows:

Payment Dates	Principal Amortization Payment

5.    Each Incremental Term Loan Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Incremental Term Loan Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Incremental Term Loan Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

6.    Each of the Administrative Agent, the Company and the Guarantors agrees that, as of the date hereof, each Incremental Term Loan Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

7.    The address of each Incremental Term Loan Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term Loan Lender to the Administrative Agent.

8.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

INCREMENTAL TERM
LOAN LENDERS:

By:
Name:
Title:

BORROWER:            THE WHITEWAVE FOODS COMPANY,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:        CREAMER NATION, LLC,
a Delaware limited liability company

By:
Name:
Title:

HORIZON ORGANIC DAIRY, LLC,
a Delaware limited liability company

By:
Name:
Title:

SILK OPERATING COMPANY, LLC,
a Delaware limited liability company

By:
Name:
Title:

WHITEWAVE SERVICES, INC.,
a Delaware corporation

By:
Name:

Title:

WWF OPERATING COMPANY,
a Delaware corporation

By:
Name:
Title:

WHITEWAVE EQUIPMENT LEASING, LLC,
a Delaware limited liability company

By:
Name:
Title:

EB SAV INC.,
a Delaware corporation

By:
Name:
Title:

EARTHBOUND HOLDINGS I, LLC,
a Delaware limited liability company

By:
Name:
Title:

EARTHBOUND HOLDINGS II, LLC,
a Delaware limited liability company

By:
Name:
Title:

EARTHBOUND HOLDINGS III, LLC,
a Delaware limited liability company

By:
Name:
Title:

NATURAL SELECTION FOODS MANUFACTURING, LLC,
a California limited liability company

By:
Name:
Title:

EARTHBOUND FARM, LLC (F/K/A NATURAL SELECTIONS FOODS, LLC),
a Delaware limited liability company

By:
Name:
Title:

EARTHBOUND PACKAGING PARTNERS LLC (F/K/A SUSTAINABLE PACKAGING PARTNERS LLC),
a Delaware limited liability company

By:
Name:
Title:

TURTLE MOUNTAIN, LLC,
a Delaware limited liability company

By:
Name:
Title:

VEGA US, LLC,
a Delaware limited liability company

By:
Name:
Title:

WALLABY YOGURT COMPANY, INC.,
a California corporation

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit 2.02
FORM OF LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 12, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The undersigned hereby requests (select one):
A Borrowing of [Revolving A][Revolving B][Term A-1][Term A-2][Incremental Term] Loans
A conversion or continuation of [Revolving A][Revolving B][Term A-1][Term A-2] [Incremental Term] Loans
1.    ON              (A BUSINESS DAY).
2.    IN THE AMOUNT OF $            .
3.    COMPRISED OF             .
[TYPE OF LOAN REQUESTED]
4.    FOR LIBOR RATE LOANS: WITH AN INTEREST PERIOD OF ___ MONTHS.
5.    In the following currency: _______________.

[With respect to such Borrowing, the undersigned Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 5.03 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.]

[THE WHITEWAVE FOODS COMPANY,
a Delaware corporation]
[DESIGNATED BORROWER]

By:
Name:
Title:

Exhibit 2.04
FORM OF SWING LINE LOAN NOTICE
Date: __________, 20__
To:    Bank of America, N.A., as Swing Line Lender
Cc:    Bank of America, N.A., as Administrative Agent

Re:
Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of October 12, 2012 among The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:
The undersigned hereby requests a Swing Line Loan:
5.    ON          , 20 (A BUSINESS DAY).
6.    IN THE AMOUNT OF $        .
3.     Base Rate Loan Quoted Rate Swing Line Loan

With respect to such Borrowing of Swing Line Loans, the Company hereby represents and warrants that (i) such request complies with the requirements of the first proviso to the first sentence of Section 2.04(a) of the Credit Agreement and (ii) each of the conditions set forth in Section 5.03 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Swing Line Loans.
THE WHITEWAVE FOODS COMPANY,
a Delaware corporation

By:
Name: ___________________________
Title: ____________________________

Exhibit 2.11(a)
FORM OF NOTE
____________, 20__
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 12, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among [The WhiteWave Foods Company, a Delaware corporation (the “Company”),] [the Borrower,] [the Designated Borrowers party thereto,] the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise expressly provided in the Agreement, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, maturity and currency of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[THE WHITEWAVE FOODS COMPANY,
a Delaware corporation]
[DESIGNATED BORROWER]

By:
Name:
Title:

Exhibit 2.16-1
FORM OF DESIGNATED BORROWER REQUEST
Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request is made and delivered pursuant to Section 2.16 of that certain Credit Agreement, dated as of October 12, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a wholly owned Foreign Subsidiary (other than a Subsidiary that is not a Material Restricted Subsidiary) of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.16 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby request that the Designated Borrower be entitled to receive Revolving A Loans that are LIBOR Rate Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Revolving A Loans until, unless otherwise agreed by the Administrative Agent, the date that is five Business Days after the effective date designated by the Administrative Agent and each Revolving A Lender, in a Designated Borrower Joinder Agreement delivered to the Company pursuant to Section 2.16 of the Credit Agreement.

This Designated Borrower Request shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS DESIGNATED BORROWER REQUEST AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

THE WHITEWAVE FOODS COMPANY,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.16-2
FORM OF DESIGNATED BORROWER JOINDER AGREEMENT
Date: ___________, _____

To:    The WhiteWave Foods Company

To:    The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Joinder Agreement is executed and delivered pursuant to Section 2.16 of that certain Credit Agreement, dated as of October 12, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The parties hereto hereby confirm that from and after the date hereof, [Name of Designated Borrower] (the “New Designated Borrower”) shall be bound by all of the terms, provisions and conditions applicable to the Borrowers contained in the Credit Agreement. The New Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

Effective as of the date hereof, the New Designated Borrower shall be a Designated Borrower and be permitted to receive Revolving A Loans that are LIBOR Rate Loans on the terms and conditions set forth in the Credit Agreement [and herein] and shall otherwise be a Borrower for all purposes of the Credit Agreement; provided that no Loan Notice may be submitted by or on behalf of the New Designated Borrower until, unless otherwise agreed by the Administrative Agent, the date that is five Business Days after the date hereof.

The additional terms and conditions applicable to extensions of credit to the New Designated Borrower shall be:

[Insert applicable terms and conditions.]

This Designated Borrower Joinder Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS DESIGNATED BORROWER REQUEST AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[signature page follows]

BANK OF AMERICA, N.A.,
as Administrative Agent

By: _________________________________
Title:________________________________

[NEW DESIGNATED BORROWER]

By:
Name:
Title:

THE WHITEWAVE FOODS COMPANY,
a Delaware corporation

By:
Name:
Title:

EXHIBIT 3.01-A
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of October 12, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:        , 20___

EXHIBIT 3.01-B
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of October 12, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:        , 20___

EXHIBIT 3.01-C
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of October 12, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:        , 20___

EXHIBIT 3.01-D
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of October 12, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The WhiteWave Foods Company, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:        , 20___

Exhibit 7.01
FORM OF COMPLIANCE CERTIFICATE
For the [fiscal quarter][fiscal year] ended _________________, 20___ (“Statement Date”).
I, ______________________, [Title] of The WhiteWave Foods Company, a Delaware corporation (the “Company”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of October 12, 2012 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Company, the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders party therereto and Bank of America, N.A., as Administrative Agent:

(a)	[use this paragraph for financial statements delivered pursuant to Section 7.01(a)]:
The unaudited financial statements that accompany this certificate fairly present in all material respects the financial condition and results of operations of the Company and its Restricted Subsidiaries, in accordance with GAAP (except for the exclusion of Unrestricted Subsidiaries), as at the end of and for the fiscal year indicated above (subject to normal year-end audit adjustments).

[use this paragraph for financial statements delivered pursuant to Section 7.01(b)]:

The consolidated and consolidating financial statements that accompany this certificate fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries or the Company and its Restricted Subsidiaries in accordance with GAAP consistently applied (except for the exclusion of Unrestricted Subsidiaries), subject to normal year-end audit adjustments and the absence of footnotes.

(b)	[select one]:
Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred and is continuing under the Credit Agreement;
[or]:

The following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:

(c)	[select one]:
A change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 6.04 of the Credit Agreement. Attached hereto as Schedule 2 is an explanation of the effect of such change on the financial statements accompanying this Compliance Certificate.
No change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 6.04 of the Credit Agreement.

Delivered herewith as Schedule 1 are financial statements, financial data and computations demonstrating compliance by the Loan Parties with the financial covenants contained in Section 8.11 of the Credit Agreement as of the end of the fiscal period referred to above and Company’s calculation of the Applicable Rate commencing on the first Business Day following the date this Compliance Certificate is delivered.
This ______ day of ___________, 20__.
THE WHITEWAVE FOODS COMPANY,
a Delaware corporation

By:
Name:
Title:

Schedule 1 to Officer’s Certificate
Computation of Financial Covenants and Applicable Rate

[Schedule 2 to Officer’s Certificate

Explanation of Effect of GAAP Change]

Exhibit 7.10
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT (the “Agreement”), dated as of _____________, 20__, is by and between _____________________, a ___________________ (the “Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of October 12, 2012 by and among THE WHITEWAVE FOODS COMPANY, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.
The Loan Parties are required by Section 7.10 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.
Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.    The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.
2.    The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), that:

(i)
The Subsidiary’s chief executive office, tax payer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

(ii)	The location of all owned and leased real property of the Subsidiary is as shown on Schedule 2 attached hereto.

(iii)
The Subsidiary’s legal name and jurisdiction of organization is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

(iv)	The patents, copyrights, and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents, copyrights and trademarks owned by the Subsidiary.
3.    The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________, Attention of ______________ (Facsimile No. ____________).

4.    The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the Subsidiary.
5.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
6.    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]
By:
Name:
Title:
Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:

Schedule 1
TO FORM OF JOINDER AGREEMENT
[Chief Executive Office, Tax Identification Number, Organization Identification Number
and Chief Place of Business of Subsidiary]

Schedule 2
TO FORM OF JOINDER AGREEMENT
[Owned and Leased Real Property]

Schedule 3
TO FORM OF JOINDER AGREEMENT
[Tradenames]

Schedule 4
TO FORM OF JOINDER AGREEMENT
[Patents, Copyrights, and Trademarks]

Exhibit 11.06(b)
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: The WhiteWave Foods Company, a Delaware corporation (the “Company”)

4.	Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Credit Agreement dated as of October 12, 2012 among the Company, the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans for all Lenders*	Amount of Commitments/Loans Assigned*	Percentage Assigned of Commitments/Loans
	$	$	%
	$	$	%
	$	$	%

[7.    Trade Date:        ______________]
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:______________________________
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:______________________________
Title:
[Consented to and] Accepted:
BANK OF AMERICA, N.A. as
Administrative Agent
By_________________________________
Title:
[Consented to:]
[BANK OF AMERICA, N.A., as L/C Issuer][and Swing Line Lender]
By________________________________

Title:
[JPMORGAN CHASE BANK, N.A. as L/C Issuer]
By________________________________
Title:
[THE WHITEWAVE FOODS COMPANY,
a Delaware corporation]
By________________________________
Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption and the transactions contemplated hereby shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Exhibit 11.06(b)(iv)
FORM OF ADMINISTRATIVE QUESTIONNAIRE
See attached.

ANNEX IV

Post-Closing Obligations

1. Within 90 days of the Fourth Amendment Effective Date (or such later date as the Administrative Agent shall approve in its sole discretion):

(a)    fully executed and notarized amendments to the Mortgages with respect to each Mortgaged Property subject to a Mortgage of record as of the Fourth Amendment Effective Date (collectively, but for clarification shall exclude the Released Properties, the “Existing Mortgaged Properties”), amending all references to the Existing Credit Agreement to refer to the Credit Agreement as amended by this Amendment, in each case, in form and substance reasonably acceptable to the Administrative Agent; and

(b)    with respect to each Existing Mortgaged Property, updated title reports and, other than with respect to any Existing Mortgaged Property located in Dallas, Texas (the “Texas Mortgaged Property”), an endorsement to the ALTA’s mortgagee title insurance policy issued with respect to such Existing Mortgaged Property reasonably requested by the Administrative Agent in connection with such amendments described in clause (a) above, in form and substance reasonably acceptable to the Administrative Agent.

ANNEX V

Released Properties

2198 West Beaver Street	Jacksonville	FL	32209
2262 W. Beaver Street	Jacksonville	FL	32209
2264 W. Beaver St.	Jacksonville	FL	32209